EXHIBIT 4.3

EXECUTION COPY

AMENDED AND RESTATED SPINCO

THIRD LIEN SUBORDINATED EXCHANGE AGREEMENT

among

NextWave HoldCo LLC,

each Guarantor named herein,

the Purchasers named herein,

and

Wilmington Trust, National Association, as Collateral Agent

Relating to:

Third Lien Subordinated Secured Notes due 2013

of

NextWave HoldCo LLC

Dated as of August 16, 2012

ARTICLE I	ISSUANCE OF SECURITIES	3

1.1	Issuance of Notes	3

1.2	Assumption of Obligations and Delivery of Notes; Closing	3

1.3	[RESERVED]	4

1.4	Purchasers’ Representations and Acknowledgement	4

1.5	Expenses	6

1.6	Indemnification	8

1.7	Registration of Notes; etc.	9

1.8	Tax Matters	11

ARTICLE II	CLOSING CONDITIONS	14

2.1	Closing Conditions	14

ARTICLE III	HOLDERS’ SPECIAL RIGHTS	18

3.1	Service Charges	18

3.2	Direct Payment	18

3.3	Lost, etc. Notes	19

3.4	Inspection	19

ARTICLE IV	REPRESENTATIONS AND WARRANTIES	19

4.1	Organization, Powers	20

4.2	Qualification and Good Standing	20

4.3	Company and Subsidiaries; Capitalization	20

4.4	Due Authorization	21

4.5	No Conflict	21

4.6	Governmental Consents	21

4.7	Binding Obligations	21

4.8	No Default; Contracts and Spectrum Leases	22

4.9	[RESERVED]	22

4.10	Financial Condition	22

4.11	No Material Adverse Change; Absence of Undisclosed Liabilities	23

4.12	Title to Collateral; Properties; Liens	23

4.13	FCC Licenses	24

4.14	Intellectual Property	25

4.15	Litigation; Adverse Facts	26

4.16	Payment of Taxes	26

- i -

(continued)

4.17	Compliance With Laws; Governmental Authorizations; Insurance	26

4.18	Affiliate Transactions	27

4.19	Investment Company Act	28

4.20	Securities Activities	28

4.21	ERISA	28

4.22	Certain Fees	29

4.23	Environmental Matters	29

4.24	Employee Matters	29

4.25	[RESERVED]	29

4.26	Indebtedness	30

4.27	No Violation of Regulations of Board of Governors of Federal Reserve System	30

4.28	Private Offering	30

4.29	Disclosure	30

4.30	Representations and Warranties	30

4.31	Creation, Perfection and Priority of Liens	31

4.32	Subsidiary Rights	31

4.33	Ranking of Notes	31

4.34	Independent Auditors	31

4.35	Books and Records	32

4.36	Money Laundering	32

4.37	SEC Compliance	32

4.38	Necessary Approvals	33

4.39	Delivery of Related Agreements	33

ARTICLE V	COVENANTS	33

5.1	Financial Statements and Other Reports	34

5.2	Payment of Notes	36

5.3	Satisfaction of Obligations; Taxes	36

5.4	Maintenance of Property; Insurance	37

5.5	Corporate Existence	38

5.6	Books and Records	38

5.7	Compliance with Law, Maintenance of FCC Licenses	38

5.8	Account Control Agreement Amendment	38

5.9	Additional Guarantors; Additional Collateral	38

5.10	Asset Sale Proceeds Account	40

5.11	Limitation on Restricted Payments	41

5.12	Liens and Related Matters	41

- ii -

(continued)

5.13	Indebtedness	42

5.14	Asset Sales	43

5.15	Merger and Consolidation	44

5.16	No Layering of Debt	44

5.17	Limitation on Transactions With Affiliates	45

5.18	[RESERVED]	45

5.19	Nature of Business	45

5.20	Investment Company Act	46

5.21	Waiver of Stay, Extension or Usury Laws	46

5.22	Spectrum Holdings	46

5.23	Amendments of Organizational Documents	46

5.24	OFAC	46

5.25	Parent	47

5.26	Management Meetings	47

5.27	Board Observer	47

5.28	License Subsidiaries	48

5.29	Spinco Assets Transfer; Merger	48

5.30	Amendments or Waivers of Material Contracts and Related Agreements	49

5.31	Issuance of Capital Stock	50

5.32	Relationship to Merger Agreement	50

5.33	Mortgage Supporting Documents	51

5.34	Investments	51

ARTICLE VI	DEFAULTS AND REMEDIES	52

6.1	Event of Default	52

6.2	Acceleration	55

6.3	Other Remedies	55

6.4	Waiver of Past Defaults	56

6.5	Rights of Holders to Receive Payment	56

ARTICLE VII	[RESERVED]	57

ARTICLE VIII	REDEMPTION AND REPURCHASE OF THE NOTES	57

8.1	Mandatory Redemption	57

8.2	Selection of Notes to Be Redeemed	59

8.3	Notice of Redemption	59

8.4	Effect of Notice of Redemption	60

- iii -

(continued)

8.5	Deposit of Redemption	60

8.6	Notes Redeemed in Part	60

ARTICLE IX	DEFINITIONS	60

ARTICLE X	MISCELLANEOUS	86

10.1	Notices	86

10.2	Successors and Assigns; Assignments	86

10.3	Amendment and Waiver	88

10.4	Release of Security Interest or Guaranty; Release of Guarantor	88

10.5	Interest Rate Limitation	90

10.6	Counterparts	90

10.7	Headings	90

10.8	Governing Law	90

10.9	Consent to Jurisdiction and Service of Process	90

10.10	Waiver of Jury Trial	91

10.11	Survival of Warranties and Certain Agreements	92

10.12	Failure or Indulgence Not Waiver; Remedies Cumulative	92

10.13	Independence of Covenants	92

10.14	Marshalling; Payments Set Aside	92

10.15	Set-Off	93

10.16	Classification of Transaction	93

10.17	Exculpation	93

10.18	Entire Agreement	93

10.19	Severability	94

10.20	Confidentiality	94

10.21	Ratable Sharing	95

10.22	Independent Nature of Holders’ Obligations and Rights	96

10.23	Intercreditor Agreement	96

10.24	Third Party Beneficiaries	96

10.25	Rules of Construction	97

10.26	Amendment and Restatement	97

10.27	Guarantor Affirmation	97

10.28	Forbearance Agreement	98

- iv -

SCHEDULE AND EXHIBITS

Schedule 1.2	Purchasers
Schedule 4.3	Corporate and Capital Structure
Schedule 4.8	Material Contracts
Schedule 4.11	No Material Adverse Change; Undisclosed Liabilities
Schedule 4.12	Additional Spectrum Assets; Other Assets; Real Property Assets
Schedule 4.13	FCC Licenses
Schedule 4.14	Intellectual Property
Schedule 4.15	Claims and Proceedings
Schedule 4.16	Payment of Taxes
Schedule 4.17	Compliance With Laws; Governmental Authorizations
Schedule 4.18	Affiliate Transactions
Schedule 4.22	Certain Fees
Schedule 4.26	Indebtedness
Schedule 4.37	SEC Compliance
Schedule 5.12	Existing Liens
Schedule 5.13	Existing Indebtedness
Schedule 5.34	Existing Investments

Exhibit A	Form of Note
Exhibit B	[RESERVED]
Exhibit C	Form of Opinion of Company Counsel
Exhibit D	Form of Tax Matters Certificate
Exhibit E	Form of Collateral Agency Agreement
Exhibit F	Form of Guaranty
Exhibit G	Form of Security Agreement
Exhibit H	Form of Intercreditor Agreement
Exhibit I	Form of Assumption Agreement
Exhibit J	[RESERVED]
Exhibit K	Form of First Lien Purchase Agreement
Exhibit L	Form of Second Lien Purchase Agreement
Exhibit M	Form of Parent Third Lien Exchange Agreement
Exhibit N	Form of Mortgage
Exhibit O	Form of Holder Call Right Agreement
Exhibit P	Form of Forbearance Acknowledgment

- v -

AMENDED AND RESTATED

SPINCO THIRD LIEN SUBORDINATED

EXCHANGE AGREEMENT

AMENDED AND RESTATED SPINCO THIRD LIEN SUBORDINATED EXCHANGE AGREEMENT, dated as of August 16, 2012, among NextWave HoldCo LLC, a Delaware limited liability company (“Issuer”), NextWave Wireless LLC, a Delaware limited liability company (“Company”), as a Guarantor, NextWave Wireless Inc., a Delaware corporation (“Parent”), as a Guarantor, each other Guarantor party hereto, the purchasers set forth in Schedule 1.2 annexed hereto (each, a “Purchaser” and collectively, the “Purchasers”), and Wilmington Trust, National Association (“Wilmington Trust”), as Collateral Agent.

RECITALS

A. Parent, Company, the purchasers party thereto (the “Original Purchasers”), and The Bank of New York Mellon, as Collateral Agent, entered into that certain Third Lien Subordinated Exchange Note Exchange Agreement dated as of October 9, 2008 (the “Original Exchange Agreement”) pursuant to which the Original Purchasers purchased $478,294,966 aggregate Stated Value of Third Lien Subordinated Secured Convertible Notes (the “Original Notes”) from the Parent in exchange for all outstanding shares of series A preferred stock of Parent in a transaction intended to qualify as an exchange pursuant to Section 3(a)(9) of the Securities Act. As of the date hereof, the aggregate Principal Amount (as defined in the Original Exchange Agreement) of outstanding Original Notes is $761,887,512.

B. Issuer is a newly-created wholly-owned direct Subsidiary of Company and indirect Subsidiary of Parent.

C. Parent is party to that certain Agreement and Plan of Merger dated as of August 1, 2012 among AT&T Inc., a Delaware corporation (“Acquiror”), Rodeo Acquisition Sub Inc., a Delaware corporation (“Merger Sub”), and Parent (such Agreement and Plan of Merger, together with all exhibits and schedules thereto, as amended, supplemented or otherwise modified from time to time in accordance with Section 5.30, the “Merger Agreement”) pursuant to which it is contemplated that Merger Sub will merge with and into Parent, with Parent being the surviving corporation and a wholly-owned Subsidiary of Acquiror (the “Merger”).

E. Subject to the receipt of required regulatory approval, no later than August 31, 2012 (or, if all such approvals are not obtained on or prior to August 31, 2012, as promptly thereafter as practicable), Company, Parent and the Guarantors will transfer, subject to and without release or derogation of the Liens of the Holders arising pursuant to the Original Exchange Agreement and the other “Note Documents” (as defined in the Original Exchange Agreement) all of the Additional Spectrum Assets and Other Assets (collectively, the “Spinco Assets”) to Issuer (the “Spinco Assets Transfer”), in each case pursuant to Spinco Assets Transfer Documents.

F. In connection with the Spinco Assets Transfer, the parties to the Original Exchange Agreement have agreed that the Parent shall assign to Issuer a portion of the obligations under the Original Notes in an aggregate Principal Amount (as defined in the Original Exchange Agreement) equal to $436,887,512 as of the date hereof, together with a pro rata portion of all other “Third Lien Obligations” (as defined in the Original Exchange Agreement) (collectively, the “Assigned and Assumed Obligations”), and Issuer has agreed to assume the Assigned and Assumed Obligations, which Assigned and Assumed Obligations will be evidenced by the Notes (as defined below) on the terms and conditions provided for in this Agreement. The obligations under the Original Notes that do not constitute Assigned and Assumed Obligations as of the date hereof will remain obligations of Parent, shall remain secured by Liens in favor of the Collateral Agent for the benefit of the holders of the Original Notes on all of the assets, subject to specified exceptions, of the Parent and the guarantors of the Original Notes, and the Original Notes in an aggregate Principal Amount (as defined in the Original Exchange Agreement) as of the date hereof equal to $325,000,000 will be amended and restated in the form of the Parent Third Lien Notes on the terms and conditions provided for in the Parent Third Lien Exchange Agreement.

G. Issuer desires to secure all of the Third Lien Obligations under this Agreement and the other Note Documents by granting, ratifying and affirming to Collateral Agent, on behalf of Holders, a Third Priority Lien on all of its assets, subject to specified exceptions set forth in the Collateral Documents.

H. In consideration of the assumption of the Assigned and Assumed Obligations by Issuer, Parent has agreed, pursuant to the Guaranty, to guarantee all of the Third Lien Obligations under this Agreement and the other Note Documents and to secure its guarantee by continuing a Third Priority Lien in favor of Collateral Agent, on behalf of Holders, on all of its assets, subject to specified exceptions set forth in the Collateral Documents.

I. Company and the other Domestic Subsidiaries of Parent (other than Issuer) and of Issuer have agreed, pursuant to the Guaranty, to continue to guarantee the Assigned and Assumed Obligations and to continue to secure their guarantees by continuing a Third Priority Lien in favor of Collateral Agent, on behalf of Holders, on all of their assets, subject to specified exceptions set forth in the Collateral Documents.

J. Following the satisfaction of the Merger Exercise Condition (as defined in the Holder Call Right Agreement and taking into account the Acknowledgment Letter) and immediately prior to the Effective Time (as defined in the Merger Agreement), all of the Notes then outstanding shall automatically be redeemed and, in exchange therefor, the Company shall transfer all of the Capital Stock of Issuer to the Noteholder Representative for distribution to the Holders in accordance with the Holder Call Right Agreement.

K. In connection with the transactions described above, Issuer, Parent, Company, the other Guarantors, the Purchasers and Collateral Agent have agreed to amend and restate the Original Exchange Agreement and certain “Collateral Documents” (as defined in the Original Exchange Agreement) and to enter into this Agreement, the Collateral Documents and the Parent Third Lien Documents.

L. The amendment and restatement of the Third Lien Obligations of Issuer hereunder and under the other agreements entered into in connection herewith shall not constitute a novation of any obligation or indebtedness of Issuer or Guarantors to the Holders, and all of the Liens granted by Issuer and Guarantors to secure the Third Lien Obligations will continue to constitute valid, enforceable Liens with the same relative priority as in effect prior to the amendment and restatement evidenced hereby, subject to the Intercreditor Agreement.

The parties hereto agree that the Original Exchange Agreement is hereby amended and restated as follows with respect to the Notes, and is concurrently being amended and restated as set forth in the Parent Third Lien Exchange Agreement with respect to the Parent Third Lien Notes:

ARTICLE I

ISSUANCE OF SECURITIES

1.1 Issuance of Notes.

On the date hereof, Issuer will assume the Assigned and Assumed Obligations and issue to the Purchasers $436,887,512 aggregate Stated Value of Spinco Third Lien Subordinated Secured Notes in the form annexed hereto as Exhibit A (the “Notes”). Issuer will promptly pay or cause to be paid the Principal Amount of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes, and in accordance with the terms of the Intercreditor Agreement.

The “Guaranty” and the “Collateral Documents” (in each case as defined in the Original Exchange Agreement) will continue to provide for guaranties of the Notes by the Guarantors in accordance with the Guaranty, and the Notes and the Guaranty will continue to be secured by the Collateral pursuant to the Collateral Documents with the same priority as in effect prior to the amendment and restatement thereof. Interest will be payable on the Notes at a rate and on terms set forth in the Notes and this Agreement. The Notes shall be subject to mandatory redemption as further set forth in this Agreement and the Notes. Capitalized terms used herein without definition have the meanings assigned to them in Article IX hereof.

1.2 Assumption of Obligations and Delivery of Notes; Closing.

(a) In reliance upon the Purchasers’ several representations made in Section 1.4 hereof and subject to the terms and conditions set forth in the Note Documents, Issuer hereby agrees to assume the Assigned and Assumed Obligations and issue the Notes to the Purchasers. In reliance upon the representations and warranties of Issuer and the Guarantors contained in this Agreement and the other Note Documents, and subject to the terms and conditions set forth herein and therein, the Purchasers hereby consent to Issuer’s assumption of the Assigned and Assumed Obligations, which obligations will be evidenced by the Notes delivered by Issuer as described in Section 1.2(b).

(b) The delivery of the Notes to the Purchasers will take place at a closing (the “Closing”) at 10:00 a.m., New York City time on the date hereof at the offices of O’Melveny & Myers LLP at Seven Times Square, New York, NY 10036. At the Closing, Issuer will, subject to the terms and conditions set forth in the Note Documents, deliver to each Purchaser the Stated

Value of Notes set forth with respect to such Purchaser on Schedule 1.2 annexed hereto (in such permitted denomination or denominations and registered in its name or the name of such nominee or nominees as such Purchaser may request).

1.3 [RESERVED]

1.4 Purchasers’ Representations and Acknowledgement.

(a) Each Purchaser represents, severally and not jointly, that it is acquiring the Securities to be acquired by it for its own account, for investment purposes only and not with a view to any distribution thereof within the meaning of the Securities Act.

Each Purchaser further represents, agrees and acknowledges, severally and not jointly, that it:

1. is an “accredited investor” as defined in Regulation D promulgated under the Securities Act;

2. did not employ any broker or finder in connection with the transactions contemplated by this Agreement;

3. understands that the Securities have not been registered under the Securities Act and are being issued by Issuer in transactions exempt from the registration requirements of the Securities Act and Issuer has not undertaken to register the Securities under the Securities Act or any state or blue sky law; and

4. further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(b) If any Purchaser desires to sell or otherwise dispose of all or any part of the Securities (other than pursuant to Rule 144, Rule 144A or an effective registration statement under the Securities Act), if requested by Issuer, it will deliver to Issuer an opinion of counsel, reasonably satisfactory in form and substance to Issuer, that an exemption from registration under the Securities Act is available. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor, upon exercise thereof or in substitution thereof) shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNLESS SUCH

TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUEST AN OPINION OF LEGAL COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER THAT ANY SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OR ENCUMBRANCE IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, IF SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR ENCUMBRANCE IS NOT PURSUANT TO RULE 144, RULE 144A OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

In addition, upon original issuance thereof, the Notes (and all securities issued in exchange therefor, upon exercise thereof or in substitution thereof) shall bear the following legend:

REFERENCE IS MADE TO THE AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED AS OF AUGUST 16, 2012 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG PARENT, COMPANY, ISSUER, THEIR SUBSIDIARIES PARTY THERETO, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS FIRST LIEN COLLATERAL AGENT (AS DEFINED THEREIN), WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN), AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS THIRD LIEN COLLATERAL AGENT (AS DEFINED THEREIN). EACH NOTE HOLDER HEREUNDER (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AGREEMENT, (B) CONSENTS TO THE PAYMENT AND LIEN SUBORDINATION PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (C) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (D) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH NOTE HOLDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE NOTE HOLDERS UNDER THE FIRST LIEN PURCHASE AGREEMENT AND THE NOTE HOLDERS UNDER THE SECOND LIEN PURCHASE AGREEMENT TO EXTEND CREDIT TO PARENT AND SUCH NOTE HOLDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS NOTE, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

THE NOTE HOLDER IS ALSO ADVISED THAT THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE NOTE

PURCHASE AGREEMENT DATED AS OF AUGUST 1, 2012, BY AND AMONG AT&T, INC., WILMINGTON TRUST, NATIONAL ASSOCIATION, AS NOTEHOLDER REPRESENTATIVE, AND THE ORIGINAL HOLDERS PARTY THERETO FOR SO LONG AS SUCH AGREEMENT IS IN EFFECT.

As a condition to any Person becoming a Holder, such Person shall execute and deliver an Assumption Agreement.

(c) Each Holder agrees, for the benefit of the other Holders only, that, in connection with the purchase of the Securities, it has relied on the representations of Issuer and the Guarantors herein, information provided by Issuer and the Guarantors, its own independent investigation of the financial condition and affairs of Issuer and the Guarantors, and its own appraisal of the creditworthiness of Issuer and the Guarantors. No individual Holder (or Affiliate or representative of any Holder) is acting as a financial advisor or fiduciary to any other Holder, or shall have any duty or responsibility to any other Holder, either initially or on a continuing basis. Without limiting the foregoing, no individual Holder (or Affiliate or representative of any Holder) shall have any duty or responsibility to any other Holder to make any investigation on behalf of any Holder or to provide any Holder with any credit or other information with respect to Issuer and the Guarantors, whether coming into its possession before the purchase of the Securities, or at any time thereafter, and no Holder (or Affiliate or representative of any Holder) shall have any responsibility with respect to the accuracy or completeness of any information provided to Holders.

1.5 Expenses.

(a) Whether or not any of the Notes are issued, Issuer and Parent will pay, within thirty days after receipt of an invoice or other written demand therefor, all reasonable costs and expenses incurred by the Holders in connection with the transactions contemplated by this Agreement (all of which will constitute Third Lien Obligations and will constitute obligations of Guarantors under the Guaranty), including, without limitation:

1. all reasonable out-of-pocket expenses (other than Taxes) incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of the Note Documents and all other agreements and transactions contemplated thereby, including without limitation due diligence and analysis (including as to FCC Licenses, Spectrum Leases and other Spectrum Holdings), examinations and appraisals;

2. to the extent not specifically included in clause (1) above, the reasonable fees and expenses of O’Melveny & Myers LLP, Milbank, Tweed, Hadley & McCloy LLP and Seyfarth Shaw LLP, who are acting as counsel to one or more Purchasers in connection with the preparation, negotiation, execution and delivery of the Note Documents and all other agreements and transactions contemplated thereby;

3. all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by each Holder in connection with any amendment, modification, waiver, consent (whether or not such amendment, waiver or consent becomes effective), or preservation or enforcement of rights under the Note Documents or any other documents contemplated hereby or thereby; and

4. such other fees (including without limitation, commitment fees) as agreed to by the Company and the Purchasers.

(b) Whether or not any of the Notes are issued, Issuer and Parent will pay, within thirty days after receipt of an invoice or written demand therefor, all reasonable costs and expenses incurred by the Collateral Agent and the Noteholder Representative in connection with the transactions contemplated by this Agreement, including, without limitation:

1. the costs and expenses outlined in that certain fee schedule dated as of August 16, 2012;

2. to the extent not specifically included in clause (1) above, the reasonable fees and expenses of Seward & Kissel LLP, who are acting as counsel to the Collateral Agent and the Noteholder Representative in connection with the preparation, negotiation, execution and delivery of the Note Documents and the Noteholder Representative Agreement;

3. all reasonable fees and expenses (including the fees and disbursements of counsel) incurred by the Collateral Agent (in its capacity as Collateral Agent for the Holders) and the Noteholder Representative in connection with its participation in the transactions contemplated by this Agreement, the other Note Documents and the Noteholder Representative Agreement, including without limitation with any amendment, modification, waiver, consent (whether or not such amendment, waiver or consent becomes effective), or preservation or enforcement of rights under the Note Documents and the Noteholder Representative Agreement or any other documents contemplated hereby or thereby;

4. all reimbursement obligations due to the Collateral Agent pursuant to Sections 4.03, 4.05, 5.04(a) and 5.04(b) of the Collateral Agency Agreement; and

5. all reimbursement obligations due to the Noteholder Representative pursuant to the Noteholder Representative Agreement.

On or prior to the day that is ten (10) days in advance of the expected Closing Date (as defined in the Merger Agreement), Holders and the Collateral Agent shall provide Parent and Acquiror with invoices and/or written demand for (i) any amounts then due and payable in accordance with this Section 1.5 and Section 1.6 and (ii) an estimate of any additional amounts payable in accordance with this Section 1.5 and Section 1.6 reasonably anticipated by each Holder and the Collateral Agent to be incurred through the Closing Date (as defined in the Merger Agreement) and for a reasonable period of time thereafter in accordance with any post-Closing (as defined in the Merger Agreement) matters (such amounts, collectively, the “Parent Expenses”). The Parent Expenses will be due and payable at Closing (as defined in the Merger Agreement).

1.6 Indemnification.

(a) In addition to all rights and remedies available to the Purchasers at law or in equity, Issuer and the Guarantors (collectively, the “Indemnifying Parties”) shall jointly and severally indemnify, defend and hold harmless the Purchasers, the Collateral Agent, each subsequent Holder and their respective affiliates, stockholders, partners, members, officers, directors, employees, agents, representatives, controlling persons, successors, heirs and assigns (collectively, the “Indemnified Parties”) and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (but not including any diminution in value of the Notes), liability, demand, claim, action, cause of action, cost, damage, deficiency, penalty, fine or expense, whether or not arising out of any claims by or on behalf of Parent or any of its Subsidiaries, any of the Guarantors or any third party, including interest, penalties, and reasonable attorneys’ fees and expenses of any counsel(s) to the Indemnified Parties and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Losses”) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

1. any misrepresentation or breach of a representation or warranty on the part of any Note Party under any Note Document;

2. without duplication of Section 1.6(a)(1) above, any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits hereto, certificates or other instruments or documents furnished to the Holders by or on behalf of any Note Party made in or pursuant to any Note Document;

3. any non-fulfillment or breach of any covenant or agreement on the part of any Note Party under any Note Document;

4. any Environmental Claim;

5. except with respect to Taxes, any claim (whenever made) relating in any way to any Note Party and any claim (whenever made) arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the execution, delivery and performance of this Agreement, the other Note Documents, and the documents and agreements contemplated hereby or thereby or (B) any actions taken by or omitted to be taken by any of the Indemnified Parties in connection with any Note Document; or

6. any claim, demand or liability for any broker’s or finder’s fees or commission alleged to have been incurred by Parent or any of its Subsidiaries or any Person acting on behalf of Parent or any of its Subsidiaries in connection with the Note Documents, the Related Agreements or any of the Transactions contemplated hereby or any of the transactions contemplated by the Related Agreements and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability incurred by Parent or any of its Subsidiaries or any Person acting on behalf of Parent or any of its Subsidiaries;

provided, however, that no Indemnified Party shall be entitled to such rights and remedies to the extent that such Losses occur solely as a result of the willful misconduct or the gross negligence on the part of any Indemnified Party, as finally determined by a court of competent jurisdiction.

(b) Subject to Section 10.11, all indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby without limit, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Purchasers, their advisors and/or any of the Indemnified Parties or the acceptance by Issuer or any Guarantor of any certificate or opinion, and shall inure to the benefit of any purchaser or other holder of the Notes, in accordance with the terms hereof, and notwithstanding such Person’s subsequent assignment or transfer of its Notes.

(c) If for any reason the indemnity provided for in this Section 1.6 is unavailable to any Indemnified Party or is insufficient to hold each such Indemnified Party harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then Issuer and the Guarantors jointly and severally shall contribute to the amount paid or payable for such Losses in such proportion as is appropriate to reflect not only the relative benefits received by Issuer and the Guarantors on the one hand and such Indemnified Party on the other but also the relative fault of Issuer and the Guarantors and the Indemnified Party as well as any relevant equitable considerations. In addition, Issuer and the Guarantors, jointly and severally, agree to reimburse any Indemnified Party upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim; provided, however, that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim. The indemnity, contribution and expenses reimbursement obligations that Issuer and the Guarantors have under this Section 1.6 shall be in addition to any liability that Issuer and the Guarantors may otherwise have at law or in equity. Issuer and the Guarantors further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Party is a formal party to any such lawsuits, claims or other proceedings.

(d) Any indemnification or payments in respect of contribution of any Indemnified Party by Issuer and the Guarantors pursuant to this Section 1.6 shall be effected by wire transfer of immediately available funds from Issuer or any Guarantor to an account designated by such Indemnified Party within ten Business Days after the incurrence of a Loss.

1.7 Registration of Notes; etc.

(a) Issuer will maintain (and make available for inspection by the Holders upon reasonable prior notice at reasonable times) at its address referred to in Section 10.1(c) a register for the recordation of, and shall record, the names and addresses of Holders (and any changes thereto), the respective amounts of the Notes of each Holder from time to time and the amount that is due and payable, and paid, to each Holder (the “Register”). Promptly following the Closing and each subsequent change to the Register, Issuer shall provide a copy of the Register to the Collateral Agent. Issuer shall deem and treat the Persons listed as Holders in the Register as the holders and owners of the corresponding Notes listed therein for all purposes of this Agreement; all amounts owed with respect to any Note shall be owed to the Holder listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Holder shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Notes. Each Holder shall record on its internal records the amount of its Notes and each payment in respect thereof, and any such recordation shall be conclusive and binding on Issuer, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Holder’s records. Failure to make any recordation in the Register or in any Holder’s records, or any error in such recordation, shall not affect any Notes or any obligation thereunder.

(b) Subject to Section 10.2, a Holder may transfer a Note to a new Holder only by surrendering such Note to Issuer duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new Holder (or the current Holder if submitted for exchange only).

(c) Upon surrender for registration of transfer of any Notes, Issuer, at its expense, will mark the surrendered Notes as canceled, and Issuer will execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same type, and of a like aggregate Principal Amount. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A annexed hereto. Each such new Note shall be dated as of, and bear interest from, the date to which interest shall have been paid on the surrendered Note, or dated as of the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Promptly upon the transfer of any Note, Issuer shall provide written notice of such transfer to the Collateral Agent, including the date of such transfer, the amount of Note or Notes transferred and the name of and payment instructions for the transferee.

(d) Notes may be exchanged at the option of any Holder thereof for Notes of a like aggregate Principal Amount, as applicable, but in different denominations. Whenever any Notes are so surrendered for exchange, Issuer, at its expense, will mark the surrendered Notes as canceled, and Issuer will execute and deliver the Notes that the Holder making the exchange is entitled to receive.

(e) All Notes issued upon any registration of transfer or exchange of such Notes will be the legal and valid obligations of Issuer, evidencing the same interests, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or exchange will (if so required) be duly endorsed or will be accompanied by a written instrument of transfer in form reasonably satisfactory to Issuer, duly executed by the Holder thereof or its attorney duly authorized in writing.

(g) Upon receipt of a Note pursuant to clause (b) or (d) above and any forms, certificates or other evidence with respect to Tax matters that the new Holder may be required to deliver to Issuer pursuant to Section 1.8, Issuer will record the relevant information in the Register.

(h) Any transfer of any of the Notes is subject to Section 1.4(b) hereof and will not be valid unless and until such transfer is recorded in the Register.

1.8 Tax Matters.

(a) To the extent permitted by Applicable Law, any and all payments by or on behalf of Issuer or any Guarantor hereunder or under the Notes or the other Note Documents that are made to or for the benefit of a Holder shall be made free and clear of, and without deduction or withholding on account of, any Taxes. If Issuer or any Guarantor or any other Person on behalf of Issuer or any Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note or any other Note Document to a Holder:

1. Issuer shall notify such Holder of any such requirement or any change in any such requirement as soon as it becomes aware of it;

2. Issuer shall timely pay any such Tax to the relevant Governmental Authority when such Tax is due, in accordance with Applicable Law;

3. unless such Tax is an Excluded Tax, the sum payable shall be increased to the extent necessary to ensure that, after making the required deductions (including deductions applicable to additional sums payable under this clause), each Holder receives on the due date a net sum equal to the sum it would have received had no such deduction been required or made; and

4. within 30 days after Issuer receives a receipt of payment of any Tax which Issuer is required by clause (2) above to pay, Issuer shall deliver to the applicable Holder the original or a certified copy of an official receipt or other satisfactory evidence of the payment and its remittance to the relevant Governmental Authority.

(b) In addition, without limiting the provisions of paragraph (a) above, Issuer agrees to timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law and within thirty (30) days after Issuer receives a receipt for payment of any such Taxes, Issuer shall furnish to the applicable Holder a copy of such receipt.

(c) Issuer will indemnify each Holder, within ten (10) days after demand therefor, for the full amount of any Covered Taxes or Other Taxes (including for the full amount of any Covered Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 1.8(c)) paid by such Holder, as the case may be, and any penalties (other than penalties imposed by reason of such Holder’s gross negligence or willful misconduct), interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A reasonably detailed certificate as to the amount of such payment or liability delivered to Issuer by a Holder shall be conclusive absent manifest error.

(d) If a Holder receives a refund of any Covered Taxes or Other Taxes as to which it has been indemnified by Issuer or with respect to which Issuer paid additional amounts pursuant to this Section 1.8, it shall pay to Issuer an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Issuer pursuant to this Section 1.8 with respect to the Covered Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Holder and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, however, that Issuer, upon the request of such Holder, agrees to repay to such Holder the amount paid over to Issuer in the event that such Holder is required to repay such refund to such Governmental Authority.

(e) Unless not legally entitled to do so:

1. each Holder shall deliver such forms or other documentation prescribed by Applicable Law or reasonably requested by Issuer as will enable Issuer to determine whether or not such Holder is subject to withholding, backup withholding or information reporting requirements;

2. any Holder that is entitled to an exemption from or reduction of any Tax with respect to payments hereunder or under the Notes or any other Note Document shall deliver to Issuer, on or prior to the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter, as may be necessary in the determination of Issuer, in the reasonable exercise of its discretion), such properly completed and duly executed forms or other documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding;

3. without limiting the generality of the foregoing, any Holder shall deliver to Issuer (in such number of copies as shall be reasonably requested by Issuer) on or prior to the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter, as may be necessary in the determination of Issuer, in the reasonable exercise of its discretion), whichever of the following is applicable:

(A)	unless such Holder has otherwise established to the reasonable satisfaction of Issuer that it is an “exempt recipient” (as defined in Section 6049(b)(4) of the Code and the United States Treasury Regulations thereunder), properly completed and duly executed copies of Internal Revenue Service Form W-9,

(B)	properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (and, if applicable, Form W-8IMY) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(C)	properly completed and duly executed copies of Internal Revenue Service Form W-8ECI,

(D)	in the case of a Holder claiming the benefits of the exemption for “portfolio interest” under Section 881(c) of the Internal Revenue Code, (A) a duly executed certificate in the form of Exhibit D annexed hereto to the effect that such Holder is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Sections 881(c)(3)(B) or 871(h)(3)(B) of the Internal Revenue Code) of Issuer, or (iii) a controlled foreign corporation described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (and, if applicable, Form W-8IMY), and

(E)	properly completed and duly executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in any Tax,

in each case together with such supplementary documentation as may be prescribed by Applicable Law to permit Issuer to determine the withholding or deduction required to be made, if any.

(f) Without limiting the generality of the foregoing, each Holder hereby agrees, from time to time after the initial delivery of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Holder shall promptly (1) deliver to Issuer two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Holder, together with any other certificate or statement of exemption required in order to confirm or establish that such Holder is entitled to an exemption from or reduction of any Tax with respect to payments to such Holder under the Note Documents, or (2) notify Issuer of its inability to deliver any such forms, certificates or other evidence.

(g) Any Holder claiming any additional amounts payable pursuant to this Section 1.8 shall use its reasonable best efforts to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not be otherwise materially disadvantageous to such Holder.

(h) If a payment made to a Holder under the Notes or the other Note Documents would be subject to U.S. Federal withholding tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to the Issuer and the Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer or the Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer or the Collateral Agent as may be necessary for the Issuer or the Collateral Agent to comply with its obligations under FATCA, to determine that such Holder has or has not complied with such Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(i) Upon the request of the Collateral Agent, the Holders shall also provide to the Collateral Agent any information provided to Parent pursuant to this Section 1.8.

ARTICLE II

CLOSING CONDITIONS

2.1 Closing Conditions.

The amendment and restatement of the Original Exchange Agreement in accordance with this Agreement shall be subject to the satisfaction of each of the following conditions on or before the date hereof:

(a) [RESERVED]

(b) Opinion of Counsel. The Purchasers and the Collateral Agent shall have received opinions in form and substance satisfactory to the Purchasers, dated as of the date hereof from Lowenstein Sandler PC or, with respect to the FCC Licenses and related matters, Patton Boggs, LLP, each counsel for Issuer and the Guarantors, covering the matters set forth on Exhibit C annexed hereto with respect to Issuer and the Guarantors, and covering such other matters incident to the transactions contemplated hereby as the Purchasers may reasonably request.

(c) Representations and Warranties True. The representations and warranties of Issuer and the Guarantors contained in this Agreement and the other Note Documents are true and correct in all material respects on and as of the date hereof (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete on and as of such earlier date).

(d) Compliance with this Agreement; No Default. After giving effect to the transactions contemplated by this Agreement, except for any Covered Default (as defined in the Forbearance Agreement), (i) no Default or Event of Default shall have occurred and be continuing hereunder, (ii) no Default or Event of Default (each as defined under the First Lien Documents) shall have occurred and be continuing under the First Lien Documents, (iii) no Default or Event of Default (each as defined under the Second Lien Documents) shall have occurred and be continuing under the Second Lien Documents and (iv) no Default or Event of Default (each as defined under the Parent Third Lien Documents) shall have occurred and be continuing under the Parent Third Lien Documents.

(e) Delivered Documents. On or before the date hereof, Issuer and each Guarantor shall deliver to the Purchasers with respect to Issuer or Guarantor, as the case may be, each, unless otherwise noted, dated as of the date hereof:

1. Note Documents; etc. Copies of the Note Documents and the Intercreditor Agreement duly executed by each party thereto (other than the Purchasers).

2. Officer’s Certificate. A certificate, dated as of the date hereof and signed by a Responsible Officer of Issuer certifying that the conditions set forth in this Article II have been satisfied on and as of such date.

3. Secretary’s Certificate. A certificate, dated as of the date hereof and signed by the Secretary of Issuer and the Secretary of each Guarantor, certifying as to the Board of Directors and other resolutions and Organizational Documents attached thereto and as to all other corporate or other organizational proceedings relating to the authorization, execution and delivery of the Notes, the Note Documents and the Intercreditor Agreement.

4. Good Standing Certificates. A good standing certificate from the Secretary of State of such Person’s jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated as of a recent date prior to the date hereof.

5. Incumbency Certificates. Signature and incumbency certificates of the officers of each Person executing the Note Documents, and any other documents, instruments and certificates required to be executed by such Person in connection herewith or therewith.

6. Other Documents. Such other documents or certificates as the Purchasers may reasonably request.

(f) Issuance of Notes. Pursuant to Section 1.2 hereof, Issuer shall have issued and delivered the $436,887,512 aggregate Stated Value of Notes to the Purchasers.

(g) Governmental Authorizations; No Violation. Issuer and the Guarantors shall have received all material Governmental Authorizations (including any required Governmental Authorizations from the FCC) and sent or made all material notices, filings, registrations and qualifications required to be obtained, sent or made in connection with the consummation of the Transactions and the transactions contemplated by the Related Agreements except for any Governmental Authorizations not required to have been obtained or notices, filings, registrations or qualifications not required to have been obtained, sent or made, in each case on or prior to the date hereof in accordance with any Related Agreement. The consummation by Issuer and the Guarantors of the Transactions and, to the extent consummated on or prior to the date hereof, the transactions contemplated by the Related Agreements shall not materially contravene, violate or conflict with any Applicable Law.

(h) [RESERVED]

(i) Payment of Fees and Expenses. Issuer shall have paid the fees and expenses referred to in Section 1.5.

(j) Purchase Permitted by Applicable Laws; Legal Investment. Each Purchaser’s purchase of and payment for the Notes to be purchased by it (i) shall not be prohibited by any Applicable Law or governmental regulation; and (ii) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

(k) Security Interests in Collateral. The Purchasers shall have received evidence satisfactory to the Purchasers that Issuer and the Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Purchasers, desirable in order to create, maintain and continue in favor of the Collateral Agent for the benefit of the Holders a valid and perfected Third Priority security interest in the entire Collateral in accordance with the Collateral Documents. Such actions shall include, without limitation, the following:

1. Stock Certificates. Delivery to the Purchasers of a confirmation from First Lien Collateral Agent that it is in receipt of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Purchasers) listed on Schedule 6(a) to the Security Agreement representing all Capital Stock pledged pursuant to the Security Agreement (excluding, however, stock certificates representing 100% of the Capital Stock of each of Issuer and NextWave Metropolitan Inc. and 66% of the voting stock of 4399773 Canada, Inc. and the related stock powers, each of which shall be delivered to the First Lien Collateral Agent in accordance with Section 5.9(c));

2. Searches and UCC Termination Statements. Delivery to the Purchasers of (i) the results of a recent search, by a Person satisfactory to the Purchasers, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal property of Issuer and any of the Guarantors, together with copies of all such filings disclosed by such search, and (ii) termination statements duly executed by all applicable Persons and filed in all applicable jurisdictions necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

3. UCC Financing Statements. Delivery to the Collateral Agent of amendments to the UCC financing statements filed in connection with the issuance of the Original Notes which name Collateral Agent as the “secured party” thereunder, which amendments shall be in form and substance satisfactory to Purchasers, and, with respect to Issuer as to which no UCC financing statement is in effect with respect to the Original Notes, UCC financing statements in form and substance satisfactory to Purchasers, in each case with respect to all Collateral of Issuer and each Guarantor, filed in all jurisdictions necessary or, in the opinion of the Purchasers, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

4. Mortgage. Delivery to the Collateral Agent of (i) the Mortgage in form and substance reasonably satisfactory to the Required Holders, and upon the recording of counterparts of such Mortgage in the recording offices specified therein, such Mortgage will create a valid and enforceable third priority lien in favor of the Collateral Agent (or in favor of such other trustee as may be required or desired under local law), encumbering the interest of the applicable Note Party in the real property described on Schedule 4.12 annexed hereto, subject only to (A) Permitted Liens and (B) such other Liens as the Required Holders may reasonably approve and (ii) an opinion of counsel in each state in which the Mortgage is to be recorded which shall cover the due authorization, execution, delivery, enforceability and remedies of the Mortgage and otherwise be in form and substance reasonably satisfactory to the Required Holders.

(l) [RESERVED]

(m) [RESERVED]

(n) [RESERVED]

(o) First Lien Purchase Agreement Amendments. The “Required Holders” (as defined in the First Lien Purchase Agreement) shall have executed and delivered the First Lien Purchase Agreement in the form annexed hereto as Exhibit K, together with the exhibits and schedules thereto. The First Lien Purchase Agreement shall, subject to the terms and conditions set forth therein, provide for the issuance of Senior Incremental Notes from time to time in an aggregate original principal amount not to exceed $15,000,000.

(p) [RESERVED]

(q) [RESERVED]

(r) [RESERVED]

(s) [RESERVED]

(t) [RESERVED]

(u) Second Lien Purchase Agreement Amendments. The “Required Holders” (as defined in the Second Lien Purchase Agreement) shall have executed and delivered the Second Lien Purchase Agreement in the form annexed hereto as Exhibit L, together with the exhibits and schedules thereto.

(v) Anti-Money Laundering Laws. Purchasers shall have received from Issuer and the Guarantors all documentation and other information required or requested by any Governmental Authority under applicable “know your customer” and anti-money-laundering rules and regulations, including the Anti-Money Laundering Laws.

(w) [RESERVED]

(x) Parent Third Lien Exchange Agreement. The Parent Third Lien Noteholders shall have executed and delivered the Parent Third Lien Exchange Agreement in the form annexed hereto as Exhibit M, together with the exhibits and schedules thereto.

(y) Corporate Structure. The corporate organizational structure, capital structure and ownership of each of Parent and its Subsidiaries shall be satisfactory to the Purchasers.

(z) Merger Agreement.

(i) Merger Agreement in Full Force and Effect. Purchasers shall have received a fully executed or conformed copy of the Merger Agreement and any documents executed in connection therewith, and the Merger Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Purchasers to be material, in each case without the consent of Purchasers.

(aa) Acquiror Call Right Agreement and Acquiror Debt Purchase Agreements. The Acquiror Call Right Agreement and each Acquiror Debt Purchase Agreement shall be in full force and effect.

(bb) Forbearance Acknowledgment. Each Purchaser shall have executed an acknowledgment to the Forbearance Agreement substantially in the form of Exhibit P annexed hereto.

Notwithstanding anything to the contrary in this Article II, with respect to the conditions precedent referenced, the Collateral Agent shall not be responsible for determining the satisfaction of such conditions precedent, or liable for any failure thereof.

ARTICLE III

HOLDERS’ SPECIAL RIGHTS

Issuer and the Guarantors hereby agree to grant to each Holder the following special rights:

3.1 Service Charges.

No service charge shall be made for any registration of transfer or exchange of the Notes.

3.2 Direct Payment.

(a) Issuer will pay or cause to be paid all amounts payable in cash with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 3:00 p.m., New York time on the date when due in accordance with this Agreement and the Note), by intra-bank or federal funds wire transfer to each Holder’s account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior to the applicable payment. Each Purchaser’s initial bank account for this purpose is on such Purchaser’s signature page hereto, and if no notice is given pursuant to the previous sentence hereof, such transfer shall be made to such initial bank account.

(b) Notwithstanding anything to the contrary contained in the Notes, if any amount payable with respect to a Note is payable on a Legal Holiday, then Issuer will pay such amount on the next succeeding Business Day, and interest will accrue on such amount up to, but excluding, the date on which such amount is paid and payment of such accrued interest will be made concurrently with the payment of such amount; provided that Issuer may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest will accrue on such amount.

3.3 Lost, etc. Notes.

Notwithstanding any provision in any Note Document to the contrary, if any Note is mutilated, destroyed, lost or stolen, then the affidavit of the Holder’s treasurer or assistant treasurer (or other authorized officer), briefly setting forth the circumstances with respect to such mutilation, destruction, loss or theft, will be accepted as satisfactory evidence thereof, and no indemnity, security or payment of charges or expenses will be required as a condition to the execution and delivery by Issuer or the transfer agent, as the case may be, with respect to such Note, of new Notes for a like amount, in substitution therefor, other than such Purchaser’s or such Holder’s reasonably satisfactory unsecured written agreement to indemnify Issuer or the transfer agent, as the case may be.

3.4 Inspection.

Following the Closing, Issuer and the Guarantors (a) will allow the Holders the right, during normal business hours and upon reasonable prior notice, to visit and inspect any of the offices, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with the designated representatives and officers of Issuer and the Guarantors (and by this provision, Issuer and the Guarantors authorize their officers to discuss the affairs, finances and accounts of Issuer and the Guarantors), all at such times and as often as may be reasonably requested, but not more frequently than twice per Fiscal Year unless an Event of Default has occurred and is continuing, and (b) authorizes its public accountants to discuss the affairs, finances and accounts of Issuer and the Guarantors, in each case, subject to any limitations imposed by law or by confidentiality agreements binding on Issuer or the relevant Guarantor and excluding materials subject to attorney-client privilege or attorney work product. The costs and expenses of such inspections will be paid by the Holders, provided that if an Event of Default then exists, such costs and expenses incurred by the Holders will be paid by Issuer and the Guarantors. The Company shall be entitled to participate in or observe all such visits, inspections, examinations and discussions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Issuer and the Guarantors hereby, jointly and severally, represent and warrant on and as of the date hereof and immediately after giving effect to the Transactions, that:

4.1 Organization, Powers.

Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Guarantor that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Each Guarantor that is a partnership or limited liability company is duly organized and a validly existing partnership or limited liability company, as the case may be, under the laws of its jurisdiction of formation and is in good standing in such jurisdiction. Issuer and each Guarantor have all requisite corporate, partnership or limited liability company power and authority, as applicable, to own and operate its respective properties and to carry on its respective business as now conducted and as proposed to be conducted, to enter into this Agreement and the other Note Documents to which it is party, to carry out the transactions contemplated hereby and thereby and, in the case of Issuer, to issue and deliver the Securities and pay the obligations incurred under the Note Documents, and, in the case of each Guarantor, to issue its respective Guaranty and enter into the Collateral Documents to which it is a party.

4.2 Qualification and Good Standing.

Issuer and each of the Guarantors is qualified or authorized to do business and is in good standing in the jurisdiction of its organization and in every other jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

4.3 Company and Subsidiaries; Capitalization.

The SEC Documents set forth a true and correct list of the holders of 5% or more of the Capital Stock of Parent and its Subsidiaries as of the date of Parent’s most recent Schedule 14A filing. As of the date hereof, Parent has the number of authorized, issued and outstanding shares of common stock and preferred stock (including the Series A Preferred Stock) as set forth on Schedule 4.3 annexed hereto. As of the date hereof, all of the issued and outstanding Capital Stock of Parent has been duly authorized, validly issued and is fully paid and nonassessable. As of the date hereof, all of the issued and outstanding Capital Stock of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and all of such Capital Stock of the Company is owned by Parent. As of the date hereof, Schedule 4.3 annexed hereto sets forth a true and correct list of all Capital Stock, outstanding as of the date hereof, of Issuer and each of its Subsidiaries. As of the date hereof, all of the issued and outstanding Capital Stock of Issuer has been duly authorized, validly issued, and all of such Capital Stock of Issuer is owned by the Company. Schedule 4.3 annexed hereto sets forth a true and correct list of every Subsidiary of Parent as of the date hereof and correctly indicates which Subsidiaries of Parent will be, after giving effect to the Spinco Assets Transfer, owned, directly or indirectly, by Issuer and also indicates Issuer’s percentage ownership of each such Subsidiary after giving effect to the Spinco Assets Transfer. Each such Subsidiary is, directly or indirectly, 100% owned by Parent, except as otherwise described in the SEC Documents. Except as set forth in the SEC Documents and except for any outstanding warrants issued pursuant to the First Lien Warrant Agreement or the Second Lien Warrant Agreements, the Acquiror Call Right Agreement and the Holder Call Right Agreement, as of the date hereof, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, employee stock plans or other similar agreements or understandings for the purchase or acquisition of any Capital Stock or other securities of Parent or any of its Subsidiaries. The Guarantors constitute all of the License Subsidiaries and Material Subsidiaries that are Domestic Subsidiaries.

4.4 Due Authorization.

The execution, delivery and performance of the Note Documents, the issuance and delivery of the Securities and the Guaranties, and the consummation of the Transactions have been duly authorized by all necessary corporate, limited liability company and/or partnership action, as applicable, on the part of Issuer and each of the Guarantor party to such Note Documents.

4.5 No Conflict.

The execution, delivery and performance by Issuer and each Guarantor of the Note Documents to which it is party, including the issuance and delivery of the Securities and the Guaranties, as applicable, and the consummation of the Transactions do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Issuer or any of the Guarantors, or violate any Organizational Documents of Issuer or any of the Guarantors, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any FCC License, Spectrum Lease or other Material Contract of any Note Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Note Party (except pursuant to the Note Documents), (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of any Note Party, except for such approvals or consents obtained on or before the date hereof, or (v) give rise (except pursuant to the Note Documents) to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any Applicable Law or any provision of the Organizational Documents of any Note Party or any Material Contract to which any Note Party is a party or by which any Note Party is bound.

4.6 Governmental Consents.

The execution, delivery and performance by each Note Party of the Note Documents to which it is party, the issuance and delivery of the Securities and the Guaranties, as applicable, and the consummation of the Transactions do not and will not require any Governmental Authorization by any Governmental Authority (including the FCC) except to the extent obtained on or before the date hereof.

4.7 Binding Obligations.

(a) On and as of the date hereof, each Note Document has been duly executed and delivered by each Note Party party thereto and is the legally valid and binding obligation of each Note Party party thereto, enforceable against such Note Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, whether considered at law or equity.

(b) The Notes have been duly authorized by Issuer and when executed and authenticated, will be entitled to the benefits of this Agreement and will constitute the legally valid and binding obligations of Issuer, enforceable against Issuer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, whether considered at law or equity.

4.8 No Default; Contracts and Spectrum Leases.

(a) Schedule 4.8 annexed hereto sets forth a complete list of each Material Contract and each Spectrum Lease (including all amendments or modifications thereto). Issuer has made available to the Purchasers true and complete copies of all Material Contracts and Spectrum Leases (including all amendments or modifications thereto) to which Issuer or any Guarantor is a party or to which it or any of them or any of their respective properties is subject.

(b) Except as set forth on Schedule 4.15 annexed hereto, neither Parent nor any of its Subsidiaries is in default in the payment or performance of any of its Material Contracts or Spectrum Leases or has received any notice of default thereunder, and no such default has occurred or will occur as a result of the execution and delivery of the Note Documents and consummation of the Transactions. Neither Parent nor any of its Subsidiaries has knowledge of any event which, upon the giving of notice or the passage of time, or both, would give rise to any default in the performance by it or, to its knowledge, any other party thereto, of any obligation under any Material Contract or Spectrum Lease.

(c) Subsidiaries of the Company are the sole owners and holders of all of the leasehold interests granted by each Spectrum Lease. Except as disclosed on Schedule 4.15 annexed hereto, each Material Contract and Spectrum Lease is in full force and effect, constituting valid and binding obligations of the parties thereto and enforceable in accordance with their respective terms. Except as set forth on Schedule 4.15 annexed hereto, neither Parent nor any of its Subsidiaries has received any notice that any party to any of the Material Contracts or Spectrum Leases intends to cancel or terminate any such Material Contract or Spectrum Lease.

4.9 [RESERVED]

4.10 Financial Condition.

(a) The audited consolidated balance sheet of Parent and its Subsidiaries set forth in Parent’s Annual Report on Form 10-K most recently filed with the SEC, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date, were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, fairly present, in all material respects, the financial condition of such Persons as at the dates indicated and the results of their operations and their cash flows for the periods indicated, except as otherwise indicated therein.

(b) The unaudited consolidated balance sheets of Parent and its Subsidiaries included in Parent’s most recently filed Quarterly Report on Form 10-Q filed with the SEC as at the end of each Fiscal Quarter ended more than 45 days prior to the date hereof, consisting of a consolidated balance sheet and the related consolidated statements of income and cash flows for the periods indicated were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, and certified by the chief financial officer of Parent that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, except for the absence of footnotes and as otherwise expressly noted therein.

4.11 No Material Adverse Change; Absence of Undisclosed Liabilities.

Since March 31, 2012, except as disclosed in the SEC Documents and except as set forth on Schedule 4.11 annexed hereto, no event or change has occurred that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in the financial statements referred to in Section 4.10, since March 31, 2012, neither Parent nor any of its Subsidiaries has incurred any obligations or liabilities that would be required to be reflected on a balance sheet or the notes prepared thereto in accordance with GAAP consistently applied, other than obligations or liabilities incurred in the ordinary course of business.

4.12 Title to Collateral; Properties; Liens.

(a) As of the date hereof, Parent and each of its Subsidiaries has (i) good title to its Collateral, (ii) good and marketable title in fee simple to all real property owned by it (“Real Property Assets”), and none of such Real Property Assets is subject to any Lien, except Permitted Liens and (iii) good title to or valid leasehold interests in all of its personal property which is material to the business of Parent and its Subsidiaries. Upon the completion of the Transactions, the Collateral Agent has and shall continue to have a Third Priority Lien in and to the Collateral; provided that if no First Lien Obligations are outstanding such Lien held by the Collateral Agent shall have priority over all other Liens in and to such Collateral (other than any Second Priority Liens, any Third Priority Liens securing Parent Third Lien Obligations and any Permitted Liens); and provided further that if no First Lien Obligations or Second Lien Obligations are outstanding such Lien held by the Collateral Agent shall have priority over all other Liens in and to such Collateral (other than Third Priority Liens securing Parent Third Lien Obligations and any Permitted Liens). Prior to the Cross-Collateral Release Date, the Third Priority Liens securing the Third Lien Obligations are pari passu with, and not senior to, the Third Priority Liens securing the Parent Third Lien Obligations. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) A true, accurate and complete list of all Additional Spectrum Assets as of the date hereof is set forth on Schedule 4.12 annexed hereto. A true, accurate and complete list of all Other Assets as of the date hereof is set forth on Schedule 4.12 annexed hereto. The Other Assets are all of the assets and properties of Parent and its Subsidiaries other than the Additional Spectrum Assets and the WCS/AWS Assets.

(c) As of the date hereof, Schedule 4.12 annexed hereto contains a true, accurate and complete list of all Real Property Assets. As of the date hereof, no part of the Real Property Assets has been materially damaged, destroyed, condemned or abandoned and no part of the Real Property Assets is the subject of condemnation proceedings.

4.13 FCC Licenses.

(a) Schedule 4.13(a) annexed hereto contains a true and complete list, as of the date of this Agreement, of (i) each FCC License which the FCC has issued to Parent or any of its Subsidiaries, identifying (A) the holder of each such FCC License and (B) each such FCC License that is a Spinco Asset, (ii) all material pending applications filed with the FCC by Parent or any of its Subsidiaries, identifying (A) the holder of each such application and (B) each such application that is a Spinco Asset and (iii) each Spectrum Lease, identifying (A) the lessor or sublessor and the lessee or sublessee of each Spectrum Lease and (B) each Spectrum Lease that is a Spinco Asset. Except as set forth on Schedule 4.13(a) annexed hereto, neither Parent nor any of its Subsidiaries owns, leases, subleases, licenses or sublicenses any Foreign Spectrum Holdings as of the date hereof. Any Foreign Spectrum Holdings constituting Spinco Assets are identified as such on Schedule 4.13(a).

(b) Except as set forth on Schedule 4.13(b) annexed hereto, as of the date hereof: (i) each of the FCC Licenses issued to Parent or any of its Subsidiaries is valid, binding, in full force and effect, and enforceable by Parent or any of its Subsidiaries party thereto in accordance with its terms; (ii) Parent or any Subsidiary of Parent that is the holder of each such FCC License has performed all accrued obligations thereunder in all material respects and has not received written notice of intention to terminate any FCC License or written notice alleging a material default (other than letters of default that have been rescinded or with respect to defaults that have been cured or waived); (iii) no event caused by, relating to or affecting Parent or any Subsidiary of Parent that is the holder of an FCC License has occurred which (with or without the giving of notice or lapse of time, or both) would constitute a material default or material breach by Parent or any Subsidiary of Parent party of the terms of such FCC License, the Communications Act or the FCC Rules; (iv) neither Parent nor any its Subsidiaries has modified any of the material terms of any FCC License held by Parent or any of its Subsidiaries; and (v) to the knowledge of Issuer and the Guarantors, no holder of an Underlying License is in breach or default in any material respect thereunder and no event caused by, relating to or affecting any holder of an Underlying License has occurred which (with or without the giving of notice or lapse of time, or both) would constitute a material default or material breach by such party of the terms of such Underlying License, the Communications Act or the FCC Rules. Except as set forth on Schedule 4.13(b) annexed hereto, neither Parent nor any of its Subsidiaries has entered into any agreement, written or oral, or made any commitment to enter into any such agreement, pursuant to which Parent or any of its Subsidiaries would accept any interference other than such interference contemplated by the applicable FCC Licenses, Underlying Licenses and FCC Rules, or to permit any additional signals in the Geographic Service Area covered by such FCC Licenses or Underlying Licenses and, to the knowledge of each of Issuer and the Guarantors, there is not any such interference or additional signal.

(c) Except as set forth on Schedule 4.13(c) annexed hereto, neither Parent nor any of its Subsidiaries is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of any such Person or give rise to any order of forfeiture or could otherwise reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.13(c) annexed hereto, neither

Parent nor any of its Subsidiaries has any reason to believe that the FCC Licenses issued to Parent or any of its Subsidiaries will not be renewed in the ordinary course. Parent and each of its Subsidiaries have filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to the FCC Rules. No licenses, authorizations, permits or other rights other than the FCC Licenses and the Spectrum Leases are required under the Communications Act or the FCC Rules to operate the respective businesses of Parent and the Company in substantially the manner it is being operated as of the date hereof.

4.14 Intellectual Property.

(a) Issuer and the Guarantors own (or have valid licenses with respect to) all right, title and interest in and to all trademarks and service marks, tradenames, patents, copyrights and trade secrets identified on Schedule 4.14 annexed hereto (collectively, the “Intellectual Property”) (other than pending patent applications and any docketed disclosures), free and clear of all Liens, other than Liens permitted pursuant to Section 5.12(a) or (b). Schedule 4.14 identifies that Intellectual Property of Parent and its Subsidiaries that are Spinco Assets. Except for Intellectual Property relating to WiMAX technology, as to which no representation is made herein, the Intellectual Property constitutes all such property as is material to the conduct of the business of Parent and its Subsidiaries. All material Intellectual Property (other than pending patent applications and any docketed disclosures) is subsisting, in full force and effect, and is valid and enforceable.

(b) As of the date hereof, none of the owned or licensed Intellectual Property is subject to any outstanding order, ruling decree, judgment or stipulation to which Parent or any of its Subsidiaries is or has been made a party.

(c) Except as set forth on Schedule 4.14 annexed hereto, as of the date hereof, there are no agreements or arrangements (including covenants not to sue, non-assertion, settlement or similar agreements or consents) to which Parent or any of its Subsidiaries is a party (i) pursuant to which any of the owned Intellectual Property has been licensed to or used by any Person other than Parent or any of its Subsidiaries, or which permits use by any such other Person; or (ii) that restrict the rights of Parent or any of its Subsidiaries to use or enforce any of the owned Intellectual Property.

(d) To the knowledge of Issuer and each Guarantor, the conduct of the business of Parent and its Subsidiaries does not infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any other Person, except that no representation or warranty is made relating to the development of the Company’s WiMAX technology and products. Except as set forth on Schedule 4.15 annexed hereto, as of the date hereof, no claim or demand of any Person against Parent or its Subsidiaries has been made, nor is there any proceeding that is pending or, to the knowledge of Issuer or any Guarantor threatened, which (in any such case) (i) challenges the rights of Parent or its Subsidiaries in respect of any Intellectual Property or (ii) asserts that Parent or any of its Subsidiaries is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property.

(e) Except as set forth on Schedule 4.15 annexed hereto, as of the date hereof, to the knowledge of Issuer and each Guarantor, no Person is infringing upon or misappropriating, or has infringed upon or misappropriated (i) any owned Intellectual Property or the rights of Parent or any of its Subsidiaries in any owned Intellectual Property or (ii) any Intellectual Property licensed to Parent or any of its Subsidiaries or the rights of Parent or any of its Subsidiaries therein.

(f) Except to the extent Issuer or any Guarantor, in its commercially reasonable judgment, has determined otherwise, the Intellectual Property capable of such registration, filing or issuance has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or the United States Copyright Office.

(g) All material licenses of Intellectual Property to Parent and each of its Subsidiaries are valid and enforceable.

4.15 Litigation; Adverse Facts.

Except as set forth on Schedule 4.15 annexed hereto, as of the date hereof, there is no action, suit, proceeding, arbitration or governmental investigation at law or in equity or before or by any Governmental Authority pending or, to the best knowledge of Issuer and each Guarantor, threatened, in writing against or affecting Parent or any of its Subsidiaries or any property of Parent or any of its Subsidiaries, which, either singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Parent nor any of its Subsidiaries is (i) in material violation of any Applicable Law or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any Governmental Authority binding on Parent or any of its Subsidiaries.

4.16 Payment of Taxes.

Except as set forth on Schedule 4.16 annexed hereto, all returns and reports of Parent and its Subsidiaries required to be filed by any of them with respect to material Taxes have been timely filed (or extended), and all material Taxes imposed upon Parent or its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been timely paid other than those which are being contested by Parent or any such Subsidiary in good faith and by appropriate proceedings promptly instituted and diligently conducted and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor. There is no audit or assessment of a material Tax proposed in writing against Parent or any of its Subsidiaries as of the date of this representation other than those which are being contested by Parent or any such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made therefor.

4.17 Compliance With Laws; Governmental Authorizations; Insurance.

(a) Parent and each of its Subsidiaries has obtained all Governmental Authorizations required for the conduct of its business substantially as described in Parent’s Annual Report on Form 10-K most recently filed with the SEC. Parent and each of its

Subsidiaries is in compliance with all such Governmental Authorizations and all Applicable Laws, and, except as disclosed on Schedule 4.17 annexed hereto, all such Governmental Authorizations are in full force and effect, except to the extent that noncompliance, or the failure to be in full force and effect, could not reasonably be expected to have a Material Adverse Effect. No violations have been recorded in respect of any such Governmental Authorization, and, except as disclosed on Schedule 4.17 annexed hereto, no proceeding is pending or, to the knowledge of Issuer or any Guarantor, threatened to revoke or limit any Governmental Authorization. All (i) Spectrum Holdings, including all FCC Licenses, and (ii) Spectrum Leases, by their terms and as performed and conducted by the parties thereto, are in compliance in all material respects with all Applicable Laws, including the Communications Act and the FCC Rules. With respect to all Spectrum Leases that require Governmental Authorization, including the authorization of the FCC, as of the date hereof Parent, the Company or the holder of the applicable Underlying Licenses has obtained such Governmental Authorization and such Governmental Authorization is in full force and effect, except as disclosed in the SEC Documents.

(b) Parent and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as is customary in the business in which Parent and its Subsidiaries are engaged and which management of Parent believes to be prudent. All policies for such insurance are in full force and effect and all premiums due thereon have been paid. Neither Parent nor any of its Subsidiaries has been refused any insurance coverage that is material to the business of Parent and its Subsidiaries and that has been sought or applied for, and neither Parent nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.18 Affiliate Transactions.

Except as specifically disclosed in the SEC Documents, there have not been any material transactions or loans (including guarantees of any kind) between Parent or any of its Subsidiaries and (i) other Persons that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, Parent or any of its Subsidiaries (other than Parent or any of its Subsidiaries), (ii) individuals owning, directly or indirectly, an interest in Parent or any of its Subsidiaries that gives them significant influence over Parent or any of its Subsidiaries, (iii) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of Parent or any of its Subsidiaries, including directors and senior management of companies and close members of such individuals’ families, and (iv) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any Person described in clause (ii) or (iii) or over which such a Person is able to exercise significant influence (including enterprises owned by directors or major stockholders of Parent or any of its Subsidiaries and enterprises that have a member of key management in common with Parent or any of its Subsidiaries). For purposes of this Section 4.18: (a) significant influence over an enterprise is the power to control the financial and operating policy decisions of the enterprise; and (b) stockholders beneficially owning a 5% interest in the voting power of Parent or any of its Subsidiaries are presumed to have a significant influence on Parent or any of its Subsidiaries. Except as disclosed in the SEC Documents, no employee, officer, stockholder or director of Parent or any of its Subsidiaries or member of his or her immediate family is indebted to Parent or any of its Subsidiaries, as the case may be, nor is Parent or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (x) for payment of salary for services rendered, (y) reimbursement for reasonable expenses incurred on behalf of the Company, and (z) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors).

4.19 Investment Company Act.

Neither Parent nor any of its Subsidiaries is or, immediately after receipt of payment for the Notes and the consummation of the Transactions, will be an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

4.20 Securities Activities.

Neither Issuer nor any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.21 ERISA.

(a) Parent and each of its Subsidiaries are in compliance in all material respects with all requirements of each Plan, and each Plan materially complies, and is operated in material compliance, with all applicable provisions of law. Neither Issuer nor any Guarantor is aware, after due inquiry, of any item of non-compliance with respect to any Plan that could reasonably be expected to (i) result in the loss of Plan qualification or tax-exempt status, or (ii) give rise to a material excise tax or other penalty imposed by a Governmental Authority. No proceeding, claim, lawsuit and/or investigation (other than a routine claim for benefits) is pending concerning any Plan, which proceeding, claim, lawsuit or investigation could reasonably be expected to result in a material liability. All required contributions have been and will be timely made in accordance with the provisions of each Qualified Plan and Multiemployer Plan, and with respect to each of the Parent and its Subsidiaries, and each of their respective ERISA Affiliates, there are no, and have been no Unfunded Pension Liabilities in excess of $1,000,000 or Withdrawal Liabilities.

(b) No ERISA Event has occurred or could reasonably be expected to occur with respect to any Qualified Plan, Multiemployer Plan or Plan.

(c) Parent and each of its Subsidiaries, and each of their respective ERISA Affiliates, currently comply and have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

4.22 Certain Fees.

Except as set forth on Schedule 4.22 annexed hereto, none of Parent or any of its Subsidiaries or any Person acting on behalf of Parent or any of its Subsidiaries has entered into any agreement or arrangement as a result of which any broker’s or finder’s fee or commission will be payable by Parent or any of its Subsidiaries with respect to the Note Documents or any of the Transactions contemplated hereby or thereby.

4.23 Environmental Matters.

As of the date hereof, neither Issuer nor Guarantor or any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or the Release or threatened Release of any Hazardous Materials that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither Issuer nor any of the Guarantors has received any request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable law related to a matter that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are and have been no violations of Environmental Laws or Release of Hazardous Materials which could reasonably be expected to form the basis of an Environmental Claim against Issuer or any of the Guarantors that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither Issuer nor any of the Guarantors nor, to the knowledge of Issuer or any Guarantor, any predecessor of Issuer or any of the Guarantors has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Issuer’s or any of the Guarantors’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except for any such activity conducted in material compliance with Environmental Laws and in a manner that individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the date hereof, compliance with all current requirements pursuant to or under Environmental Laws could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, no event or condition has occurred or is occurring with respect to Issuer or any of the Guarantors relating to any Environmental Law, any Release or threatened Release of Hazardous Materials, or any other Hazardous Material Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.24 Employee Matters.

There is no strike or work stoppage in existence or, to the best knowledge of Issuer and each Guarantor, threatened in writing involving Parent or any of its Subsidiaries.

4.25 [RESERVED]

4.26 Indebtedness.

The capitalization table on Schedule 4.26 annexed hereto sets forth and identifies in reasonable detail all outstanding short-term and long-term Indebtedness of Parent and its Subsidiaries, after giving effect to the Transactions and the other transactions contemplated by this Agreement.

4.27 No Violation of Regulations of Board of Governors of Federal Reserve System.

None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any Regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

4.28 Private Offering.

Subject to the truth and accuracy of the representations and warranties of the Purchasers hereunder, the sale of the Notes and the issuance of any other Securities pursuant to this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act. In connection with each offer or sale of the Notes or issuance of any other Securities, no form of general solicitation or general advertising was used by Issuer or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

The Purchasers are the only purchasers of the Notes. No similar securities have been issued and sold by Issuer within the six-month period immediately prior to the date hereof. Issuer agrees that neither it, nor anyone acting on behalf of it, will offer or sell the Securities, or any similar securities, in the future if such offer or sale will bring the issuance and/or sale of the Securities hereunder within the provisions of Section 5 of the Securities Act.

4.29 Disclosure.

The representations and warranties of Issuer and each Guarantor contained in this Agreement and the information contained in the other documents, certificates and written statements furnished to any of the Purchasers by or on behalf of Issuer or any Guarantor for use in connection with the transactions contemplated by this Agreement, including the documents filed by any Note Party with the SEC, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

4.30 Representations and Warranties.

All statements contained in any certificate delivered to the Purchasers or the Collateral Agent by or on behalf of any Note Party pursuant to or in connection with this Agreement as of the Closing shall be deemed to constitute representations and warranties under this Agreement with the same force and effect as the representations and warranties expressly set forth herein.

4.31 Creation, Perfection and Priority of Liens.

The execution and delivery of the Collateral Documents by Issuer and each of the Guarantors party thereto, together with the actions taken on or prior to the date hereof pursuant to Section 2.1(k), are effective to create in favor of the Collateral Agent, on behalf of the Holders, as security for the obligations under the Note Documents, a valid Third Priority Lien on all of the Collateral; provided that if no First Lien Obligations are outstanding, such Lien shall have priority over all other Liens on such Collateral (other than any Second Priority Liens, Third Priority Liens securing Parent Third Lien Obligations and any Permitted Liens); provided further that if no First Lien Obligations or Second Lien Obligations are outstanding, such Lien shall have priority over all other Liens on such Collateral (other than Third Priority Liens securing Parent Third Lien Obligations and any Permitted Liens); and provided further that, prior to the Cross-Collateral Release Date, the Third Priority Liens securing the Third Lien Obligations are pari passu with, and not senior to, the Third Priority Liens securing the Parent Third Lien Obligations. All filings and other actions necessary or desirable to perfect and maintain the perfection and such priority status of such Liens have been duly made or taken and remain in full force and effect, other than the periodic filing of UCC continuation statements in respect of UCC financing statements (including any fixture filings) filed by or on behalf of the Holders.

4.32 Subsidiary Rights.

Each of Parent and its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by Applicable Law) to receive dividends and distributions on, all capital securities of its Subsidiaries as are owned by Parent or any such Subsidiary.

4.33 Ranking of Notes.

Subject to the provisions of the Intercreditor Agreement, no Indebtedness of Parent or any of its Subsidiaries is senior to the Third Lien Obligations in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise. The Holders acknowledge that, subject to Section 8.1 hereof and Section 3.03 of the Intercreditor Agreement, their rights under the Third Lien Obligations will rank third in priority as to priority of payment and lien priority to the rights of the First Lien Noteholders under the First Lien Obligations for so long as such First Lien Obligations remain outstanding, second as to priority of payment and lien priority to the rights of the Second Lien Noteholders under the Second Lien Obligations for so long as the Second Lien Obligations remain outstanding and, prior to the Cross-Collateral Release Date, pari passu with as to priority of payment and lien priority to the rights of the Parent Third Lien Noteholders under the Parent Third Lien Obligations for so long as the Parent Third Lien Obligations remain outstanding.

4.34 Independent Auditors.

Ernst & Young LLP, who have certified the consolidated financial statements of Parent contained in Parent’s Annual Report on Form 10-K most recently filed with the SEC, are independent public accountants within the meaning of the Securities Act.

4.35 Books and Records.

The books of account, ledgers, order books, records and documents of Parent and its Subsidiaries (in the case of any acquired Subsidiary, since the date of its acquisition) accurately and completely reflect all information relating to the respective businesses of Parent and its Subsidiaries, the nature, acquisition, maintenance, and location of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of Parent or its Subsidiaries, as the case may be, except where the failure to so reflect such information could not reasonably be expected to have a Material Adverse Effect. The minute books of Parent and its Subsidiaries (in the case of any acquired Subsidiary, since the date of its acquisition) contain accurate records in all material respects of all meetings and accurately reflect in all material respects all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors, and other governing Persons of Parent and its Subsidiaries, respectively.

4.36 Money Laundering.

Parent and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations (“Anti-Money Laundering Laws”), including, but not limited to the laws, regulations and Executive Orders and sanctions programs administered by OFAC, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

4.37 SEC Compliance.

(a) Any documents filed with the SEC by any Note Party pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act when they were or are filed with the SEC, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder, and did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Parent is subject to and in compliance in all material respects with the requirements of Section 13 or 15(d) of the Exchange Act; and Parent has made all filings required by the SEC in a timely manner to ensure the availability of Form S-3.

(c) Except as set forth on Schedule 4.37 annexed hereto, Parent and each of its Subsidiaries maintain (i) effective “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act) and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) Except as set forth on Schedule 4.37 annexed hereto, since the end of Parent’s most recent audited fiscal year, there has been (i) no material weakness in Parent’s internal control over financial reporting (whether or not remediated) and (ii) no change in Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Parent’s internal control over financial reporting.

(e) Parent and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure. Parent and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by the Exchange Act.

(f) There is and has been no failure on the part of Parent and any of Parent’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

4.38 Necessary Approvals.

Issuer and each of the Guarantors has obtained all governmental, shareholder, third party and other approvals necessary or advisable in connection with the Transactions and the continuing operations of the business of Parent and its Subsidiaries after giving effect to the Transactions.

4.39 Delivery of Related Agreements.

Parent has delivered to Purchasers complete and correct copies of each Related Agreement in effect on or prior to the date hereof and of all exhibits and schedules thereto. Subject to the qualifications set forth therein, each of the representations and warranties made by Parent or any of its Subsidiaries in each Related Agreement was and is true and correct in all material respects as of each date made in accordance with such Related Agreement.

ARTICLE V

COVENANTS

So long as any of the Notes remain unpaid and outstanding, Issuer and each of the Guarantors covenant to the Holders as follows:

5.1 Financial Statements and Other Reports.

Parent and Issuer will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Parent and Issuer will deliver to the Holders:

(a) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (other than the last Fiscal Quarter of each Fiscal Year), the unaudited consolidated balance sheet of Parent and its Subsidiaries and, after the consummation of the Spinco Assets Transfer, of Issuer and its Subsidiaries, in each case as at the end of such fiscal period and the related consolidated statements of income and cash flows of Parent and its Subsidiaries and of Issuer and its Subsidiaries, respectively, for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, reviewed by Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Parent or Issuer, respectively, setting forth in each case in comparative form (x) with respect to such statements of income, the corresponding figures for the corresponding periods for the previous Fiscal Year, and (y) with respect to such balance sheets, the corresponding figures as of the end of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Parent and of Issuer that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries and of Issuer and its Subsidiaries, respectively, as at the dates indicated and the results of their operations and their cash flows for the periods indicated; provided, that the delivery by Parent of quarterly reports on Form 10-Q of Parent and its consolidated Subsidiaries (which shall include all material information contained in the Officer’s Certificate delivered in connection therewith pursuant to Section 5.1(c) with respect to Parent and its Subsidiaries) filed with the SEC no later than 45 days after the end of such Fiscal Quarter shall satisfy the requirements of this Section 5.1(a) with respect to Parent and its Subsidiaries (but not Issuer and its Subsidiaries). Following delivery of each quarterly report, the Holders will have the opportunity to review the contents of the quarterly report with members of the executive management of Parent and of Issuer, respectively, including without limitation Parent’s chief financial officer and Issuer’s chief financial officer, respectively, subject to customary confidentiality undertakings if any non-public information is requested to be presented in such meetings. Parent or Issuer, respectively, shall determine the time and location thereof and notice thereof will be provided to each Holder at least 15 Business Days in advance. Telephonic attendance will be permitted on the part of any of Parent’s or Issuer’s representatives and/or any Holder. In addition, as soon as available and in any event within 15 days of the end of each month that is not the end of a Fiscal Quarter, Parent and Issuer shall deliver to each Electing Holder (as defined below) the unaudited consolidated balance sheet of Parent and its Subsidiaries and Issuer and its Subsidiaries, respectively, as at the end of such fiscal period and the related consolidated statements of income and cash flows of Parent and its Subsidiaries and Issuer and its Subsidiaries, respectively, for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form (x) with respect to such statements of income, the corresponding figures for the corresponding periods for the previous Fiscal Year, and (y) with respect to such balance sheets, the corresponding figures as of the end of the previous Fiscal Year, all in reasonable detail. Following delivery of each monthly report, the Electing Holders will have the opportunity to review the contents of the monthly report with members of the executive management of Parent and of Issuer, including without limitation Parent’s chief financial officer and Issuer’s chief financial officer, respectively. Parent and Issuer shall determine the time and location thereof and notice thereof will be provided to each Electing Holder at least 5 Business Days in advance. Telephonic attendance will be permitted on the part of any of Parent’s or Issuer’s representatives and/or any Electing Holder. For purposes hereof, “Electing Holder” means a Holder that has notified Issuer that it wishes to receive the monthly reports described above, and has provided a confidentiality undertaking reasonably satisfactory to Issuer, provided that such a Holder shall cease to be an Electing Holder upon it notifying Issuer in writing that it no longer wishes to receive the monthly reports described above;

(b) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (A) the consolidated balance sheet of Parent and its Subsidiaries and, after the consummation of the Spinco Assets Transfer, of Issuer and its Subsidiaries, in each case as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries and Issuer and its Subsidiaries, respectively, for such Fiscal Year, all in reasonable detail and certified by the chief financial officer of Parent and of Issuer, respectively, that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries and of Issuer and its Subsidiaries, respectively, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (B) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Parent or Issuer, respectively, which report shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries and Issuer and its Subsidiaries, respectively, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, that the delivery by the Company of annual reports on Form 10-K of Parent and its consolidated Subsidiaries (which shall include all material information contained in the Officer’s Certificate delivered in connection therewith pursuant to Section 5.1(c) with respect to Parent and its Subsidiaries) filed with the SEC no later than 90 days after the end of such Fiscal Year shall satisfy the requirements of this Section 5.1(b) with respect to Parent and its Subsidiaries (but not Issuer and its Subsidiaries);

(c) Compliance Certificates: together with each delivery of financial statements pursuant to Sections 5.1(a) and 5.1(b) above, an Officer’s Certificate of Parent and the Company or Issuer, respectively, stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries or Issuer and its Subsidiaries, respectively, during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Issuer or other Note Party has taken, is taking and proposes to take with respect thereto;

(d) Events of Default, etc.: promptly upon any officer of Issuer obtaining knowledge of (A) any condition or event that constitutes a Default or an Event of Default, or becoming aware that any Holder has given notice with respect to a claimed Default or Event of Default, (B) any violation of any law, statute, rule, regulation or ordinance of any Governmental Authority, or of any agency thereof, binding on Parent or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, (C) any condition or event that could reasonably be expected to result in a violation or breach of the terms or conditions of any FCC License, Underlying License or Spectrum Lease, or result in the termination, invalidity or loss of any material rights under any FCC License, Underlying License or Spectrum Lease or (D) the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action Issuer or other Note Party has taken, is taking and proposes to take with respect thereto;

(e) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Parent and any of its Subsidiaries or Issuer and any of its Subsidiaries, respectively, or any of their respective ERISA Affiliates, has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(f) ERISA Notices: with reasonable promptness, copies of (A) all notices received by Parent or any of its Subsidiaries or Issuer and any of its Subsidiaries, respectively, or any of their respective ERISA Affiliates, from a Multiemployer Plan sponsor concerning an ERISA Event; and (B) such other documents or governmental reports or filings relating to any Plan as the Holders shall reasonably request; and

(g) Build-Out Reports: from time to time and, upon the reasonable prior request of a Holder, provided that such information is not otherwise available in documents filed by Parent with the SEC, reports concerning the status of Parent’s or Issuer’s (or their respective Subsidiaries’) satisfaction of its build-out and service requirements in connection with its FCC Licenses and Spectrum Leases.

5.2 Payment of Notes.

Issuer will promptly pay or cause to be paid the Principal Amount of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes, and in accordance with the terms of the Intercreditor Agreement.

5.3 Satisfaction of Obligations; Taxes.

(a) Parent and Issuer will, and will cause each of their respective Subsidiaries to, perform all obligations under any Contractual Obligation to which Parent, Issuer or any of their respective Subsidiaries is bound, or to which any of their properties is subject, except where the failure to perform would not reasonably be expected to have a Material Adverse Effect.

(b) Parent and Issuer will, and will cause each of their respective Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable before the same shall become a Lien (other than Liens permitted pursuant to Section 5.12(a) or (b) upon any of its properties or assets); provided that no such Tax or claims need be paid if being contested in good faith by appropriate proceedings and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

(c) Except with the written consent of Issuer and Supermajority Holders, Parent shall maintain the status of Issuer as a disregarded entity for U.S. federal income tax purposes, and Parent shall not file Internal Revenue Service Form 8832 with respect to Issuer.

5.4 Maintenance of Property; Insurance.

(a) Parent and Issuer will, and will cause each of their respective Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition in all material respects, ordinary wear and tear and accidental or unforeseen circumstances excepted, all properties necessary in the business of Parent, Issuer and each of their respective Subsidiaries, and all Collateral, and from time to time will make or cause to be made all necessary repairs, renewals and replacements thereof, consistent with industry practice.

(b) Parent and Issuer will, and will cause each of their respective Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Parent, Issuer and their respective Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. From and after the date that is thirty (30) days after the date hereof, each such policy of insurance shall (a) name the Collateral Agent for the benefit of Holders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent for the benefit of Holders as the loss payee thereunder and is otherwise satisfactory in form and substance to Required Holders. In connection with the renewal of each such policy of insurance, Issuer promptly shall deliver to the Collateral Agent a certificate from the Issuer’s insurance broker or other evidence satisfactory to Required Holders that the Collateral Agent on behalf of Holders has been named as additional insured and/or loss payee thereunder.

(c) No later than thirty (30) days after the date hereof, Issuer shall have delivered a certificate from its insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.4(b) is in full force and effect and that the Collateral Agent on behalf of Holders has been named as additional insured and/or loss payee thereunder to the extent required under Section 5.4(b).

5.5 Corporate Existence.

Except as otherwise permitted pursuant to the terms of this Agreement, Parent and Issuer will, and will cause each of their respective Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence.

5.6 Books and Records.

Parent and Issuer will, and will cause each of their respective Subsidiaries to, keep complete and accurate books and records in conformity with GAAP.

5.7 Compliance with Law, Maintenance of FCC Licenses.

Parent and Issuer will, and will cause each of their respective Subsidiaries to:

(a) comply with all Applicable Laws except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b) maintain all Governmental Authorizations in compliance with all Applicable Law except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

(c) maintain in full force and effect the FCC Licenses and Spectrum Leases and any Foreign Licenses or Foreign Spectrum Leases necessary for the operation of their respective businesses, and comply with the construction, operating and reporting requirements of the FCC or other applicable Governmental Authority, including the satisfaction of all FCC and other service and/or buildout requirements, except for such noncompliance or failures to maintain, that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.8 Account Control Agreement Amendment.

No later than thirty (30) days after the date hereof, Parent and Issuer will, and will cause their respective Subsidiaries to, enter into, and use commercially reasonable efforts to cause the financial institution or securities intermediary party thereto, to enter into amendments to the Account Control Agreements to (a) reflect Wilmington Trust as Collateral Agent, First Lien Collateral Agent and Second Lien Collateral Agent, as applicable and (b) make such other amendments thereto as Required Holders and the Collateral Agent shall reasonably request.

5.9 Additional Guarantors; Additional Collateral.

(a) In the event that Parent, Issuer or any of their respective Subsidiaries forms or acquires a License Subsidiary or any other Material Subsidiary, Parent, Issuer and the Company shall promptly notify the Collateral Agent (who shall notify the Holders) of that fact and cause each such License Subsidiary and Material Subsidiary that is a Domestic Subsidiary to execute and deliver to the Collateral Agent counterparts of the Guaranty and the Security Agreement, and, if applicable, shall cause the immediate parent of such Subsidiary (including any such Foreign Subsidiary) to execute a counterpart of the Security Agreement, and, in each case, all such further documents and instruments as may be necessary or, in the opinion of the Required Holders, or the Collateral Agent, desirable to create a valid and perfected Lien on all of the assets of such Subsidiary that constitute Collateral (including, with respect to any Real Property Asset, a mortgage or deed of trust, opinion of local counsel as described in Section 2.1(k)(4)(ii) and all Mortgage Supporting Documents), as well as a pledge of the Subsidiary’s Capital Stock. For so long as the First Lien Obligations and the Second Lien Obligations are outstanding, such Lien and pledge in favor of the Holders shall be a Third Priority Lien and pledge, subject only to the prior rights of the First Lien Noteholders and the Second Lien Noteholders in accordance with the terms of the Intercreditor Agreement. Upon the satisfaction in full of the First Lien Obligations, such Lien and pledge in favor of the Holders shall be a second priority Lien and pledge in and to such Collateral and Capital Stock in favor of the Holders, subject only to the prior rights of the Second Lien Noteholders in accordance with the terms of the Intercreditor Agreement. Upon the satisfaction in full of the First Lien Obligations and the Second Lien Obligations, such Lien and pledge in favor of the Holders shall be a first priority Lien and pledge in and to such Collateral and Capital Stock in favor of the Holders. Prior to the Cross-Collateral Release Date, the Lien and pledge in favor of the Holders will be pari passu with the Liens and pledges in favor of the Parent Third Lien Noteholders in accordance with the terms of the Intercreditor Agreement. Notwithstanding the foregoing, (i) no Foreign Subsidiary shall be required to execute and deliver the Guaranty or the Security Agreement and (ii) the Capital Stock of a Foreign Subsidiary required to be pledged pursuant to the provisions of the Security Agreement shall apply only to a Foreign Subsidiary that is directly owned by Parent, Issuer or a Domestic Subsidiary and shall be limited to 66% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)). Parent, Issuer and the Company shall also deliver to the Holders, together with such counterparts of the Guaranty and the Security Agreement and other documents and instruments, (A) certified copies of such Guarantor’s Organizational Documents, together with a good standing certificate from the Secretary of State (or equivalent officer) of the jurisdiction of its organization or formation, each to be dated as of a recent date prior to their delivery to the Holders, (B) a certificate executed by the secretary or an assistant secretary of such Guarantor as to (a) the incumbency and signatures of the officers of such Guarantor executing the counterparts of the Guaranty and the Security Agreement and such other documents and instruments executed in connection therewith and (b) the fact that the attached resolutions of the Board of Directors of such Guarantor authorizing the execution, delivery and performance of the counterparts of the Guaranty and the Security Agreement and such other documents and instruments are in full force and effect and have not been modified or rescinded, and (C) a favorable opinion of counsel to Parent or Issuer, as applicable, and such Guarantor, in form and substance reasonably satisfactory to the Required Holders, as to (a) the due organization or formation and good standing of such Guarantor, and the ownership of the Capital Stock thereof, (b) the due authorization, execution and delivery by such Guarantor of the counterparts of the Guaranty and the Security Agreement and such other documents and instruments, and (c) the enforceability of the counterparts of the Guaranty and the Security Agreement and such other documents and instruments.

(b) Issuer and each of the Guarantors will (i) cause the Collateral to be subject at all times to a Lien perfected in favor of the Collateral Agent to secure the obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the date hereof, such other additional security documents as the Holders shall reasonably request (including, with respect to any Real Property Asset, a mortgage or deed of trust, opinion of local counsel as described in Section 2.1(k)(4)(ii) and all Mortgage Supporting Documents), subject in any case to Liens permitted hereunder and (ii) deliver such other documentation as the Required Holders or the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC financing statements and other items of the types required to be delivered pursuant to Section 2.1(k), all in form, content and scope reasonably satisfactory to the Required Holders or the Collateral Agent, and duly executed by all applicable Persons and/or filed in all jurisdictions necessary or, in the opinion of the Required Holders, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents. Without limiting the generality of the above, Issuer and the Guarantors will cause (a) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary that is a Material Subsidiary and (b) 66% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary that is directly owned by Parent, Issuer or a Domestic Subsidiary and that is a Material Subsidiary to be subject at all times to a perfected Lien in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Required Holders or the Collateral Agent shall reasonably request. In each case, the priority of the Liens and pledges described in this Section 5.9(b) shall be in accordance with the priorities described in Section 5.9(a) and in the Intercreditor Agreement.

(c) No later than two (2) Business Days after the date hereof, Issuer and the Guarantors shall deliver to the First Lien Collateral Agent stock certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Required Holders) representing 100% of the Capital Stock of each of Issuer and NextWave Metropolitan Inc. and 66% of the voting stock of 4399773 Canada, Inc., in each case as described on Schedule 6(a) to the Security Agreement.

5.10 Asset Sale Proceeds Account.

(a) [RESERVED]

(b) Issuer and the Guarantors shall use any amounts in or deposited in the Asset Sale Proceeds Account in accordance with Section 4.01 of the Intercreditor Agreement; provided that, notwithstanding the foregoing, the proceeds of any Spinco Disposition will be applied in accordance with Section 8.1(c) hereof and Section 3.03 of the Intercreditor Agreement and will not be deposited in the Asset Sale Proceeds Account. In the case of a redemption pursuant to Section 8.1(b) hereof, Issuer shall state in the Notice of Redemption the aggregate amount of proceeds in the Asset Sale Proceeds Account that will be applied to effect such redemption. No later than three (3) Business Days prior to the redemption date specified in the Notice of Redemption, the Collateral Agent, at the direction of Required Holders, shall deliver to the financial institution with which the Asset Sale Proceeds Account is maintained a consent to the release of such proceeds from the Asset Sale Proceeds Account on such redemption date.

(c) All amounts credited to the Asset Sale Proceeds Account shall be held in cash or invested solely in Cash Equivalents of a type described in clauses (i) through (iv) of the definition thereof, and all such cash and Cash Equivalents shall be held in, and credited to, such accounts.

5.11 Limitation on Restricted Payments.

Parent and Issuer shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided that the foregoing shall not prohibit Restricted Payments made (i) by any Subsidiary of Parent (other than Issuer or any of its Subsidiaries) to the Company or any other Guarantor that is a Subsidiary of the Company, (ii) by any Subsidiary of the Company (other than Issuer or any of its Subsidiaries) that is not a Guarantor on a pro rata basis to the holders of its Capital Stock, (iii) by any Subsidiary of Issuer to Issuer or any other Guarantor that is a Subsidiary of Issuer, and (iv) by any Subsidiary of Issuer that is not a Guarantor on a pro rata basis to the holders of its Capital Stock.

5.12 Liens and Related Matters.

(a) Prohibition on Liens. Parent and Issuer shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Parent, Issuer or any of their respective Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

1. Permitted Liens;

2. Liens with respect to Capital Leases and Liens on any asset existing at the time of acquisition of such asset by the Company or a Subsidiary of the Company (provided that no such Lien shall secure any Indebtedness incurred in contemplation of such acquisition or constituting (x) a refinancing, extension or replacement of Indebtedness existing at the time of acquisition of such asset or (y) an increase in the principal amount of Indebtedness existing at the time of acquisition of such asset except to the extent such increase was contemplated pursuant to commitments existing under the agreement evidencing such Indebtedness at the time of such acquisition), or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by the Company or a Subsidiary of the Company or to secure any Indebtedness permitted hereby incurred by the Company or a Subsidiary of the Company at the time of the acquisition of such asset, which Indebtedness is incurred for the sole purpose of financing all or any part of the purchase price thereof (and does not exceed such purchase price); provided, however, that the Lien shall apply only to the asset so acquired and proceeds thereof and shall not apply to any Collateral; and provided further, that all such Liens do not in the aggregate secure Indebtedness in a principal amount in excess of $100,000 at any time outstanding; and

3. with respect to Parent, Issuer and their respective Subsidiaries Liens described in Schedule 5.12 annexed hereto;

(b) No Restrictions on Subsidiary Distributions to Parent, Issuer or their Subsidiaries. Parent and Issuer will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Parent, Issuer or any other Subsidiary of Parent or Issuer, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Parent or Issuer or any other Subsidiary of Parent or Issuer, (iii) make loans or advances to Parent or Issuer or any other Subsidiary of Parent or Issuer, or (iv) transfer any of its property or assets to Parent or Issuer or any other Subsidiary of Parent or Issuer, except (A) as provided in the Note Documents, the First Lien Documents, the Second Lien Documents or the Parent Third Lien Documents, (B) as to transfers of assets, as may be expressly provided in the Merger Agreement and the other Related Agreements, (C) as to transfers of assets expressly permitted by this Agreement or otherwise consented to by Supermajority Holders in accordance with this Agreement, as may be provided in an agreement with respect to a sale of such assets and (D) as to any assets subject to Liens permitted under Section 5.12(a), as may be permitted in any agreement relating to Indebtedness secured by such Lien permitted under Section 5.12(a).

(c) No Negative Pledges. Subject to the terms of the Intercreditor Agreement, neither Parent nor Issuer nor any of their respective Subsidiaries shall enter into any agreement or remain party to any agreement prohibiting the creation or assumption of any Lien upon any of the Collateral, whether now owned or hereafter acquired, to secure obligations under any Note Documents, including this Agreement.

5.13 Indebtedness.

Parent and Issuer shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except that:

(a) Issuer and the Guarantors may become and remain liable with respect to Indebtedness arising or existing under this Agreement, the Notes, the Guaranty, the other Note Documents, the First Lien Notes, the Second Lien Notes, the Parent Third Lien Notes plus such principal amount of Indebtedness arising or existing under the First Lien Notes, the Second Lien Notes and the Parent Third Lien Notes that may be issued as payment-in-kind interest on such Indebtedness;

(b) (x) any Guarantor (other than a Guarantor that is a Subsidiary of Issuer) may become and remain liable with respect to Indebtedness to any other Guarantor (other than a Guarantor that is a Subsidiary of Issuer), and any Subsidiary of the Company (other than Issuer or a Subsidiary of Issuer) that is not a Guarantor may become and remain liable with respect to Indebtedness to any other Subsidiary of the Company (other than Issuer or a Subsidiary of Issuer) that is not a Guarantor, and (y) Issuer or any Guarantor that is a Subsidiary of Issuer may become and remain liable with respect to Indebtedness to Issuer or any other Guarantor that is a Subsidiary of Issuer, and any Subsidiary of Issuer that is not a Guarantor may become and remain liable with respect to Indebtedness to any other Subsidiary of Issuer that is not a Guarantor;

(c) Issuer and the Guarantors may become and remain liable with respect to Indebtedness of the type described in Section 5.12(a)(2) in an aggregate principal amount not in excess of $100,000 at any time outstanding;

(d) Issuer and the Guarantors may become and remain liable with respect to Indebtedness arising under Spectrum Leases that are Capital Leases under GAAP;

(e) [RESERVED]; and

(f) the Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 5.13 annexed hereto.

5.14 Asset Sales.

(a) General Requirements. Parent and Issuer will not, and will not permit any of their respective Subsidiaries to, consummate any Asset Sale except (i) the Merger in accordance with the terms and conditions of the Merger Agreement, (ii) the Spinco Assets Transfer in accordance with the terms and conditions of the Spinco Assets Transfer Documents, (iii) with the prior written consent of Supermajority Holders, any other Asset Sale and (iv) the exercise of the Holder Call Right in accordance with the Holder Call Right Agreement; provided that the Net Proceeds of any Asset Sale (other than (A) any Asset Sale described in clauses (i), (ii) and (iv) of this Section 5.14(a) and (B) any Spinco Disposition) are deposited in the Asset Sale Proceeds Account and applied in accordance with Section 4.01 of the Intercreditor Agreement. Parent and Issuer will (A) consult with Holders (and use reasonable efforts to consult with each Holder to the extent requested by such Holder) and use their best efforts to promptly solicit Asset Sales or other strategic transactions with respect to the Spinco Assets (and, after the termination or expiration of each of the Merger Agreement and the Acquiror Call Right Agreement in accordance with their respective terms, the WCS/AWS Assets), and (B) obtain the prior written consent of Supermajority Holders prior to entering into any definitive agreement with respect to any such transaction and, notwithstanding the existence or absence of any Event of Default, the Collateral Agent shall (subject to Section 2.04 of the Collateral Agency Agreement) at the direction of Supermajority Holders, exercise any or all of the rights specified in Section 14 of the Security Agreement. Any Net Proceeds arising from any Spinco Disposition shall be applied to the satisfaction of the outstanding Third Lien Obligations in accordance with Section 8.1(c) hereof and Section 3.03 of the Intercreditor Agreement.

(b) Parent and Issuer shall not, and shall not permit their respective Subsidiaries to, lease or sublease any of its rights under or in respect of any FCC License or Foreign License except (i) with respect to any FCC License or Foreign License that is a WCS/AWS Asset, with the prior written consent of Supermajority Holders and (ii) with respect to any FCC License or Foreign License that is a Spinco Asset, with the prior written consent of Supermajority Holders.

(c) Notwithstanding anything to the contrary in this Section 5.14, the Holders shall have no right to consent or object to any Asset Sale (other than any Spinco Disposition) permitted in accordance with the terms of the Intercreditor Agreement.

5.15 Merger and Consolidation.

Parent and Issuer shall not, and shall not permit their respective Subsidiaries to, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not Parent, the Company or Issuer is the surviving corporation) or change its form of organization, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Parent or Issuer and their respective Subsidiaries taken as a whole, in one or more related transactions, to another Person, or (iii) consummate a stock sale or other business combination (including without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement) with another Person; except: (1) the Merger in accordance with the terms and conditions of the Merger Agreement, (2) the Spinco Assets Transfer in accordance with the terms and conditions of the Spinco Assets Transfer Documents, (3) with the prior written consent of Supermajority Holders, any Spinco Disposition and (4) the exercise of the Holder Call Right in accordance with the Holder Call Right Agreement. Parent and Issuer will (A) consult with Holders (and use reasonable efforts to consult with each Holder to the extent requested by such Holder) and use their best efforts to promptly solicit Asset Sales or other strategic transactions with respect to the Spinco Assets (and, after the termination or expiration of each of the Merger Agreement and the Acquiror Call Right Agreement in accordance with their respective terms, the WCS/AWS Assets), and (B) obtain the prior written consent of Supermajority Holders prior to entering into any definitive agreement with respect to any such transaction and, notwithstanding the existence or absence of any Event of Default, the Collateral Agent shall be entitled to and shall, at the direction of Supermajority Holders, exercise any or all of the rights specified in Section 14 of the Security Agreement. Any Net Proceeds arising from any Spinco Disposition shall be applied to the satisfaction of the outstanding Third Lien Obligations in accordance with Section 8.1(c) hereof and Section 3.03 of the Intercreditor Agreement.

5.16 No Layering of Debt.

Neither Parent nor Issuer (i) will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of Parent or Issuer, as applicable, and senior in right of payment to, or pari passu in right of payment with, the Notes, or (ii) will permit any Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in right of payment to, or pari passu in right of payment with, such Guarantor’s obligations under the Guaranty. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in right of payment to, or pari passu in right of payment with, such Guarantor’s obligations under the Guaranty. Notwithstanding the foregoing provisions of this Section 5.16, Issuer and the Guarantors shall be permitted to incur, maintain and guaranty all obligations under the First Lien Documents, the Second Lien Documents and the Parent Third Lien Documents.

5.17 Limitation on Transactions With Affiliates.

(a) Parent and Issuer will not, and will not permit any of their respective Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of Parent or Issuer (each an “Affiliate Transaction”) except as disclosed on Schedule 4.18 annexed hereto.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 5.17(a) hereof:

1. transactions (x) between or among any Guarantors (other than any Subsidiary of Issuer) and (y) between or among Issuer and any Guarantors that are Subsidiaries of Issuer;

2. reasonable and customary salaries and fees paid to members of the Boards of Directors and officers of Parent, Issuer and their respective Subsidiaries;

3. reasonable and customary indemnifications and insurance arrangements for the benefit of Persons that are officers or members of the Boards of Directors of Parent, Issuer and their respective Subsidiaries on or after the date hereof, whether such Persons are current or former officers or members at the time such indemnifications or arrangements are entered into;

4. salary, bonus, employee stock option, stock repurchase, employee benefit compensation, business expense reimbursement, health care, insurance and other like benefits, severance, termination and other employment-related agreements, arrangements or plans and other compensation and employment arrangements with directors, officers, managers and employees in the ordinary course of business, including, without limitation, in connection with any employment agreements or benefits arrangements between Parent, Issuer and any of their Subsidiaries with employees; provided that the entry by Parent, Issuer or any of their respective Subsidiaries into any of the foregoing agreements, arrangements or items in excess of $300,000 in the aggregate that are not disclosed in Parent’s annual proxy statement filed with the SEC shall require the written consent of Supermajority Holders;

5. the Transactions and the transactions contemplated by the Related Agreements; or

6. the exercise of the Holder Call Right in accordance with the Holder Call Right Agreement.

5.18 [RESERVED]

5.19 Nature of Business.

Parent and Issuer will not, and will not permit any of their respective Subsidiaries to, engage in any material respect in any business other than a Permitted Business.

5.20 Investment Company Act.

Parent and Issuer will not, and will not permit any of their respective Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

5.21 Waiver of Stay, Extension or Usury Laws.

Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which prohibit or forgive Issuer or Guarantor from paying all or any portion of the Principal Amount of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) Issuer and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

5.22 Spectrum Holdings.

All Spectrum Holdings of Parent, Issuer and their respective Subsidiaries shall be owned by a License Subsidiary that is a Guarantor or, in the case of Foreign Spectrum Holdings, except to the extent Applicable Law or the reasonable tax planning requirements of Parent and its Subsidiaries require otherwise, a Foreign Subsidiary that is directly and wholly owned by Parent, the Company, Issuer or a Domestic Subsidiary that is a wholly-owned Subsidiary of the Company. At no time shall Parent, Issuer or a Guarantor lease, transfer, or otherwise alienate any portion of the Spectrum Holdings, except in accordance with Section 5.14. Parent, Issuer and the Guarantors will take the actions required to maintain the value and utility of the spectrum in the Spectrum Holdings including, without limitation, exercising diligence in preventing any increased interference or undesired signal levels in the radio frequencies specified in the FCC Licenses, Underlying Licenses, Foreign Licenses and licenses relating to any Foreign Spectrum Lease throughout the entirety of the Geographic Service Area (or similar foreign area) specified in such licenses. All such actions in respect of US Spectrum Holdings shall be consistent with the Communications Act and the FCC Rules.

5.23 Amendments of Organizational Documents.

Parent and Issuer shall not, nor shall they permit any of their respective Subsidiaries to, amend, supplement or otherwise change their respective Organizational Documents in a manner that is adverse to the Holders.

5.24 OFAC.

Neither Parent nor Issuer nor any of their respective Subsidiaries: (i) will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed.

Reg. 49079(2001)), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2 of such order, or (iii) will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

5.25 Parent.

Parent shall be a holding company and shall not engage in any business or other activities, other than the issuance of its Capital Stock, the ownership of the Capital Stock of the Company, such activities as are customary for a publicly traded holding company that is not itself an operating company, and other activities expressly contemplated hereby. For the avoidance of doubt, Parent shall be permitted to issue the Notes pursuant to the terms hereof and to carry out its obligations arising thereunder in accordance with the Note Documents and the Intercreditor Agreement; provided that so long as any of the First Lien Obligations or the Second Lien Obligations are outstanding, Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any cash sum for any payment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar cash payment with respect to, any Third Lien Obligations except in accordance with Section 8.1 hereof and Section 3.03 of the Intercreditor Agreement.

5.26 Management Meetings.

Following the end of each calendar month, each Holder will have the opportunity to discuss the current status of the Company’s various proposed Asset Sales of Spectrum Holdings with members of the executive management of Parent and Issuer, including without limitation Parent’s chief financial officer and Issuer’s chief financial officer, as applicable, subject to customary confidentiality undertakings if any non-public information is requested to be presented in such meetings. In connection with such meetings, (a) the Company and Issuer will use their reasonable best efforts to provide each Holder with access to the Company’s and Issuer’s, as applicable, financial advisor(s) to discuss the current status of any proposed Asset Sales of Spectrum Holdings (including the Merger), (b) Issuer shall determine the time and location thereof and notice thereof will be provided to each Holder at least 3 Business Days in advance, and (c) telephonic attendance will be permitted on the part of any of Issuer’s representatives and/or any Holder.

5.27 Board Observer.

(a) The Designating Holders may appoint an observer, which observer shall be entitled to attend (and, subject to any reasonable constraints imposed by the Company’s or Issuer’s Secretary, as applicable, participate in) all meetings of the Board of Directors of (i) prior to the Cross-Collateral Release Date, the Company and (ii) after the consummation of the Spinco Assets Transfer, Issuer. Such observer shall receive all Company and Issuer reports, as applicable, regarding or relating to the Spectrum Holdings, additional relevant meeting materials and notices as and when provided to the members of the applicable Board of Directors; provided, however, that such observer shall (i) at the reasonable request of the Company’s or Issuer’s Secretary, as applicable (which request shall be in writing if practicable under the circumstances), recuse himself or herself for discussions not related to the Company’s or Issuer’s Spectrum Holdings, as applicable, and (ii) hold all information received and discussions observed in connection with any such meetings in confidence except as required by law, rule or regulation.

(b) Notwithstanding Section 5.27(a), the Company or Issuer, as applicable may also exclude such observer from having access to (1) any materials produced by counsel to the Company or Issuer, as applicable, and the portions of any meetings at which the advice or opinion of counsel is sought or provided, so long as the Company or Issuer, as applicable, reasonably believes that such exclusion is reasonably necessary to preserve the Company’s or Issuer’s attorney-client privilege, as applicable, and (2) the portions of any meetings during which is it reasonably determined by the applicable Board of Directors that such observer has a conflict of interest with respect to matters to be addressed by the applicable Board of Directors (it being understood that such observer shall not be deemed to have a conflict of interest in relation to Asset Sales or other transactions or actions not directly relating to the Company’s or Issuer’s financing, as applicable).

5.28 License Subsidiaries.

(a) Parent and each of its Subsidiaries shall cause each FCC License and Spectrum Lease to be held directly by a corporation, limited liability company, or limited partnership organized under the laws of a jurisdiction in the United States that is a License Subsidiary.

(b) From and after the consummation of the Spinco Assets Transfer, Issuer and each of its Subsidiaries shall cause each FCC License and Spectrum Lease constituting a Spinco Asset to be held directly by a corporation, limited liability company, or limited partnership organized under the laws of a jurisdiction in the United States that (i) is a wholly-owned direct or indirect Subsidiary of Issuer, (ii) does not engage in any business or activity other than the ownership and use of one or more FCC Licenses and/or Spectrum Leases that are Spinco Assets and activities incidental thereto, (iii) does not own or acquire any assets other than one or more FCC Licenses and/or Spectrum Leases that are Spinco Assets and Capital Stock of a Subsidiary with operating personnel for FCC-related business, and (iv) does not have or incur any Indebtedness or other liabilities other than liabilities under the Note Documents, liabilities imposed by laws, including tax liabilities, or other liabilities incidental to its existence and permitted business and activities and liabilities under the First Lien Documents, the Second Lien Documents and the Parent Third Lien Documents (any corporation, limited liability company, or limited partnership satisfying the foregoing requirements, a “License Subsidiary”).

5.29 Spinco Assets Transfer; Merger.

(a) Form of Spinco Assets Transfer Documents. Issuer and Parent and/or certain other Subsidiaries of Parent shall enter into the Spinco Assets Transfer Documents (which shall be in form and substance satisfactory to Supermajority Holders), provided all necessary approvals are obtained from relevant Governmental Authorities, on or prior to August 31, 2012 (or, if all such approvals are not obtained on or prior to August 31, 2012, as promptly thereafter as practicable), and Issuer shall promptly deliver to each Holder executed copies thereof.

(b) Compliance with Spinco Assets Transfer Documents. Parent, Issuer and their respective Subsidiaries shall comply with all covenants and obligations set forth in the Spinco Assets Transfer Documents, and, provided all necessary approvals are obtained from relevant Governmental Authorities, no later than August 31, 2012 (or, if all such approvals are not obtained on or prior to August 31, 2012, as promptly thereafter as practicable), Parent and its Subsidiaries will transfer all of the Additional Spectrum Assets and the Other Assets to Issuer or one or more Subsidiaries of Issuer free and clear of any and all Liens (other than any Permitted Lien).

(c) Compliance with Merger Agreement. Parent and its Subsidiaries shall comply with all covenants set forth in the Merger Agreement applicable prior to the consummation of the Merger.

(d) Obligation to cause Merger to Occur. Parent and its Subsidiaries shall cause the Merger to be consummated in accordance with the terms and conditions of the Merger Agreement as soon as practicable and, in any event, no later than July 31, 2013.

(e) Initial Governance. From the date hereof, Issuer shall be governed by the Initial Board of Directors, subject in all cases to the covenants and restrictions set forth in this Agreement and the other Note Documents.

(f) Bankruptcy Filing. From the date hereof, the Operating Agreement shall (i) require the unanimous consent of the Initial Board of Directors for Issuer to file a voluntary petition under the Bankruptcy Code (i.e., commence a bankruptcy), consent to the entry of an order for relief against it in an involuntary bankruptcy case, consent to the appointment of a custodian of it or for all or substantially all of its property or make a general assignment for the benefit of its creditors and (ii) contain other customary provisions so as to make Issuer a “bankruptcy remote” entity.

(g) FCC Approval. Parent and Issuer shall promptly prepare and file any applications and other documents and do all other things necessary for any approval by the FCC that may be necessary to transfer control of Issuer to the Holders, and immediately after the receipt of any such approval, shall provide written notice of such approval to the Noteholder Representative and the Holders. The parties agree that no control of Issuer (as “control” is defined by the rules and regulations of the FCC) shall be exercised by the Holders until the Closing (as defined in the Holder Call Right Agreement).

5.30 Amendments or Waivers of Material Contracts and Related Agreements.

(a) Except as required in accordance with the terms of the Merger Agreement, neither Parent nor Issuer nor any of their respective Subsidiaries will agree to terminate, enter into any material amendment to or waiver of any of its material rights under any Material Contract without obtaining the prior written consent of Supermajority Holders to such amendment or waiver. Neither Parent nor Issuer nor any of their respective Subsidiaries will agree to terminate, enter into any amendment to or of waiver of any of its rights under any

Spinco Assets Transfer Document in any manner that could be materially adverse to the Holders without in each case obtaining the prior written consent of Supermajority Holders to such termination, amendment or waiver.

(b) Parent shall not enter into any amendment to the Merger Agreement that is materially adverse to the Holders without first receiving prior written consent of Supermajority Holders; provided that, for the avoidance of doubt, the waiver of a closing condition in the Merger Agreement is not an amendment; provided, further, that notwithstanding the foregoing, nothing contained herein shall prevent Parent from taking any action that the Board of Directors of Parent (or the Independent Committee thereof) determines in good faith after consultation with outside legal counsel is required in order to fulfill the fiduciary duties of the Board of Directors of Parent under Delaware law. Notwithstanding the foregoing, Parent may not in any circumstances amend Sections 5.7(b), 5.14, 5.16, 5.18 and 5.19 of the Merger Agreement in any manner materially adverse to the Holders without first receiving prior written consent of the Supermajority Holders.

(c) To the extent the prior written consent of Supermajority Holders is not otherwise required pursuant to Section 5.30(a) or (b), Parent and Issuer shall, and shall cause each of their respective Subsidiaries to, promptly (and, to the extent practicable, in advance of the execution thereof) provide Holders with copies of each amendment, waiver or other modification of any Related Agreement.

5.31 Issuance of Capital Stock.

From and after the date hereof but prior to any redemption pursuant to Section 8.1(a) or Section 8.1(d), the Company will not transfer any Capital Stock of Issuer to any Person, and Issuer will not, and will not permit any of its Subsidiaries to, issue, sell or otherwise transfer, to any Person other than the Company, any Capital Stock of Issuer or any of its Subsidiaries.

5.32 Relationship to Merger Agreement.

At any time prior to the earlier to occur of (i) termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time (as defined in the Merger Agreement), to the extent any restrictive covenant, restriction or obligation in Sections 5.1, 5.5, 5.7, 5.15, 5.16, 5.18 and 5.19 of the Merger Agreement required to be performed or complied with by Parent prior to the Closing (as defined in the Merger Agreement) is less restrictive than the covenants set forth in Sections 5.11-5.17, 5.19-5.21, 5.23-5.25, 5.30, 5.31 and 5.34, (a) Parent and its Subsidiaries shall be permitted, notwithstanding anything in this Agreement to the contrary, to take any action, engage in any transaction or permit or cause to occur or exist any condition or event to the extent, and only to the extent, expressly permitted in accordance with the terms and conditions of the Merger Agreement and (b) such restrictive covenant, restriction or obligation in Sections 5.1, 5.5, 5.7, 5.15, 5.16, 5.18 and 5.19 of the Merger Agreement shall be incorporated into this Article V mutatis mutandis as to Parent and its Subsidiaries to the extent, and only to the extent, necessary to permit Parent and its Subsidiaries to take any action, engage in any transaction or permit or cause to occur or exist any condition or event permitted in accordance with clause (a) of this Section 5.32.

5.33 Mortgage Supporting Documents.

Parent and Issuer will, and will cause each of their respective Subsidiaries to, obtain and deliver to Collateral Agent, within 60 days after the date hereof (unless waived or extended by Collateral Agent pursuant to the written direction of the Required Holders), to the extent such items have not been delivered as of the date hereof, the following (each, a “Mortgage Supporting Document”):

(i) a lender’s title insurance policy with respect to such Real Property Asset, in such amount, in such form, and with such endorsements as are reasonably satisfactory to the Required Holders insuring that the Collateral Agent has a valid third priority Lien in and to such Real Property Asset, free and clear of all defects, encumbrances and Liens, except for Permitted Liens and for such defects, encumbrances and Liens as may be approved by the Required Holders;

(ii) evidence in form and substance reasonably satisfactory to the Required Holders that all premiums in respect of the lender’s policy of title insurance, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid by Parent, Issuer or any Subsidiary;

(iii) copies of the most recent survey (if any) of such Real Property Asset in the possession of Parent, Issuer or any Subsidiary;

(iv) endorsements to such insurance policies required by Section 4.17 to be maintained with respect to the Real Property Assets, naming the Collateral Agent as an additional insured and loss payee; and

(v) such other agreements, documents and instruments in form and substance reasonably satisfactory to the Required Holders, as the Required Holders or the Collateral Agent (at the direction of the Required Holders) may request to perfect, maintain, or enforce a valid and enforceable third priority lien on such Real Property Asset in favor of the Collateral Agent subject only to Permitted Liens and such other Liens as the Required Holders may reasonably approve.

5.34 Investments.

Parent and Issuer shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock of any Person, or any division or line of business of any Person except: (a) Parent, Issuer and their respective Subsidiaries may make and own Investments in Cash and Cash Equivalents; (b) Parent and any Guarantor (other than a Guarantor that is a Subsidiary of Issuer) may make and own additional equity Investments in any other Guarantor, and any Subsidiary of Parent (other than Issuer or a Subsidiary of Issuer) that is not a Guarantor may make and own additional equity Investments in any other Subsidiary of Parent that is not a Guarantor; (c) Issuer and any Guarantor that is a Subsidiary of Issuer may make and own additional equity Investments in any other Guarantor that is a Subsidiary of Issuer, and any Subsidiary of Issuer that is not a Guarantor may make and own additional equity Investments in any other Subsidiary of Issuer that is not a Guarantor; (d) Parent, Issuer and their respective Subsidiaries may make intercompany loans to the extent permitted under Section 5.13(b); (e) Parent, Issuer and their respective Subsidiaries may continue to own the Investments owned by them as of the date hereof and described on Schedule 5.34 annexed hereto; (f) Parent, Issuer and their respective Subsidiaries may make Investments in Issuer and its Subsidiaries in connection with the Spinco Assets Transfer; and (g) other Investments in an aggregate amount not to exceed $100,000.

ARTICLE VI

DEFAULTS AND REMEDIES

6.1 Event of Default.

Each of the following is an “Event of Default”:

(a) Issuer defaults and such default continues for a period of five (5) days in the payment when due of interest or fees on the Notes or other fees or payments under this Agreement;

(b) Issuer defaults in the payment when due of the Principal Amount of, or premium, if any, on the Notes;

(c) [RESERVED];

(d) any Note Party fails to observe or perform any term or condition contained in Sections 5.4(b), 5.5, 5.7(c), 5.8 through 5.31 or 5.34 of this Agreement;

(e) any Note Party fails to observe or perform any covenant in any Note Document, other than as set forth in Section 6.1(d) or any other covenant a default in the performance of which is covered elsewhere in this Section 6.1, for 20 days after the earlier of (1) the date such Note Party becomes aware of the default or (2) written notice to Issuer by the Holders of at least twenty-five percent (25%) of the aggregate Principal Amount of the outstanding Notes specifying the default and demanding that such default be remedied and stating that such notice is a “Notice of Default”;

(f) the occurrence of any default or event of default in respect of the First Lien Notes, the Second Lien Notes or the Parent Third Lien Notes if, in any such case, the effect of such default or event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); provided, however, that an “Event of Default” under and as defined in the First Lien Purchase Agreement, an “Event of Default” under and as defined in the Second Lien Purchase Agreement or an “Event of Default” under and as defined in the Parent Third Lien Exchange Agreement shall constitute an Event of Default under this Section 6.1(f) only after a “Notice of Acceleration” as variously described in the First Lien Purchase Agreement, the Second Lien Purchase Agreement or the Parent Third Lien Exchange Agreement, as applicable, has been given and not rescinded in accordance with the terms of the First Lien Purchase

Agreement, the Second Lien Purchase Agreement or the Parent Third Lien Exchange Agreement, as the case may be;

(g) (1) a payment default occurs under any mortgage, deed of trust, indenture or instrument under which there may be issued or by which there may be secured or evidenced any other Indebtedness for money borrowed by Parent, Issuer or any of their respective Subsidiaries in excess of $2,500,000, whether such Indebtedness now exists, or is created after the date of this Agreement, or (2) the occurrence of any other default or event of default under any such mortgage, deed of trust, indenture or instrument, if, in either such case, the effect of such default or event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise);

(h) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Parent, Issuer or any of their respective Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 30 days; provided that the aggregate of all such undischarged judgments (exclusive of any applicable, independent third party insurance coverage or third party indemnity, on terms and conditions and from indemnitors reasonably acceptable to the Holders) exceeds $2,500,000;

(i) Parent, Issuer or any of their respective Subsidiaries (other than any of Go Networks or Cygnus or any Subsidiary of Go Networks or Cygnus):

1. commences a voluntary bankruptcy proceeding;

2. consents to the entry of an order for relief against it in an involuntary bankruptcy case;

3. consents to the appointment of a custodian of it or for all or substantially all of its property;

4. makes a general assignment for the benefit of its creditors; or

5. generally is not paying its debts as they become due;

(j) 1. a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(A)	is for relief against Parent, Issuer or any of their respective Subsidiaries;

(B)	appoints a custodian for all or substantially all of the property of Parent, Issuer or any of their respective Subsidiaries; or orders the liquidation of Parent, Issuer or any of their respective Subsidiaries; or

(C)	orders the liquidation of Parent, Issuer or any of their respective Subsidiaries; and

(D)	the order or decree remains unstayed and in effect for thirty (30) consecutive days; or

2. a bankruptcy proceeding is commenced against Parent, Issuer or any of their respective Subsidiaries and such proceeding shall continue for thirty (30) consecutive days without being dismissed, bonded or discharged;

provided that this Section 6.1(j) shall not apply to any such order, decree or proceeding to the extent it solely applies to any of Go Networks or Cygnus or any Subsidiary of Go Networks or Cygnus;

(k) any Note Document is held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason (other than the payment in full of the Third Lien Obligations or any other termination thereof in accordance with the terms hereof) to be in full force and effect in any material respect or Issuer or any Guarantor, or any Person acting on behalf of any such Person, shall deny or disaffirm in writing its obligations under any Note Document (other than in accordance with its terms);

(l) any representation, warranty, certification or other statement made or furnished to the Holders by or on behalf of Issuer or any Guarantor in this Agreement, any Note Document or any instrument, certificate or financial statement furnished (in compliance with or in reference thereto) proves to be false, incorrect, breached, or misleading in any material respect when made or furnished;

(m) (A) one or more ERISA Events occur that individually or in the aggregate result in or could reasonably be expected to result in liability of Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates, in excess of $2,500,000 during the term of this Agreement; or (B) Unfunded Pension Liabilities exist individually or in the aggregate for all Plans (excluding for purposes of such computation any Plans with respect to which assets exceed benefit liabilities), which exceeds $2,500,000;

(n) except as described in Items 1, 2 and 3 of Schedule 3.10 to the Merger Agreement, (1) any FCC License or Foreign License or other Spectrum Holdings owned or held by Parent, Issuer or any of their respective Subsidiaries and required for the lawful ownership, lease, control, use, operation, management or maintenance of any Wireless Communications System owned by Parent, Issuer or any of their respective Subsidiaries shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal, or otherwise modified in any material adverse respect, or shall be renewed on terms that materially and adversely affect the economic or commercial value or usefulness thereof, the result of which, individually or in the aggregate together with similar events with respect to other FCC Licenses, Foreign Licenses or other Spectrum Holdings held by Parent, Issuer or any of their respective Subsidiaries, could reasonably be expected to have a Material Adverse Effect; (2) one or more of the FCC Licenses, Foreign Licenses or other Spectrum Holdings held by Parent, Issuer or any of their respective Subsidiaries, the loss of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, shall no longer be in full force and effect; or (3) any other proceeding shall have been instituted by or shall have been commenced before any Governmental Authority that more likely than not will result in the cancellation, termination, rescission, revocation, impairment or suspension of one or more such FCC License, Foreign License or other Spectrum Holdings or result in such modification of one or more such FCC Licenses, Foreign Licenses or other Spectrum Holdings that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; provided that, notwithstanding the foregoing exception with respect to the matters described in Items 1, 2 and 3 of Schedule 3.10 to the Merger Agreement, an Event of Default will have occurred if any FCC License shall have been awarded by the FCC to any Competing Party (as defined in the Merger Agreement) or otherwise shall have been lost, revoked, canceled, terminated, suspended, not renewed or forfeited;

(o) the Merger Agreement shall have terminated and 60 days shall have elapsed after the termination of the Merger Agreement; or

(p) a Change of Control shall have occurred.

6.2 Acceleration.

Subject to the terms of the Intercreditor Agreement and the Forbearance Agreement:

(a) upon the occurrence of an Event of Default (an “Insolvency Default”) specified in clause (i) or (j) of Section 6.1 hereof, all outstanding Notes will become due and payable immediately without further action or notice; and

(b) if any other Event of Default occurs and is continuing, Holders of not less than fifty-one percent (51%) of the aggregate Principal Amount of the outstanding Notes may declare all the Notes to be due and payable by notice in writing to Issuer (with a copy to the Collateral Agent) specifying the respective Event of Default and that it is a “Notice of Acceleration.”

For the avoidance of doubt, the Principal Amounts due under this Section 6.2 shall be due and payable in cash, together with all other amounts, whether interest or otherwise, due and payable under this Section 6.2, upon the Notes becoming due and payable under this Section 6.2.

The Supermajority Holders, by written notice to Issuer (with a copy to the Collateral Agent) may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than nonpayment of principal, interest or the premium that has become due solely because of the acceleration) have been cured or waived.

6.3 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Required Holders or the Collateral Agent (at the written direction of Required Holders), as applicable, may pursue any available remedy (i) to collect the payment of principal, premium, and interest on the Notes,

(ii) to enforce the performance of any provision of the Notes, this Agreement, or the Guaranty, or (iii) exercise remedies under the Collateral Documents.

(b) A delay or omission by any Holder or the Collateral Agent in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.4 Waiver of Past Defaults.

Supermajority Holders or the Collateral Agent (at the written direction of Supermajority Holders) may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the Principal Amount of, premium or interest on, the Notes and (ii) a Default or Event of Default arising from the failure to redeem any Note when required pursuant to the terms of this Agreement; provided, however, that the Supermajority Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, subject to the terms of the final paragraph of Section 6.2. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Each of the Purchasers and subsequent Holders hereby consents to and approves of, and, if applicable, waives any Event of Default resulting solely in connection with and arising from the commencement of any bankruptcy, insolvency or liquidation proceeding to the extent the claims and/or liabilities in connection therewith affect only any of Go Networks or Cygnus or any Subsidiary of Go Networks or Cygnus.

6.5 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium and interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

ARTICLE VII

[RESERVED]

ARTICLE VIII

REDEMPTION AND REPURCHASE OF THE NOTES

8.1 Mandatory Redemption.

(a) Exercise of Holder Call Right. Upon the satisfaction of the Merger Exercise Condition (as defined in the Holder Call Right Agreement) and immediately prior to the Closing (as defined in the Merger Agreement), all of the Notes then outstanding shall automatically be redeemed and, in exchange therefor, the Company shall transfer all of the Capital Stock of Issuer to the Holders in accordance with the Holder Call Right Agreement.

(b) Asset Sales (Other than Spinco Dispositions). Following the satisfaction in full of the First Lien Obligations and the Second Lien Obligations, within three (3) Business Days of any Asset Sale (other than a Spinco Disposition) consummated simultaneously with or after the satisfaction in full of the First Lien Obligations and the Second Lien Obligations, Issuer shall make a redemption of the Notes and, to the extent any Parent Third Lien Obligations remain outstanding, the Parent Third Lien Notes on a pro rata basis in an amount equal to the Net Proceeds of such Asset Sale (or, in the case of any redemption of the Notes and the Parent Third Lien Notes occurring simultaneously with the satisfaction in full of the First Lien Obligations and/or the Second Lien Obligations, any excess Net Proceeds of such Asset Sale following the satisfaction in full of the First Lien Obligations and the Second Lien Obligations); provided that, redemption of the Notes with the proceeds of any Spinco Disposition shall be governed by Section 8.1(c) hereof and Section 3.03 of the Intercreditor Agreement and not this Section 8.1(b). For the avoidance of doubt, if any redemption of the Notes under this Section 8.1(b) shall occur simultaneously with the satisfaction in full of the First Lien Obligations and/or the Second Lien Obligations, then the amount of the Notes and Parent Third Lien Notes redeemed pursuant to this Section 8.1(b) shall be reduced by the amount of Net Proceeds used to satisfy the First Lien Obligations and/or the Second Lien Obligations, as applicable.

(c) Spinco Dispositions. Concurrently with the consummation of any Spinco Disposition, the Company and Issuer shall cause the Net Proceeds of such Spinco Disposition to be transferred free and clear of Liens (other than Liens in favor of the Collateral Agent to secure the Third Lien Obligations) by the applicable acquiror, payor or other counterparty directly to the Spinco Dispositions Proceeds Account on behalf of the Holders. In the event any proceeds of any such transaction are received by Parent or any of its Subsidiaries, Parent or such Subsidiary shall hold such proceeds in trust for the Holders and immediately transfer such proceeds, in the form received and free and clear of Liens (other than Liens in favor of the Collateral Agent to secure the Third Lien Obligations), to the Spinco Dispositions Proceeds Account on behalf of the Holders. The Collateral Agent shall hold such Net Proceeds in the Spinco Dispositions Proceeds Account and, at the written direction of Supermajority Holders, either: (i) (a) Issuer shall redeem all or any portion of the Notes then outstanding in an aggregate amount not to exceed

$250,000,000 and any Net Proceeds not applied to redeem the Notes will be held in accordance with the succeeding clause (ii) and (b) the Collateral Agent will hold legal title to such Net Proceeds on behalf of and for the Holders in accordance with the Collateral Agency Agreement, including without limitation Sections 3.01(f) and 4.06(s) thereof, subject to Section 3.03(c) of the Intercreditor Agreement, until the Spinco Proceeds Release Date; or (ii) Issuer will not redeem the Notes and such Net Proceeds will be held by the Collateral Agent in the Spinco Dispositions Proceeds Account as collateral for the Third Lien Obligations subject to Section 3.03(c) of the Intercreditor Agreement until the Spinco Proceeds Release Date; provided that, if the Collateral Agent receives no written direction from Supermajority Holders on or prior to the date on which the Collateral Agent receives such Net Proceeds, the foregoing clause (i) will apply. Upon the occurrence of the Spinco Proceeds Release Date, to the extent the Notes were not previously redeemed, the Notes shall be automatically redeemed as of such date on a pro rata basis, and, upon receipt by Collateral Agent of written direction from Supermajority Holders certifying that the Spinco Proceeds Release Date has occurred, such Net Proceeds shall be distributed by the Collateral Agent to Holders as promptly as practicable; provided that: (A) if the Spinco Proceeds Release Date occurs as described in clause (iii) of the definition thereof (as certified to the Collateral Agent by the Supermajority Holders), the Net Proceeds shall be distributed on a pro rata basis to the Parent Third Lien Noteholders on account of the Parent Third Lien Notes and to the Holders on account of the Notes; (B) if the Spinco Proceeds Release Date occurs substantially simultaneously with the exercise of the Holder Call Right, the Collateral Agent shall, upon receipt by Collateral Agent of an Officer’s Certificate of Issuer certifying that the Holder Call Right has been exercised, deliver such Net Proceeds (in the form received by the Collateral Agent) to the Issuer as promptly (for distribution to the holders of the Issuer’s Capital Stock in accordance with Section 2.1 of the Governance Agreement and, if the Spinco Proceeds Release Date occurs as described in clause (iii) of the definition thereof, ratably to the Parent Third Lien Noteholders on account of the Parent Third Lien Notes) as promptly as practicable; and (C) if the Holder Call Right is exercised prior to the Spinco Proceeds Release Date, the Collateral Agent shall, upon receipt by Collateral Agent of an Officer’s Certificate of Issuer certifying that the Holder Call Right has been exercised, deliver such Net Proceeds (in the form received by the Collateral Agent) to the Escrow Agent (as defined in the Company Escrow Agreement) to be initially held in the Company Escrow Account (as defined in the Company Escrow Agreement), subject to the Intercreditor Agreement and the Company Escrow Agreement, and distributed in accordance with and when and to the extent permitted by Section 3.03 of the Intercreditor Agreement and the Company Escrow Agreement. In the event such Net Proceeds are received by the Collateral Agent in the form of securities rather than cash, (x) the value of such securities for purposes of determining the redemption price will be the value of such securities, as reasonably determined by Supermajority Holders, as of 5:00 p.m. New York City time on the day prior to the date on which the agreement to enter into such transaction was executed, (y) the Collateral Agent will sell or distribute such securities at the written direction of Supermajority Holders and (z) such securities and, as applicable, the proceeds from the sale of such securities, shall constitute Net Proceeds to be held and distributed by the Collateral Agent in accordance with this Section 8.1(c) hereof and Section 3.03 of the Intercreditor Agreement. Notwithstanding anything in this Agreement or any other Note Document to the contrary, such Net Proceeds may be held by the Collateral Agent in accordance with this Section 8.1(c) hereof and Section 3.03 of the Intercreditor Agreement irrespective of whether the value of such Net Proceeds exceeds at any time the outstanding amount of the Third Lien Obligations. In no event shall the Collateral Agent be responsible or liable for the manner in which such securities are sold or the value of such securities received from any sale. Such securities shall be sold without representation or warranty through a public or private sale and the Collateral Agent shall not be responsible for any compliance with state or federal securities laws. The Collateral Agent may require appropriate representations from any prospective purchasers of such securities regarding applicable securities laws. For the avoidance of doubt, the Collateral Agent shall be deemed to have no knowledge of the occurrence of the Spinco Proceeds Release Date absent written certification of such occurrence from the Supermajority Holders, and the Collateral Agent can conclusively rely on such notification and shall incur no liability for such reliance.

(d) Other Redemption Under Holder Call Right Agreement. Issuer shall redeem all of the Notes in accordance with the terms and conditions of Section 2.2(a) of the Holder Call Right Agreement and, in exchange therefor, the Company shall transfer all of the Capital Stock of Issuer to the Holders in accordance with the Holder Call Right Agreement.

(e) Mechanics of Redemptions. Any redemption pursuant to Section 8.1(b) shall be made pursuant to the provisions of Sections 8.2 through 8.6 hereof.

8.2 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, Issuer will select Notes for redemption on a pro rata basis.

8.3 Notice of Redemption.

In the case of any mandatory redemption of Notes pursuant to Section 8.1(b) hereof, at least three (3) Business Days but not more than five (5) Business Days before the applicable redemption date, Issuer will mail or cause to be mailed, by first class mail or courier, notice of redemption (a “Notice of Redemption”) to the Collateral Agent and each Holder whose Notes are to be redeemed at its registered address. The notice will identify the Notes to be redeemed and will state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the Principal Amount of such Note to be redeemed, and that, after the redemption date upon surrender of such Note, a new Note or Notes in aggregate Stated Value equal to the unredeemed portion of the Principal Amount of the original Note will be issued upon cancellation of such original Note;

(d) that Notes must be surrendered to Issuer to collect the redemption price;

(e) that, unless Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

(f) the Section of this Agreement pursuant to which the Notes called for redemption are being redeemed.

8.4 Effect of Notice of Redemption.

In the case of any mandatory redemption of Notes pursuant to Section 8.1(b) hereof, once the Notice of Redemption is mailed in accordance with Section 8.3, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A Notice of Redemption may not be conditional.

8.5 Deposit of Redemption.

Payments on Notes that are to be redeemed will be made in accordance with Section 3.2 of this Agreement; provided that, notwithstanding the foregoing, payments on Notes pursuant to a redemption under Section 8.1(c) will be made in accordance with Section 8.1(c) hereof and Section 3.03 of the Intercreditor Agreement.

If Issuer complies with the provisions of the immediately preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the date of redemption will be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of Issuer to comply with the preceding paragraph, interest shall be paid in cash on the unpaid Principal Amount, from the redemption date until such Principal Amount is paid, at the rate provided in the Notes and in accordance with Section 3.2 hereof.

8.6 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, Issuer will issue at the expense of Issuer a new Note or Notes equal in aggregate Stated Value to the unredeemed portion of the Principal Amount of the Note surrendered.

ARTICLE IX

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Account Control Agreements” means, collectively, (i) the Amended and Restated Corporate Cash Management Services Account Control Agreement dated as of November 24, 2008, among UBS Financial Services Inc., the Company, the First Lien Collateral Agent, the Second Lien Collateral Agent and the Collateral Agent and (ii) any other control agreements entered into by any Note Party, First Lien Collateral Agent, Second Lien Collateral Agent and/or Collateral Agent and the financial institution or securities intermediary at which the Asset Sale Proceeds Account is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges the security interest of the First Lien Collateral Agent, Second Lien Collateral Agent and/or Collateral Agent, as applicable, in such accounts, and agrees that the financial institution or securities intermediary, as the case may be, will comply with instructions originated by the First Lien Collateral Agent, Second Lien Collateral Agent

and/or Collateral Agent, as applicable, as to the disposition of funds in such account, without further consent by any Note Party, as each control agreement referred to clauses (i) and (ii) above may be amended, restated, supplemented or otherwise modified from time to time.

“Acknowledgment Letter” means that certain letter agreement dated as of August 16, 2012 by and among Acquiror, the First Lien Noteholders, the Second Lien Noteholders, the Parent Third Lien Noteholders, the Holders and Parent relating to certain provisions of the Merger Agreement.

“Acquiror” has the meaning assigned to such term in the recitals to this Agreement.

“Acquiror Call Right” means Acquiror’s right to purchase all of the Parent Third Lien Notes from the Parent Third Lien Noteholders in accordance with the provisions of the Acquiror Call Right Agreement.

“Acquiror Call Right Agreement” means that certain Call Right Agreement dated as of August 1, 2012, by and among Acquiror, the Noteholder Representative and the holders of the Original Notes.

“Acquiror Debt Purchase Agreements” means (i) that certain Note Purchase Agreement dated as of August 1, 2012, by and among Acquiror, the Noteholder Representative and the First Lien Noteholders party thereto, (ii) that certain Note Purchase Agreement dated as of August 1, 2012, by and among Acquiror, the Noteholder Representative and the Second Lien Noteholders party thereto and (iii) that certain Note Purchase Agreement dated as of August 1, 2012, by and among Acquiror, the Noteholder Representative and the holders of Original Notes party thereto.

“Additional Spectrum Assets” has the meaning assigned to such term in the Merger Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliate Transactions” has the meaning assigned to such term in Section 5.17.

“Aggregate Amounts Due” has the meaning assigned to such term in Section 10.21.

“Agreement” means this Amended and Restated Spinco Third Lien Subordinated Exchange Agreement and all Schedules, Exhibits and Annexes annexed hereto.

“Anti-Money Laundering Laws” has the meaning assigned to such term in Section 4.36.

“Applicable Interest Rate” means a rate of 16% per annum; provided, that during any period of time when an Event of Default has occurred and is continuing but subject to the Forbearance Agreement, the Applicable Interest Rate shall be increased to include Default Interest.

“Applicable Law” means, collectively, all statutes, laws, rules, regulations, ordinances, decisions, writs, judgments, decrees, and injunctions of any Governmental Authority affecting Parent or any of its Subsidiaries or any collateral or any of their other assets, whether now or hereafter enacted and in force, and all Governmental Authorizations relating thereto.

“Asset Sales” means, as to any Person, the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition by such Person or any of its Subsidiaries to any other Person of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, the Capital Stock of any of such Person’s Subsidiaries, provided that the sale, conveyance or other disposition of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole will be governed by the provisions of Section 5.15 and not by the provisions of Section 5.14. In addition, the term “Asset Sale” shall exclude:

(a) sale or transfer of cash or Cash Equivalents in the ordinary course of business;

(b) any sale or disposition of property or assets by a Subsidiary of Parent (other than Issuer or any Subsidiary of Issuer) to Parent or a Subsidiary of Parent (other than Issuer or any Subsidiary of Issuer) that is a Guarantor, or by a Subsidiary of Parent (other than Issuer or any Subsidiary of Issuer) that is not a Guarantor to another Subsidiary of Parent (other than Issuer or any Subsidiary of Issuer) that is not a Guarantor; and

(c) any sale or disposition of property or assets by a Subsidiary of Issuer to Issuer or a Subsidiary of Issuer that is a Guarantor, or by a Subsidiary of Issuer that is not a Guarantor to another Subsidiary of Issuer that is not a Guarantor.

“Asset Sale Proceeds Account” means an account of the Company or Issuer established with UBS Financial Services, Inc. or another financial institution reasonably satisfactory to Required Holders, for the purpose set forth in Section 5.10 and subject to an Account Control Agreement.

“Assigned and Assumed Obligations” has the meaning assigned to such term in the recitals to this Agreement.

“Assumption Agreement” means an Assumption Agreement substantially in the form of Exhibit I annexed hereto, pursuant to which any Person becoming a Holder after the date hereof shall become a party to (i) this Agreement, (ii) the Collateral Agency Agreement, and (iii) the Intercreditor Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or similar governing body.

“Business Day” means any day that is not a Legal Holiday.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights, preemptive rights, conversion rights, stock appreciation rights, employee stock plans, options to purchase or other similar arrangements or rights to acquire any of the foregoing.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guarantied as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has “Tier 1 capital” (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s. For the avoidance of doubt, Cash Equivalents shall not include any auction rate or similar securities where the obligor is not absolutely required to redeem or repay the Indebtedness in question within such one year (or shorter) period.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation, treaty or order, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, (iii) any determination of a court or other Governmental Authority or (iv) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International

Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a) the approval by the holders of the Capital Stock of Issuer, the Company or Parent of any plan or proposal for liquidation or dissolution;

(b) any “person” or “group” (each as defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) (other than (i) a person or group comprised solely of holders of the Capital Stock of Issuer, the Company or Parent, as applicable, as of the date hereof or (ii) with respect to the Capital Stock of Issuer, any Permitted Holder) shall become the beneficial owner (as so defined), directly or indirectly, of shares representing more than 35% of the aggregate voting power represented by the issued and outstanding Capital Stock of Issuer, the Company or Parent; or

(c) the Continuing Directors shall cease to constitute a majority of the Board of Directors of the Issuer, the Company or Parent;

provided that neither the Merger nor the exercise of the Holder Call Right nor the Spinco Assets Transfer will be a “Change of Control”.

“Closing” has the meaning assigned to such term in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended to the date hereof from time to time hereafter, and any successor statute.

“Collateral” means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Third Lien Obligations.

“Collateral Agency Agreement” means the Third Lien Collateral Agency Agreement dated as of the date hereof, in substantially the form of Exhibit E hereto, by and between the Holders, Parent Third Lien Noteholders and the Collateral Agent.

“Collateral Agent” means Wilmington Trust, National Association, acting in its capacity as collateral agent for the benefit of the Holders under the Collateral Agency Agreement, together with its successors and assigns.

“Collateral Documents” means the Security Agreement, the Collateral Agency Agreement, the Account Control Agreements, the Mortgage and all other instruments or documents delivered by any Note Party pursuant to this Agreement or any of the other Note Documents in order to grant to the Collateral Agent, on behalf of Holders, a Third Priority Lien on any property of such Note Party as security for the Third Lien Obligations; provided that if no First Lien Obligations are outstanding such Lien shall have priority over all other Liens in and to such Collateral (other than any Second Priority Liens, Third Priority Liens securing Parent Third Lien Obligations and any Permitted Liens); and provided further that if no First Lien Obligations or Second Lien Obligations are outstanding such Lien shall have priority over all other Liens in and to such Collateral (other than Third Priority Liens securing Parent Third Lien Obligations which Liens shall, prior to the Cross-Collateral Release Date, be pari passu with the Third Priority Liens securing the Third Lien Obligations hereunder and any Permitted Liens).

“Common Stock” means the common stock, par value $0.001, of Parent.

“Communications Act” means the Communications Act of 1934, as amended.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Company Escrow Agreement” has the meaning assigned to such term in the Governance Agreement.

“Compliance Certificate” means an Officer’s Certificate delivered in accordance with Section 5.1(c).

“Continuing Directors” means the directors of Parent, the Company, or Issuer, as applicable, as of the date hereof, and each other director if, in each case, such other director’s nomination for election to the Board of Directors of Parent, the Company, or Issuer, as applicable, is recommended by at least a majority of the then Continuing Directors.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Covered Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Cross-Collateral Release Date” has the meaning assigned to that term in the Intercreditor Agreement.

“Cygnus” means Cygnus Communications, Inc., a Delaware corporation.

“Daily Interest Rate” means, as of each date of determination, the quotient of (i) the Applicable Interest Rate divided by (ii) 360.

“Default” means a condition or event that, after notice or after any applicable grace period has lapsed, or both, would constitute an Event of Default.

“Default Interest” means, during any period during which there has occurred and is continuing any Event of Default, a rate per annum equal to 2% to the extent payment of such amount shall be legally enforceable.

“Designating Holders” means, at any time (i) prior to the Cross-Collateral Release Date, Supermajority Holders together with “Supermajority Holders” as defined in the Parent Third Lien Exchange Agreement and (ii) following the Cross-Collateral Release Date, Supermajority Holders.

“Domestic Subsidiary” means a Subsidiary of Parent or Issuer, as applicable, incorporated, organized or otherwise formed under the laws of any state in the United States of America or the District of Columbia.

“Electing Holder” has the meaning assigned to such term in Section 5.1(a).

“Environmental Claim” means any investigation, written notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of, or liability under, any Environmental Law; (ii) in connection with any Release or threatened Release of or exposure to Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities (i) imposing liability or establishing standards for conduct for the preservation and protection of the environment; (ii) relating to any Hazardous Materials; or (iii) occupational safety and health, industrial hygiene or land use matters, as they relate to protection or preservation of the environment or toxic materials, substances or wastes, in any manner applicable to Parent or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

“ERISA Affiliate,” as applied to any Person, means any trade or business (whether or not incorporated) under common control with that Person or treated as a single employer with that Person within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates, from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates, from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates, to timely make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates;

(h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which Parent, Issuer or any of their respective Subsidiaries may be directly or indirectly liable; or (j) a Qualified Plan becomes in an at-risk status pursuant to Section 303 of ERISA or Section 430 of the Code.

“Event of Default” has the meaning assigned to such term in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute.

“Excluded Taxes” means, with respect to any Holder or any other recipient of any payment to be made by or on account of any obligation of Issuer hereunder (i) Taxes that are imposed on the net income (however denominated) and franchise Taxes imposed in lieu thereof (a) by the United States, (b) by any other Governmental Authority under the laws of which such recipient is organized or has its principal office or maintains its applicable lending office, or (c) by any Governmental Authority as a result of a present or former connection between such recipient and the jurisdiction of such Governmental Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Note Documents), (ii) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which Issuer is located, (iii) any Tax that (x) is imposed on amounts payable at the time such recipient becomes a party hereto (or designates a new office), or (y) is attributable to such recipient’s failure or inability (other than as a result of a Change in Law after such recipient becomes a party hereto) to comply with its obligations under Sections 1.8(e) and (f), except, in the case of clause (x) above, to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new office (or assignment), to receive additional amounts from Issuer with respect to such withholding Tax pursuant to Section 1.8, and (iv) any U.S. Federal withholding tax that is imposed under FATCA.

“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Parent or any of its Subsidiaries.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor versions thereof that are substantively and administratively comparable), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections.

“FCC” means the Federal Communications Commission and any successor thereto.

“FCC License” means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including authorizing or permitting the acquisition, construction or operation of any Wireless Communications System.

“FCC Rules” means all rules, regulations, written policies, orders and decisions of the FCC adopted under the Communications Act, in each case as from time to time in effect.

“First Lien Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement dated as of the date hereof, among Wilmington Trust and the First Lien Noteholders. After any refinancing, extension or replacement of any Indebtedness under the First Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “First Lien Collateral Agency Agreement” shall mean any replacement collateral agency agreement entered into in connection with such refinancing, extension or replacement.

“First Lien Collateral Agent” means Wilmington Trust, acting in its capacity as collateral agent for the benefit of the First Lien Noteholders under the First Lien Collateral Agency Agreement, together with its successors and assigns. After any refinancing, extension or replacement of any Indebtedness under the First Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “First Lien Collateral Agent” shall mean any replacement collateral agent in connection with such refinancing, extension or replacement.

“First Lien Collateral Documents” means the First Lien Security Agreement, the First Lien Collateral Agency Agreement, the Account Control Agreements, the First Lien Mortgage and all other instruments or documents delivered by any Note Party pursuant to the First Lien Purchase Agreement or any of the other documents related thereto in order to grant to the First Lien Collateral Agent, on behalf of the First Lien Noteholders, a First Priority Lien on any assets of such Note Party as security for the First Lien Obligations.

“First Lien Documents” means the First Lien Purchase Agreement, the First Lien Notes, the First Lien Guaranty, the First Lien Parent Guaranty, the First Lien Collateral Documents, the First Lien Warrant Agreement, the First Lien Registration Rights Agreement, the Forbearance Agreement, the Intercreditor Agreement and all certificates, instruments and other documents made or delivered in connection therewith.

“First Lien Guaranty” means the Guaranty dated as of July 17, 2006, by certain Subsidiaries of the Company in favor of and for the benefit of the First Lien Collateral Agent. After any refinancing, extension or replacement of any Indebtedness under the First Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “First Lien Guaranty” shall mean any replacement guaranty agreement entered into by such Subsidiaries of the Company in connection with such refinancing, extension or replacement.

“First Lien Mortgage” means the First Lien Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of the date hereof, from NW Spectrum Co., as Grantor, to the First Lien Collateral Agent, as Beneficiary. After any refinancing, extension or replacement of any Indebtedness under the First Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “First Lien Mortgage” shall mean any replacement deed of trust entered into in connection with such refinancing, extension or replacement.

“First Lien Note Maturity Date” shall mean the date on which all Indebtedness under the First Lien Notes has been repaid.

“First Lien Noteholder” means a holder of First Lien Notes.

“First Lien Notes” means (i) the $350,000,000 in aggregate principal amount of senior secured notes of the Company due December 31, 2012, issued on July 17, 2006, plus (ii) any senior secured notes of the Company due December 31, 2012 evidenced by any Senior Incremental Notes, or, in each case, or such other amount of such notes as may be outstanding from time to time on account of any redemption, repayment, payment-in-kind of interest or fees (including consent, waiver, amendment or extension fees), or other change in outstanding principal amount, in each case, as may be required or permitted by the First Lien Purchase Agreement and the Intercreditor Agreement. After any refinancing, extension or replacement of any Indebtedness under such senior secured notes of the Company pursuant to the terms of the Intercreditor Agreement, the term “First Lien Notes” shall mean any notes evidencing the Indebtedness of the Company incurred in connection with such refinancing, extension or replacement.

“First Lien Obligations” means the “Secured Obligations” as defined in the First Lien Security Agreement.

“First Lien Parent Guaranty” means that certain Parent Guaranty dated as of July 17, 2006 by Parent in favor of and for the benefit of the First Lien Collateral Agent. After any refinancing, extension or replacement of any Indebtedness under the First Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “First Lien Parent Guaranty” shall mean any replacement guaranty agreement entered into by Parent in connection with such refinancing, extension or replacement.

“First Lien Purchase Agreement” means that certain Amended and Restated Purchase Agreement dated as of the date hereof, by and among the Company, certain Subsidiaries of the Company, the purchasers named therein and the First Lien Collateral Agent, pursuant to which the First Lien Notes were issued. After any refinancing, extension or replacement of any Indebtedness under the First Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “First Lien Purchase Agreement” shall mean any replacement purchase agreement entered into by Parent in connection with such refinancing, extension or replacement.

“First Lien Registration Rights Agreement” means the Registration Rights Agreement dated as of July 17, 2006, among Parent and the purchasers listed therein.

“First Lien Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of the date hereof, among the Company, certain Subsidiaries of the Company, and the First Lien Collateral Agent. After any refinancing, extension or replacement of any Indebtedness under the First Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “First Lien Security Agreement” shall mean any replacement security agreement entered into in connection with such refinancing, extension or replacement.

“First Lien Warrant Agreement” means the Warrant Agreement dated as of July 17, 2006, among the initial holders listed therein and Parent.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any First Lien Collateral Document, that such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Liens (except Liens securing the Second Lien Obligations, the Parent Third Lien Obligations and the Third Lien Obligations and Liens with respect to each of the foregoing that are described in clause (xii) of “Permitted Liens”)).

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on the last Saturday of each calendar year.

“Forbearance Agreement” means that certain Forbearance Agreement dated as of August 1, 2012 by and among Parent, Company, certain other Guarantors, “Required Holders” (as defined in the First Lien Purchase Agreement), “Required Holders” (as defined in the Second Lien Purchase Agreement) and “Required Holders” (as defined in the Original Exchange Agreement).

“Foreign License” means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by any Governmental Authority other than the FCC, including authorizing or permitting the acquisition, construction or operation of any Wireless Communications System.

“Foreign Spectrum Holdings” means the right of a Person to use a defined portion of the radiofrequency spectrum resulting from the Person being the holder of Foreign Licenses, and rights of the Person arising under Foreign Spectrum Leases.

“Foreign Spectrum Lease” means any lease, license, agreement or other arrangement to which any Foreign Subsidiary of Parent or Issuer is now or may hereafter become a party pursuant to which any such Foreign Subsidiary leases, licenses or otherwise acquires or obtains any rights, whether exclusive or non-exclusive, with respect to radiofrequency specified in a Foreign License issued to the lessor or sublessor, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Foreign Subsidiary” means a Subsidiary of Parent or Issuer, as applicable, that is not a Domestic Subsidiary.

“GAAP” means the generally accepted accounting principles in the United States as in effect as of the date hereof, provided that with respect to Sections 5.1 and 5.6, GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time.

“Geographic Service Area” means the geographic area over which a licensee is entitled to transmit signals pursuant to an FCC License or Underlying License. In the case of site-based licenses in the Educational Broadband Service and Broadband Radio Service, this area is bounded by a circle having 35 mile radius and centered at the stations’ reference coordinates, which was the previous protected service area to which incumbent licensees were entitled prior to January 10, 2005, and is bounded by the chords drawn between intersection points of the licensee’s previous 35 mile protected service area and those of respective adjacent market co-channel licensees.

“Go Networks” means Go Networks, Ltd, an Israeli corporation.

“Governance Agreement” means that certain Governance Agreement dated as of the date hereof by and among the Noteholder Representative and each Holder.

“Governmental Authority” means (a) the government of the United States of America or any state or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which Parent, Issuer or any of their respective Subsidiaries conducts business, or which properly asserts jurisdiction over any Facilities, (c) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government or (d) any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantors” means each of:

(1) the guarantors party to the Guaranty; and

(2) any other Subsidiary of Parent or Issuer that executes the Guaranty in accordance with the provisions of this Agreement,

and their respective successors and assigns.

“Guaranty” means the Amended and Restated Spinco Third Lien Guaranty executed and delivered by Parent, the Company and the existing Material Subsidiaries of Parent that are Domestic Subsidiaries (other than Issuer) on the date hereof and to be executed and delivered by additional Material Subsidiaries of Parent and additional Material Subsidiaries of Issuer, in each case that are Domestic Subsidiaries, from time to time thereafter in accordance with Section 5.9, substantially in the form of Exhibit F annexed hereto.

“Hazardous Materials” means any chemical, material or substance, the generation, use, storage, transportation or disposal of which, or the exposure to which, is prohibited, limited or regulated pursuant to an Environmental Law.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Holder” or “Holders” means the Purchasers (as the initial holders of the Notes) and their respective successors or assignees in whose name a Note is registered.

“Holder Call Right” means the right of the Noteholder Representative, on behalf of the Holders, to require the Company to cause Issuer to redeem all of the Notes in exchange for the transfer by the Company of all of the equity interests in Issuer to Holders in accordance with the terms and conditions of the Holder Call Right Agreement.

“Holder Call Right Agreement” means that certain Call Option Agreement dated as of the date hereof by and among the Company, Issuer and the Noteholder Representative, substantially in the form of Exhibit O annexed hereto.

“Indebtedness” means, as applied to any Person, (i) all obligations for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA, trade payables incurred in the ordinary course of business, volume based vendor arrangements accounted for as deferred income on the balance sheet of Parent obligations under earn-out agreements which are not yet earned and obligations under earn-out agreements to the extent such obligations are payable in shares of Capital Stock of Parent at Parent’s option), (iv) all obligations evidenced by notes, bonds (other than performance or surety bonds), debentures or other similar instruments, (v) all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets), (vi) all obligations, contingent or otherwise, as an account party under any letter of credit or under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP, (vii) all contingent obligations in respect of obligations of the kind referred to in clauses (i) through (vi) above, and (viii) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

“Indemnified Parties” has the meaning assigned to such term in Section 1.6.

“Indemnifying Parties” has the meaning assigned to such term in Section 1.6.

“Initial Board of Directors” shall mean the Board of Directors of Issuer prior to the exercise of the Holder Call Right, which shall consist of two independent directors employed by CT Corp. (or another similar nationally-recognized company that provides such services).

“Insolvency Default” has the meaning assigned to such term in Section 6.2.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated as of the date hereof by and among the Company, Parent, certain Subsidiaries of the Company, the First Lien Collateral Agent, the Second Lien Collateral Agent and the Collateral Agent, substantially in the form of Exhibit H annexed hereto.

“Intellectual Property” has the meaning assigned to such term in Section 4.14(a).

“Interest Payment Date” means each March 31, June 30, September 30 and December 31, except if such day is not a Business Day, the next succeeding Business Day shall be considered the Interest Payment Date.

“Interest Period” means, each quarterly period, beginning on and including an Interest Payment Date (or the date hereof in the case of the first Interest Period) and ending on and including the day next preceding the next succeeding Interest Payment Date.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guaranties or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the term “Investment” shall not include: (a) trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (b) deposits, advances and prepayments to suppliers for goods and services in the ordinary course of business and (c) short term held to maturity marketable securities and certificates of deposit used as part of treasury function consistent with past practices. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto minus all payments received in respect thereof, including payments of principal, interest, proceeds of sale or other disposition and cash dividends or distributions in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Issuer” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Legal Holiday” means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of Parent or in New York are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

“License Subsidiary” has the meaning assigned to such term in Section 5.28.

“Lien” means any lien, mortgage, deed of trust, pledge, assignment, security interest, fixed or floating charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any financing lease in the nature thereof but not including Operating Leases and any agreement to give any security interest) and any trust or deposit or other preferential arrangement having the practical effect of any of the foregoing.

“Losses” has the meaning assigned to such term in Section 1.6.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the ability of Parent, Issuer and their respective Subsidiaries, as applicable to perform, or of the Collateral Agent and Holders to enforce, the obligations under the Note Documents, (b) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent, the Company, Issuer and the other Material Subsidiaries taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Note Documents or the rights or remedies of the Holders hereunder or thereunder.

“Material Contracts” means any or all of the following, as the context may require: (i) any material indenture, mortgage, deed of trust, agreement or other instrument evidencing or with respect to indebtedness in a principal amount in excess of $100,000 to which Parent, Issuer or any of their respective Subsidiaries is a party; (ii) the agreements listed on Schedule 4.8 annexed hereto; and (iii) any other document, agreement or instrument that is material to the operation or business of Parent and its Subsidiaries, taken as a whole; provided that no Related Agreement is a “Material Contract” for purposes of this Agreement.

“Material Subsidiary” means (i) each Subsidiary of Parent other than Go Networks and (ii) each Subsidiary of Issuer.

“Maturity Date” means February 28, 2013.

“Maximum Rate” has the meaning assigned to such term in Section 10.5.

“Merger” has the meaning assigned to such term in the recitals to this Agreement.

“Merger Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Merger Sub” has the meaning assigned to such term in the recitals to this Agreement.

“Mortgage” means the Spinco Third Lien Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, substantially in the form of Exhibit N annexed hereto, as the same may be amended, supplemented and modified from time to time.

“Mortgage Supporting Document” has the meaning assigned to such term in Section 5.33.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) to which Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates, may have any liability.

“Net Proceeds” means, with respect to any Asset Sale or transaction described in Section 5.15, cash proceeds of such Asset Sale or other transaction (or, in the case of any Spinco Disposition, proceeds in the form of securities) net of bona fide direct costs of sale including, without limitation, (i) income taxes actually paid or reasonably estimated to be actually payable, as the case may be, as a result of such Asset Sale or other transaction, (ii) transfer, sales, use and other taxes payable in connection with such Asset Sale or other transaction, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness

(other than Indebtedness under the First Lien Notes, the Second Lien Notes, the Parent Third Lien Notes or the Notes) that is secured by a Lien on the stock or assets in question or Indebtedness that is required to be repaid under the terms thereof as a result of such Asset Sale or other transaction, (iv) brokers’ and financial advisors’ commissions and reasonable fees and expenses of counsel and other advisors (including, without limitation, accountants and investment bankers) and other reasonable costs and expenses incurred or estimated to be incurred in connection with such Asset Sale or other transaction, (v) amounts to be paid to third parties having a beneficial interest in the assets sold, and (vi) reasonable reserves against indemnities or other obligations (so long as such indemnity or other obligations are outstanding) in respect of post-closing and purchase price adjustments (including adjustments related to the performance or results of any divested or acquired business) in connection with the acquisition or disposition of assets permitted hereunder.

“NextWave Broadband” means NextWave Broadband Inc., a Delaware corporation.

“Note Documents” means this Agreement, the Notes, the Guaranty, the Collateral Documents, the Intercreditor Agreement, the Holder Call Right Agreement, the Forbearance Agreement and all certificates, instruments and other documents made or delivered in connection herewith and therewith.

“Note Parties” means, collectively, Issuer, the Guarantors and any other Subsidiary of Parent or Issuer that is a party to a Note Document and “Note Party” means any of such Persons.

“Noteholder Representative” means Wilmington Trust, National Association in its capacity as Noteholder Representative on behalf of the First Lien Noteholders, Second Lien Noteholders, Parent Third Lien Noteholders and Holders, as applicable.

“Noteholder Representative Agreement” means the Amended and Restated Holder Representative Agreement dated as of the date hereof among the Holders party thereto, the Noteholder Representative and the other parties thereto.

“Notes” has the meaning assigned to such term in Section 1.1.

“Notice of Redemption” has the meaning assigned to such term in Section 8.3.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury, or any successor office or agency.

“Officer’s Certificate” means, with respect to any Person, a certificate executed on behalf of such Person (x) if such Person is a partnership or limited liability company, by the chairman of the Board of Directors (if an officer), chief executive officer, or chief financial officer or vice president of its general partner or managing member or other Person authorized to do so by its Organizational Documents, (y) if such Person is a corporation, on behalf of such corporation by its chairman of the Board of Directors (if an officer) or chief executive officer or its chief financial officer or vice president, and (z) if such person is Parent, Issuer or a Subsidiary of Parent or Issuer, a Responsible Officer.

“Operating Agreement” shall mean the Limited Liability Company Agreement of Issuer dated as of August 16, 2012.

“Operating Lease”, as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease.

“Organizational Documents” means, with respect to any Person, the bylaws, partnership agreement, limited liability company agreement, operating agreement, management agreement or other similar or equivalent organizational, charter or constitutional agreement or arrangement.

“Original Exchange Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Original Notes” has the meaning assigned to such term in the recitals to this Agreement.

“Original Purchasers” has the meaning assigned to such term in the recitals to this Agreement.

“Other Assets” has the meaning assigned to such term in the Merger Agreement.

“Other Taxes” means any present or future stamp, documentary, excise, privilege, property, intangible Taxes, charges or similar levies arising from any payment made under any and all Note Documents or from the execution or delivery by Issuer or any of the Guarantors or from the filing or recording or maintenance of, or otherwise with respect to the exercise or enforcement by the Holders of their respective rights under any and all Note Documents.

“Parent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Parent Expenses” has the meaning assigned to such term in Section 1.5.

“Parent Third Lien Collateral Documents” means the Parent Third Lien Security Agreement, the Collateral Agency Agreement, the Account Control Agreements, and all other instruments or documents delivered by any Note Party pursuant to the Parent Third Lien Exchange Agreement or any of the other documents related thereto in order to grant to the Collateral Agent, on behalf of the holders of the Parent Third Lien Notes, a Third Priority Lien on any assets of such Note Party as security for the Parent Third Lien Obligations.

“Parent Third Lien Documents” means the Parent Third Lien Notes, the Parent Third Lien Exchange Agreement, the Parent Third Lien Guaranty, the Parent Third Lien Collateral Documents, the Forbearance Agreement, the Intercreditor Agreement and all certificates, instruments and other documents made or delivered in connection herewith and therewith.

“Parent Third Lien Exchange Agreement” means the Amended and Restated Parent Third Lien Subordinated Exchange Agreement dated as of the date hereof, by and among the

Company, Parent, the purchasers set forth therein, any guarantor from time to time party thereto, and the Collateral Agent, in substantially the form annexed hereto as Exhibit M. After any refinancing, extension or replacement of any Indebtedness under the Parent Third Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Parent Third Lien Exchange Agreement” shall mean any replacement purchase agreement entered into by Parent in connection with such refinancing, extension or replacement.

“Parent Third Lien Guaranty” means the Amended and Restated Parent Third Lien Guaranty dated as of the date hereof, by the Company and certain Subsidiaries of the Company in favor of and for the benefit of the Collateral Agent. After any refinancing, extension or replacement of any Indebtedness under the Parent Third Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Parent Third Lien Guaranty” shall mean any replacement guaranty agreement entered into by such Subsidiaries of the Company in connection with such refinancing, extension or replacement.

“Parent Third Lien Noteholder” means a holder of Parent Third Lien Notes.

“Parent Third Lien Notes” means the $325,000,000 in aggregate principal amount of amended and restated senior-subordinated secured third lien notes of the Parent due February 28, 2013 issued on the date hereof or such other amount of such notes as may be outstanding from time to time on account of any redemption, repayment, payment-in-kind of interest or fees (including consent, waiver or amendment fees), or other change in outstanding principal amount, in each case, as may be required or permitted by the Parent Third Lien Exchange Agreement and the Intercreditor Agreement. After any refinancing, extension or replacement of any Indebtedness under such amended and restated senior-subordinated secured third lien notes of the Parent pursuant to the terms of the Intercreditor Agreement, the term “Parent Third Lien Notes” shall mean any notes evidencing the Indebtedness of the Company incurred in connection with such refinancing, extension or replacement.

“Parent Third Lien Obligations” means the “Secured Obligations” as defined in the Parent Third Lien Security Agreement.

“Parent Third Lien Security Agreement” means the Amended and Restated Target Pledge and Security Agreement, dated as of the date hereof, among the Company, Parent, certain Subsidiaries of the Company, and the Collateral Agent. After any refinancing, extension or replacement of any Indebtedness under the Parent Third Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Parent Third Lien Security Agreement” shall mean any replacement security agreement entered into in connection with such refinancing, extension or replacement.

“Participant” has the meaning assigned to such term in Section 10.2.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Business” means (i) as to Parent and its Subsidiaries (other than Issuer and its Subsidiaries) any business in which Parent or any of its Subsidiaries was engaged on the date hereof and any business that is a reasonable extension thereof or is ancillary or related thereto, and (ii) as to Issuer and its Subsidiaries, any business in which Issuer or any of its Subsidiaries was engaged on the date on which the Spinco Assets Transfer is consummated and any business that is a reasonable extension thereof or is ancillary or related.

“Permitted Holder” means each Purchaser and its Affiliates.

“Permitted Liens” means the following types of Liens:

(i) so long as any First Lien Obligations are outstanding, the First Priority Liens incurred under any First Lien Document; provided, however, that no First Priority Lien shall be a Permitted Lien to the extent that such First Priority Lien is incurred in contravention of the terms of the Intercreditor Agreement;

(ii) so long as any Second Lien Obligations are outstanding, the Second Priority Liens incurred under any Second Lien Document; provided, however, that no Second Priority Lien shall be a Permitted Lien to the extent that such Second Priority Lien is incurred in contravention of the terms of the Intercreditor Agreement;

(iii) so long as any Parent Third Lien Obligations are outstanding, the Third Priority Liens incurred under any Parent Third Lien Document; provided, however, that no Third Priority Lien incurred under any Parent Third Lien Document shall be a Permitted Lien to the extent that such Third Priority Lien is incurred in contravention of the terms of the Intercreditor Agreement;

(iv) the Third Priority Liens incurred under any Note Document;

(v) Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons imposed without action of such parties, provided that payment thereof is not yet required;

(vi) Liens incurred or deposits made in the ordinary course of business of Issuer and any of the Guarantors in connection with worker’s compensation, unemployment insurance, other business-related insurance, social security and other like laws;

(vii) Leases, subleases, licenses and sublicenses granted to others in the ordinary course of business not interfering in any material respect with the conduct of the business of Issuer and any of the Guarantors, and any interest or title of a lessor, sublessor, licensor or sublicensor or under any lease, sublease, license or sublicense;

(viii) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment does not constitute an Event of Default;

(ix) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Issuer and any of the Guarantors;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(xi) Liens which constitute the right of set off of a customary nature of banker’s lien with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with the arrangements entered into with banks in the ordinary course of business;

(xii) Liens incurred in connection with the extension, renewal or refinancing of the obligations secured by Liens of the type herein above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien;

(xiii) Liens for Taxes the payment of which, at the relevant time, is not required by Section 5.3 hereof;

(xiv) precautionary financing statement filings regarding Operating Leases; and

(xv) restrictions and encumbrances, to the extent constituting Liens, arising pursuant to any Related Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“PIK Amount” means, as of any date of determination, an amount to be added to the outstanding principal amount under each Note on such date equal to the product of (i) the Daily Interest Rate multiplied by (ii) the Principal Amount of the applicable Note outstanding as of the immediately preceding Interest Payment Date (or in the case of the first Interest Period for each Note, the date hereof), subject to any reduction in the Principal Amount of the applicable Note as a result of any repayment of the principal of such Note prior to such date of determination in accordance with the terms hereof and the Intercreditor Agreement.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is, or within the past five (5) years was, sponsored, maintained or contributed to by Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates, or to which Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates, has any potential or outstanding liability, including each Qualified Plan.

“Principal Amount” means, with respect to any Note, (i) as of the date hereof, the Stated Value of such Note as of the Closing, and (ii) on each other date of determination, the Stated Value of such Note, plus the aggregate of all PIK Amounts accrued prior to or on such date of determination, and minus the aggregate amount of any repayments of principal made prior to such date of determination in accordance with the terms of the Notes and the Intercreditor Agreement.

“Purchasers” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Qualified Plan” means a “pension plan” (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code that Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates, sponsors or maintains, or at any time during the immediately preceding five (5) years has sponsored or maintained or contributed to, or to which Parent, Issuer or any of their respective Subsidiaries, or any of their respective ERISA Affiliates, makes, is making or is obligated to make contributions, or has any potential or outstanding liability.

“Real Property Asset” has the meaning assigned to such term in Section 4.12 of this Agreement.

“Register” has the meaning assigned to such term in Section 1.7(a).

“Related Agreements” means, collectively, the Merger Agreement and the Spinco Assets Transfer Documents.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Released Guarantor” has the meaning assigned to such term in Section 10.4(b).

“Reportable Event” means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty (30) day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Holders” means the Holders of at least two-thirds (66-2/3%) of the aggregate Principal Amount of the outstanding Notes.

“Responsible Officer” means the chief executive officer, chief financial officer, president, any executive vice president or chief operating officer of Parent, Issuer or the applicable Subsidiary of Parent or Issuer, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of Parent, Issuer or of the applicable Subsidiary of Parent or Issuer.

“Restricted Payments” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company, Parent, Issuer or any of their respective Subsidiaries now or hereafter outstanding (other than a dividend payable solely in additional shares of the same class of Capital Stock to the holders of that class), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company, Parent, Issuer or any of their respective Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding, options or other rights to acquire shares of any class of Capital Stock of the Company, Parent, Issuer or any of their respective Subsidiaries now or hereafter outstanding (other than any outstanding warrants issued pursuant to the First Lien Warrant Agreement or the Second Lien Warrant Agreements, the Acquiror Call Right pursuant to the Acquiror Call Right Agreement and the Holder Call Right pursuant to the Holder Call Right Agreement) and (iv) any payment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Notes.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

“Rule 144A” means Rule 144A as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” shall mean all reports, schedules, forms, and statements filed by Parent or the Company (including all exhibits, financial statements, notes and schedules thereto and documents incorporated by reference therein) filed by it with the SEC pursuant to the reporting requirements of the Exchange Act.

“Second Lien Collateral Agency Agreement” means the Amended and Restated Second Lien Collateral Agency Agreement dated as of the date hereof, among Wilmington Trust and the holders of the Second Lien Notes. After any refinancing, extension or replacement of any Indebtedness under the Second Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Collateral Agency Agreement” shall mean any replacement collateral agency agreement entered into in connection with such refinancing, extension or replacement.

“Second Lien Collateral Agent” means Wilmington Trust, together with its successors and assigns, acting in its capacity as collateral agent for the benefit of the holders of the Second Lien Notes under the Second Lien Collateral Agency Agreement. After any refinancing, extension or replacement of any Indebtedness under the Second Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Collateral Agent” shall mean any replacement collateral agent in connection with such refinancing, extension or replacement.

“Second Lien Collateral Documents” means the Second Lien Security Agreement, the Second Lien Collateral Agency Agreement, the Account Control Agreements, the Second Lien Mortgage and all other instruments or documents delivered by any Note Party pursuant to the Second Lien Purchase Agreement or any of the other documents related thereto in order to grant to the Second Lien Collateral Agent, on behalf of the holders of the Second Lien Notes, a Second Priority Lien on any assets of such Note Party as security for the Second Lien Obligations.

“Second Lien Documents” means the Second Lien Notes, the Second Lien Purchase Agreement, the Second Lien Guaranty, the Second Lien Parent Guaranty, the Second Lien Collateral Documents, the Second Lien Warrant Agreements, the Second Lien Registration Rights Agreement, the Forbearance Agreement, the Intercreditor Agreement and all certificates, instruments and other documents made or delivered in connection herewith and therewith.

“Second Lien Guaranty” means the Second Lien Guaranty dated as of October 9, 2008, by certain Subsidiaries of the Company in favor of and for the benefit of the Second Lien Collateral Agent. After any refinancing, extension or replacement of any Indebtedness under the Second Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Guaranty” shall mean any replacement guaranty agreement entered into by such Subsidiaries of the Company in connection with such refinancing, extension or replacement.

“Second Lien Mortgage” means the Second Lien Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of the date hereof, from NW Spectrum Co., as Grantor, to the Second Lien Collateral Agent, as Beneficiary. After any refinancing, extension or replacement of any Indebtedness under the Second Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Mortgage” shall mean any replacement deed of trust entered into in connection with such refinancing, extension or replacement.

“Second Lien Noteholder” means a holder of Second Lien Notes.

“Second Lien Notes” means (i) the $105,263,157 in aggregate principal amount of senior-subordinated secured second lien notes of the Company due January 31, 2013 issued on October 9, 2008 plus (ii) any senior-subordinated secured second lien notes of the Company due January 31, 2013 evidencing any Incremental Indebtedness (as defined in the Second Lien Purchase Agreement), or, in each case, such other amount of such notes as may be outstanding from time to time on account of any redemption, repayment, payment-in-kind of interest or fees (including consent, waiver or amendment fees), or other change in outstanding principal amount, in each case, as may be required or permitted by the Second Lien Purchase Agreement and the Intercreditor Agreement. After any refinancing, extension or replacement of any Indebtedness under such senior-subordinated secured second lien notes of the Company pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Notes” shall mean any notes evidencing the Indebtedness of the Company incurred in connection with such refinancing, extension or replacement.

“Second Lien Obligations” means the “Secured Obligations” as defined in the Second Lien Security Agreement.

“Second Lien Parent Guaranty” means that certain Second Lien Parent Guaranty dated as of October 9, 2008 by Parent in favor of and for the benefit of the Second Lien Collateral Agent. After any refinancing, extension or replacement of any Indebtedness under the Second Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Parent Guaranty” shall mean any replacement guaranty agreement entered into by Parent in connection with such refinancing, extension or replacement.

“Second Lien Purchase Agreement” means the Amended and Restated Second Lien Subordinated Note Purchase Agreement dated as of the date hereof, by and among the Company, Parent, the purchasers set forth therein, any guarantor from time to time party thereto, and the Second Lien Collateral Agent, in substantially the form annexed hereto as Exhibit L. After any refinancing, extension or replacement of any Indebtedness under the Second Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Purchase Agreement” shall mean any replacement purchase agreement entered into by the Company in connection with such refinancing, extension or replacement.

“Second Lien Registration Rights Agreement” means the Registration Rights Agreement dated as of October 9, 2008, among Parent and the initial purchasers of the Second Lien Notes.

“Second Lien Security Agreement” means the Amended and Restated Second Lien Pledge and Security Agreement, dated as of the date hereof, among the Company, Parent, certain Subsidiaries of the Company, and the Second Lien Collateral Agent. After any refinancing, extension or replacement of any Indebtedness under the Second Lien Notes pursuant to the terms of the Intercreditor Agreement, the term “Second Lien Security Agreement” shall mean any replacement security agreement entered into in connection with such refinancing, extension or replacement.

“Second Lien Warrant Agreements” means, collectively, (i) the Warrant Agreement dated as of October 9, 2008, among Parent and the initial holders listed therein, and (ii) on and after the Additional Warrant Issuance Date (as defined in the Second Lien Purchase Agreement), the Warrant Agreement dated as of the Additional Warrant Issuance Date (as defined in the Second Lien Purchase Agreement), among Parent and the initial holders of the Additional Warrants (as defined in the Second Lien Purchase Agreement) listed therein.

“Second Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Second Lien Collateral Document, that such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Liens (except Liens securing the Parent Third Lien Obligations and the Third Lien Obligations and Liens with respect to each of the foregoing that are described in clause (xii) of “Permitted Liens”)).

“Securities” means, collectively, the Notes and the Guaranties.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

“Security Agreement” means the Amended and Restated Spinco Third Lien Pledge and Security Agreement dated as of the date hereof among the Collateral Agent, Issuer, the Parent, the Company and the other Guarantors, substantially in the form of Exhibit G annexed hereto, as the same may be amended, supplemented and modified from time to time.

“Senior Incremental Notes” has the meaning set forth in Section 1.1(a) of the First Lien Purchase Agreement.

“Sola Group” means, collectively, Sola Ltd or one or more of its Affiliates.

“Spectrum Holdings” means US Spectrum Holdings and/or Foreign Spectrum Holdings.

“Spectrum Lease” means any lease, license, agreement or other arrangement to which any Note Party is now or may hereafter become a party pursuant to which any Note Party leases, licenses or otherwise acquires or obtains any rights, whether exclusive or non-exclusive, with respect to radiofrequency specified in an Underlying License, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Spinco Assets” has the meaning assigned to such term in the recitals to this Agreement.

“Spinco Assets Transfer” has the meaning assigned to such term in the recitals to this Agreement.

“Spinco Assets Transfer Documents” means the documents evidencing the Spinco Assets Transfer, including all exhibits and schedules thereto, which shall in each case be in form and substance satisfactory to Supermajority Holders, as such documents may be amended, supplemented or otherwise modified from time to time in accordance with Section 5.30.

“Spinco Disposition” means any (i) Asset Sale with respect to any Spinco Asset or any Capital Stock of Issuer or any Subsidiary of Issuer, (ii) consolidation or merger of Issuer or any of Subsidiary of Issuer with or into another Person (whether or not Issuer or such Subsidiary is the surviving corporation) or change in form of organization of Issuer or any of Subsidiary of Issuer, (iii) sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, or (iv) consummation of a stock sale or other business combination (including without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement) of Issuer or any Subsidiary of Issuer with another Person; provided that in no event shall (a) the Spinco Assets Transfer in accordance with the Spinco Assets Transfer Documents or (b) the exercise of the Holder Call Right in accordance with the Holder Call Right Agreement be a “Spinco Disposition.”

“Spinco Dispositions Proceeds Account” means a trust account established and maintained by the Collateral Agent on behalf of Holders under the Collateral Agency Agreement for the purpose set forth in Section 8.1(c) hereof and Section 3.03 of the Intercreditor Agreement.

“Spinco Proceeds Release Date” has the meaning assigned to such term in the Intercreditor Agreement.

“Stated Value” means the original principal amount of each Note as of the issuance date of such Note.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by the Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supermajority Holders” means the Holders of at least three-fourths (75%) of the aggregate Principal Amount of the outstanding Notes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties and any similar liabilities with respect thereto.

“Third Lien Obligations” means the “Secured Obligations” as defined in the Security Agreement.

“Third Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document or any Parent Third Lien Collateral Document, that such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Liens).

“Transactions” means the consummation of the transactions contemplated under this Agreement and the other Note Documents.

“UCC” means the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of New York.

“Underlying License” means any license granted by the FCC to a Person who is the lessor to Parent, Issuer or any of their respective Subsidiaries under a Spectrum Lease or, in the case of a sublease, to the Person who is the lessor to the applicable sublessor to Parent, Issuer or any of their respective Subsidiaries.

“Unfunded Pension Liabilities” means the amount of “unfunded benefit liabilities,” as defined in Section 4001(a)(18) of ERISA, with respect to Qualified Plans only.

“US Spectrum Holdings” means the right of a Person to use a defined portion of the radiofrequency spectrum within a Geographic Service Area, including rights resulting from such Person being the holder of FCC Licenses and rights of such Person arising under Spectrum Leases.

“WCS/AWS Assets” has the meaning assigned to such term in the Merger Agreement.

“Wilmington Trust” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Wireless Communications System” means any system to provide telecommunications services, including, without limitation, specialized mobile radio system, radio paging system, mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, EBS/ITFS-based system or BRS/MDS/MMDS-based system, data transmission system or any other paging, mobile telephone, radio, microwave, communications, broadband or data transmission system.

“Withdrawal Liabilities” means the amount of withdrawal liability as determined in accordance with Section 4201 of ERISA.

ARTICLE X

MISCELLANEOUS

10.1 Notices.

All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telecopier or overnight air courier guarantying next day delivery:

(a) if to the Purchasers or any Holder, to the address set forth on its signature page hereto or as otherwise provided in writing to Parent, with a copy (which shall not constitute notice) to O’Melveny & Myers LLP, 1999 Avenue of the Stars, 7th Floor, Los Angeles, CA 90067, Attention: David J. Johnson, Jr., Esq.;

(b) if to Collateral Agent, to the address set forth on its signature page hereto or as otherwise provided in writing to Parent, Issuer and the Holders; and

(c) if to Parent, Issuer or any of their respective Subsidiaries, to it at 12264 El Camino Real, Suite 305, San Diego, CA 92130 (Facsimile No. 858-704-7825), Attention: Frank Cassou, Esq.; with a copy (which shall not constitute notice) to Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, NY 10020 Attention: Marita Makinen, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guarantying next day delivery. The parties may change the addresses to which notices are to be given by giving five days’ prior notice of such change in accordance herewith.

10.2 Successors and Assigns; Assignments.

(a) This Agreement shall inure to the benefit of and be binding upon the successors and registered assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

(b) Each Holder may sell or assign all or any portion of its Notes to any Person, at any time; provided that, notwithstanding anything herein to the contrary, so long as any Parent Third Lien Notes are outstanding, any sale or assignment by any Holder of all or any portion of its Notes to any Person shall occur concurrently with a sale or assignment to such Person of a ratable portion of such Holder’s Parent Third Lien Notes.

(c) Each Holder may, in the ordinary course of its business and in accordance with the Note Documents and Applicable Law, including applicable securities laws, at any time sell to one or more Persons (each, a “Participant”), participating interests in all or a portion of its rights and obligations under this Agreement. Notwithstanding any such sale by such Holder of participating interests to a Participant, such Holder’s rights and obligations under this Agreement shall remain unchanged, such Holder shall remain solely responsible for the performance thereof, and Issuer and the Collateral Agent shall continue to deal solely and directly with such Holder and shall have no obligations to deal with any Participant in connection with such Holder’s rights and obligations under this Agreement or the Notes. Any agreement or instrument pursuant to which a Holder sells such a participation shall provide that such Holder shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Holder will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting an extension of the scheduled final maturity date of any Note allocated to such participation or a reduction of the Principal Amount of or the rate of interest payable on any Note allocated to such participation. Subject to the further provisions of this subsection 10.2(c), Issuer agrees that each Participant shall be entitled to the benefits of Section 1.8 to the same extent as if it were a Holder and had acquired its interest by assignment pursuant to Section 10.2. A Participant shall not be entitled to receive any greater payment under Section 1.8 than the applicable Holder would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Issuer’s prior written consent.

(d) In the event that any Holder sells any participation or assigns or transfers any interest in any Note, each Participant, successor or assign shall agree to (i) make the representations and warranties in Section 1.4 of this Agreement, and (ii) execute and deliver an Assumption Agreement. Each assignee, by its purchase or other acquisition of a Note, hereby agrees to be bound by the terms of the Collateral Agency Agreement and the Intercreditor Agreement.

(e) Subject to the terms of that certain Note Purchase Agreement dated as of August 1, 2012, by and among Acquiror, the Noteholder Representative and the holders of Original Notes party thereto and so long as no Event of Default has occurred and is continuing, in no event may a Holder sell any participation or assign or transfer any interest in any Note to a business competitor of Issuer or any Guarantor without the prior written consent of Parent.

(f) Issuer and each of the Guarantors shall assist any Holder in connection with any transfer, whether by sale or otherwise, assignment or participation permitted under this Agreement as reasonably required to enable the assigning or selling Holder to effect any such transfer, assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Issuer and each Guarantor shall certify the correctness, completeness and accuracy of all descriptions of each of them and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials.

(g) Any Holder may furnish any information concerning Issuer and the Guarantors in the possession of such Holder from time to time to transferees, assignees and participants (including prospective transferees, assignees and participants); provided that such Holder shall obtain from actual or potential transferees, assignees or participants confidentiality covenants substantially equivalent to those contained in Section 10.20.

10.3 Amendment and Waiver.

(a) Except as otherwise expressly provided elsewhere in this Agreement, this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by Issuer, the Guarantors and the Supermajority Holders; provided further, however, that any amendment, modification or supplement that:

1. reduces the Principal Amount of any Note;

2. (other than as set forth in this Agreement) reduces the rate of interest on any Note (including default interest), reduces the amount of principal or changes the principal maturity date of any Note or the redemption or prepayment provisions (other than any notice provisions relating thereto, which shall require only the written consent of the Supermajority Holders) as specified above;

3. makes any Note payable in money or property other than that stated in the Note; or

4. makes any change in Sections 6.2, 6.4, 6.5 or 10.10 hereof or this Section 10.3 (or any related defined terms) or in the definition of “Required Holders” or “Supermajority Holders”,

shall not be binding upon any Holder of outstanding Notes that has not consented thereto in writing.

(b) Notwithstanding anything contained in this Section 10.3 to the contrary, any amendment, modification, supplement or waiver affecting the rights, duties or obligations of the Collateral Agent shall require the written consent of the Collateral Agent. In executing any amendment, modification, supplement or waiver, the Collateral Agent shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and an opinion of counsel to the Parent or the Issuer in form and substance reasonably satisfactory to the Collateral Agent, each stating that the execution of such amendment, modification, supplement or waiver is authorized or permitted by the terms of this Agreement and the other Note Documents, and that any conditions contained in this Agreement and the other Note Documents relating to the execution of such amendment, modification, supplement or waiver have been complied with. The Collateral Agent may, but shall not be obligated to, enter into any such amendment, modification, supplement or waiver that affects its rights, duties, liabilities or immunities under this Agreement or any of the other Note Documents.

10.4 Release of Security Interest or Guaranty; Release of Guarantor.

(a) Upon the proposed sale or other disposition of any Collateral to any Person (other than Parent, Issuer or any of their respective Subsidiaries) that is permitted by this Agreement or the Intercreditor Agreement or to which Required Holders or, if expressly required by the terms of this Agreement, the Supermajority Holders, have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Guarantor to any Person (other than Parent, Issuer or any of their respective Subsidiaries) that is permitted by this Agreement or to which

Required Holders or, if expressly required by the terms of this Agreement, Supermajority Holders, have otherwise consented, for which Issuer or any of the Guarantors desire to obtain a security interest release or a release of the Guaranty from the Holders, Issuer or such Guarantor shall deliver an Officer’s Certificate to the Holders and the Collateral Agent (i) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and the Intercreditor Agreement and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction and certifying whether such sale constitutes an Asset Sale. Upon the receipt of such Officer’s Certificate, the Collateral Agent shall execute and deliver, at Issuer’s expense and without representation, warranty or recourse, such releases of its security interest in such Collateral or such Guaranty as may be reasonably requested and prepared by Issuer or such Guarantor; provided that, if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Sale, the Collateral Agent shall have first received written confirmation from the Required Holders or, if expressly required by the terms of this Agreement, Supermajority Holders, that arrangements satisfactory to the Required Holders or, if expressly required by the terms of this Agreement, Supermajority Holders, have been made for delivery of the Net Proceeds from such Asset Sale as required by Section 5.14; provided further that, notwithstanding the foregoing, this Section 10.4(a) shall not apply to (i) any release pursuant to Section 10.4(c) or (ii) any Net Proceeds of any Spinco Disposition held by the Collateral Agent in accordance with Section 8.1(c) irrespective of whether the Notes have been redeemed in whole or in part with such Net Proceeds. Notwithstanding anything herein contained to the contrary, if the Issuer sells or otherwise disposes of all or substantially all of the Collateral, it shall deliver to the Collateral Agent an Officer’s Certificate and an opinion of counsel to the Parent or the Issuer in form and substance reasonably satisfactory to the Collateral Agent, each stating that such sale or disposition is authorized and permitted by the terms of this Agreement and the other Note Documents and that all conditions precedent provided in this Agreement and the other Note Documents for such transaction have been complied with.

(b) If (i) a Guarantor (a “Released Guarantor”) shall have been unconditionally and absolutely released as a guarantor of and obligor with respect to any and all Indebtedness and such release is not part of a plan of financing that contemplates such Guarantor guarantying any other Indebtedness of Issuer or becoming a co-obligor with respect thereto, and (ii) no Default or Event of Default shall have occurred and be continuing, Issuer may deliver to the Collateral Agent an Officer’s Certificate to such effect and from and after the date such Officer’s Certificate is delivered to the Collateral Agent, such Released Guarantor shall, subject to this Section 10.4(b) if such Released Guarantor shall again become a Guarantor, be released from its obligations under the Guaranty; provided that the foregoing shall not apply to any release pursuant to Section 10.4(c).

(c) Upon the occurrence of the Cross-Collateral Release Date or the consummation of the Merger, the Liens of the Collateral Agent in the Collateral (other than the Spinco Assets) securing the Third Lien Obligations shall automatically be released and the Guaranty of each Guarantor (excluding each Subsidiary of Issuer that is a Guarantor) shall automatically be released. Upon receipt by Collateral Agent of an Officer’s Certificate of Acquiror certifying that the Acquiror has exercised the Acquiror Call Right and that all conditions precedent contained in the Acquiror Call Right Agreement have been fulfilled or that the Merger has been consummated, as applicable, the Collateral Agent shall execute and deliver, at Acquiror’s expense and without representation, warranty or recourse, such documentation evidencing the release of the security interests granted by each Guarantor (excluding each Subsidiary of Issuer that is a Guarantor) in the Collateral and the Guaranty of each Guarantor (excluding each Subsidiary of Issuer that is a Guarantor) as may be reasonably prepared and requested by Issuer, Parent or Acquiror. From and after the Cross-Collateral Release Date, Parent and its Subsidiaries (excluding Issuer and its Subsidiaries) shall be released from their obligations under this Agreement and the other Note Documents and thereafter, Issuer and its Subsidiaries shall be solely responsible for the payment and performance of the obligations under this Agreement and the other Note Documents.

10.5 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Note Document, the interest paid or agreed to be paid under the Note Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If any Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Principal Amount of the Notes, or, if it exceeds such unpaid Principal Amount, refunded to Issuer. In determining whether the interest contracted for, charged, or received by any Holder exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Notes hereunder.

10.6 Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.7 Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.8 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.9 Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ISSUER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND

DELIVERING THIS AGREEMENT, ISSUER AND EACH OF THE GUARANTORS, EACH FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ISSUER OR GUARANTOR, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1;

(IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ISSUER AND THE GUARANTORS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V) AGREES THAT HOLDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ISSUER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI) AGREES THAT THE PROVISIONS OF THIS SECTION 10.9 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.10 Waiver of Jury Trial.

ISSUER, THE GUARANTORS AND THE HOLDERS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Issuer, the Guarantors and the Holders each acknowledge that this waiver is a material inducement for Issuer, the Guarantors and the Holders to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Issuer, the Guarantors and the Holders further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.10 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.11 Survival of Warranties and Certain Agreements.

All agreements, representations and warranties made herein or in any Note Document shall survive the execution and delivery of this Agreement and the execution and delivery of the Securities hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Issuer and the Guarantors set forth in Sections 1.5, 1.6 and 1.8 shall survive repayment of the Notes and termination of this Agreement; provided that, subject to the payment of the Parent Expenses in accordance with the last paragraph of Section 1.5, any indemnity or expense obligation of Parent and its Subsidiaries (other than Issuer and its Subsidiaries, which shall continue to be liable in accordance with the terms of this Agreement) under this Agreement shall terminate on the earlier of (i) the Cross-Collateral Release Date and (ii) the redemption of the Notes pursuant to Section 8.1(a).

10.12 Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of any Holder or Collateral Agent in the exercise of any power, right or privilege hereunder or under any Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the other Note Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.

10.13 Independence of Covenants.

Except as otherwise expressly stated in a covenant herein, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

10.14 Marshalling; Payments Set Aside.

No Holder or Collateral Agent shall be under any obligation to marshal any assets in favor of Issuer, any Guarantor or any other party or against or in payment of any or all of the obligations. To the extent that Issuer or any Guarantor makes a payment or payments to any Holder (or to the Collateral Agent for the benefit of Holders), or any Holder or Collateral Agent enforces any security interests or exercises their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.15 Set-Off.

In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and each Holder is hereby authorized by Issuer and the Guarantors at any time or from time to time, without notice to Issuer, any Guarantor or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by the Collateral Agent or that Holder to or for the credit or the account of Issuer or any Guarantor against and on account of the obligations and liabilities of Issuer or any Guarantor to the Collateral Agent or that Holder under this Agreement and the other Note Documents, including all claims of any nature or description arising out of or connection with this Agreement or any other Note Document, irrespective of whether or not (i) the Collateral Agent or that Holder shall have made any demand hereunder or (ii) the Principal Amount of or the interest on the Notes or any other amounts due hereunder shall have become due and payable pursuant to Article VI.

10.16 Classification of Transaction.

Notwithstanding anything to the contrary herein contained, the Holders, by entering into this Agreement or by any action pursuant hereto, will not be, and none of Issuer, any Guarantor or any Holder intends any Holder to be, deemed a partner or joint venturer with Issuer or any Guarantor.

10.17 Exculpation.

Issuer and the Guarantors acknowledge that neither the Collateral Agent nor any of its affiliated entities, nor the partners of any Holder nor any investment manager or adviser to any Holder, any investor or participant in the partners of any Holders, nor any of their respective officers, directors, employees, partners, members or shareholders, assume any personal liability for any of the obligations under the Note Documents. The Collateral Agent shall be entitled to all the same rights, privileges, protections, immunities and indemnities in this Agreement as are contained in the Collateral Agency Agreement, the Intercreditor Agreement and the other Note Documents, all of which are incorporated herein mutatis mutandis, in addition to any such rights, privileges, protections, immunities and indemnities contained herein. In the administration of this Agreement and performance of its powers hereunder, the Collateral Agent shall not be required to act hereunder unless it shall have received appropriate direction from the applicable Holders of Notes, as provided in the Collateral Agency Agreement, the Intercreditor Agreement and the other Note Documents.

10.18 Entire Agreement.

The Note Documents and the Notes are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The Note Documents supersede all prior agreements and understandings between the parties with respect to such subject matter. Nothing in any of the Note Documents or the Notes shall confer upon any other Person other than the parties hereto any right, remedy or claim under this Agreement.

10.19 Severability.

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Holders’ rights and privileges shall be enforceable to the fullest extent permitted by law.

10.20 Confidentiality.

(a) Each Holder and the Collateral Agent shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Holder’s and Collateral Agent’s customary procedures for handling confidential information of this nature, it being understood and agreed by Issuer that in any event a Holder or the Collateral Agent may make disclosures (1) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, auditors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (2) to the extent requested by any Governmental Authority, (3) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement or the other Note Documents, (5) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section 10.20, to any assignees of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (7) with the consent of Issuer, (8) to the extent such information (i) is or becomes publicly available other than as a result of a breach of this Section 10.20 or (ii) becomes available to Collateral Agent or any Holder on a nonconfidential basis from a source other than Issuer, (9) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Holder’s, the Collateral Agent’s or their respective Affiliates’ investment portfolio in connection with ratings issued with respect to such Holder or its Affiliates, or (10) to the Federal Reserve supervisory staff; provided that, unless specifically prohibited by Applicable Law or court order, each Holder and the Collateral Agent shall promptly notify Issuer (it being understood that such notice is not permitted by the Federal Reserve without its prior approval) of any request by any Governmental Authority or representative thereof (other than any such request in connection with any audit, regulatory examination or examination of the financial condition of such Holder or the Collateral Agent by such Governmental Authority) for disclosure of any such non-public information; and provided, further that in no event shall any Holder or the Collateral Agent be obligated or required to return any materials furnished by Parent or any of its Subsidiaries. In addition, the Collateral Agent and the Holders may disclose the existence of the Note Documents and information about the Note Documents to market data collectors, similar service providers to the lending industry, and service providers to Collateral Agent and Holders.

(b) No Holder shall be in possession of any material, nonpublic information received from Parent, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the filings made by Parent with the SEC in compliance with Regulation FD unless such Holder (i) has been provided with an opportunity to decline receipt of such information and (ii) has affirmatively agreed to receive such information. For the purposes of this paragraph, material, nonpublic information shall not include any information which such Holder obtains or is privy to because such Holder has representation (direct or indirect) on Parent’s Board of Directors.

10.21 Ratable Sharing.

Subject to the terms of the Intercreditor Agreement, the Holders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a payment or prepayment of the Notes made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Note Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Holder hereunder or under the other Note Documents (collectively, the “Aggregate Amounts Due” to such Holder) that is greater than the proportion received by any other Holder in respect of the Aggregate Amounts Due to such other Holder, then the Holder receiving such proportionately greater payment shall, unless such proportionately greater payment is required by the terms of this Agreement, (i) notify the Collateral Agent and each other Holder of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Holders so that all such recoveries of Aggregate Amounts Due shall be shared by all Holders in proportion to the Aggregate Amounts Due to them; provided that (A) if all or part of such proportionately greater payment received by such purchasing Holder is thereafter recovered from such Holder upon the bankruptcy or reorganization of Parent or its Subsidiaries or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Holder ratably to the extent of such recovery, but without interest and (B) the foregoing provisions shall not apply to (1) any payment made by Issuer pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Holder as consideration for the assignment or transfer (other than an assignment or transfer pursuant to this Section 10.21) of its Note(s) pursuant to Section 10.2. Issuer expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Holder as to such assignment as fully as if that Holder had complied with the provisions of Section 10.2 with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Holder and each selling Holder agree to comply with the provisions of Section 10.2 at the request of a selling Holder or a purchasing Holder.

10.22 Independent Nature of Holders’ Obligations and Rights.

The obligations of each Holder under any Note Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under any Note Document. Nothing contained herein or in any other Note Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Note Documents. Each Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Note Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

10.23 Intercreditor Agreement.

Notwithstanding any provision to the contrary in this Agreement or any Note issued hereunder, this Agreement and all Notes issued hereunder shall be subject in all respects to the provisions of the Intercreditor Agreement. Each Purchaser and each subsequent Holder hereunder (i) acknowledges that it has received a copy of each of the Intercreditor Agreement; (ii) consents to the payment subordination and subordination of Liens provided for in the Intercreditor Agreement; (iii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement; and (iv) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as Collateral Agent and on behalf of such Purchaser or Holder, as the case may be. Each Purchaser and each subsequent Holder hereunder hereby (i) acknowledges that Wilmington Trust is acting under the Intercreditor Agreement and the documents referred to therein in multiple capacities and for multiple parties, including the First Lien Note Holders, the Second Lien Note Holders and the Third Lien Note Holders (each as defined in the Intercreditor Agreement) and (ii) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Wilmington Trust any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

10.24 Third Party Beneficiaries.

The provisions of Section 10.23 are intended as an inducement to the First Lien Noteholders to extend credit to the Company under the First Lien Notes and other First Lien Documents, and the Second Lien Noteholders to extend credit to the Company under the Second Lien Notes and other Second Lien Documents, to extend credit to the Company under the Parent Third Lien Notes and other Parent Third Lien Documents, and such First Lien Noteholders, Second Lien Noteholders and Parent Third Lien Noteholders are intended third party beneficiaries of such provisions.

10.25 Rules of Construction.

The definitions used herein shall apply equally to the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, restated, supplemented or otherwise modified, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Note Documents, the First Lien Documents, the Second Lien Documents and the Parent Third Lien Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto.

10.26 Amendment and Restatement.

On the date of this Agreement, subject to Section 2.1, (a) Parent shall assign to Issuer the Assigned and Assumed Obligations, (b) Issuer shall assume the Assigned and Assumed Obligations, and (c) the Assigned and Assumed Obligations shall be evidenced by the Notes under this Agreement. The parties acknowledge and agree that this Agreement and the other Note Documents do not constitute a novation, payment and reborrowing or termination of the Assigned and Assumed Obligations and that the Assigned and Assumed Obligations are in all respects continued and outstanding as obligations under the Notes and this Agreement except to the extent such obligations are modified from and after the date of this Agreement as provided in the Notes, this Agreement and the other Note Documents. Notwithstanding anything herein to the contrary, the obligations under the Original Notes and the Original Exchange Agreement that do not constitute Assigned and Assumed Obligations shall remain in full force and effect in accordance with the Parent Third Lien Notes and the other Parent Third Lien Documents.

10.27 Guarantor Affirmation.

(a) Each Guarantor consents to the execution, delivery and performance by Issuer, the Company, Parent, and the other Guarantors of this Agreement, the Notes, and the documents and instruments executed in connection therewith, as well as all other amendments and modifications hereto and thereto.

(b) Each Guarantor hereby acknowledges that the Guaranty and each of the Collateral Documents to which such Guarantor is party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. The Guaranty and each of the Collateral Documents to which such Guarantor is party are and shall remain in full force and effect with respect to all obligations hereunder and thereunder as modified by the Agreement. Each Guarantor confirms that no Guarantor has any defenses against its obligations under the Guaranty or any Collateral Document.

(c) Each Guarantor represents and warrants that all representations and warranties contained in the Guaranty and each of the Collateral Documents to which such Guarantor is party are true and correct in all material respects as of the date of this Agreement to the same extent as though made on and as of this date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(d) Each Guarantor acknowledges and agrees that (i) no Guarantor is required by the terms of the Original Exchange Agreement, the Original Notes, the Guaranty or any Collateral Document, or any other document executed in connection therewith to consent to the amendment and restatement of the Original Exchange Agreement or the Original Notes and (ii) nothing in this Agreement, the Original Exchange Agreement, the Original Notes, the Guaranty or any Collateral Document or any other document executed in connection therewith shall be deemed to require the consent of such Guarantor to any future amendments to this Agreement or the Notes.

10.28 Forbearance Agreement.

Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Collateral Agent or any Holder hereunder is subject to the provisions of the Forbearance Agreement. In the event of any conflict between the terms of the Forbearance Agreement and this Agreement, the terms of the Forbearance Agreement shall govern and control. For the avoidance of doubt, an Event of Default described in Section 6.1(p) is a Covered Default (as defined in the Forbearance Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ISSUER:	NEXTWAVE HOLDCO LLC

	By:	/s/ Francis J. Harding
		Name:	Francis J. Harding
		Title:	Treasurer

GUARANTORS:	NEXTWAVE WIRELESS INC.

	By:	/s/ Francis J. Harding
		Name:	Francis J. Harding
		Title:	Executive Vice President and Chief Financial Officer

NEXTWAVE WIRELESS LLC
NEXTWAVE BROADBAND INC.
NW SPECTRUM CO.
AWS WIRELESS INC.
WCS WIRELESS LICENSE SUBSIDIARY, LLC
NEXTWAVE METROPOLITAN INC.

	By:	/s/ Francis J. Harding
		Name:	Francis J. Harding
		Title:	Authorized Signatory

COLLATERAL AGENT:	WILMINGTON TRUST, NATIONAL ASSOCIATION
as Collateral Agent

	By:	/s/ Renee Kuhl
Name: Renee Kuhl
Title: Vice President

Address:	Wilmington Trust, N.A.
50 South Sixth St. Suite 1290
Minneapolis, MN 55402
Facsimile:	(612) 217-5651
Attention:	Nicholas Tally
Alecia Andersen

PURCHASERS:

AVENUE INVESTMENTS, L.P
By:	Avenue Partners, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Address:	Avenue Capital Group
535 Madison Avenue
14th Floor
New York, NY 10022
Tel: (212) 878-3568
Email: rsymington@avenuecapital.com; bmulhern@avenuecapital;
Attn: Robert Symington
Brian Mulhern
Esther Posner

Initial Bank Account:	JP Morgan Chase Bank
ABA #: 021-000-021
FBO: Citigroup Global Markets, Inc.
Acct: 066-645-646
F/F/C: Avenue Omnibus Account, LLC
Acct #: 522-43316
Attn: Prime Broker Group

AVENUE SPECIAL SITUATIONS FUND IV, L.P
By:	Avenue Capital Partners IV, LLC, its General Partner
By:	GL Partners IV, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Address:	Avenue Capital Group
535 Madison Avenue
14th Floor
New York, NY 10022
Tel: (212) 878-3568
Email: rsymington@avenuecapital.com; bmulhern@avenuecapital
Attn: Robert Symington
Brian Mulhern
Esther Posner

Initial Bank Account:	JP Morgan Chase Bank
ABA #: 021-000-021
FBO: Citigroup Global Markets, Inc.
Acct: 066-645-646
F/F/C: Avenue Omnibus Account, LLC
Acct #: 522-43316
Attn: Prime Broker Group

S-1

AVENUE CDP GLOBAL OPPORTUNITIES FUND, L.P.
By:	Avenue Global Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Address:	Avenue Capital Group
535 Madison Avenue
14th Floor
New York, NY 10022
Tel: (212) 878-3568
Email: rsymington@avenuecapital.com; bmulhern@avenuecapital
Attn: Robert Symington
Brian Mulhern
Esther Posner

Initial Bank Account:	JP Morgan Chase Bank
ABA #: 021-000-021
FBO: Citigroup Global Markets, Inc.
Acct: 066-645-646
F/F/C: Avenue Omnibus Account, LLC
Acct #: 522-43316
Attn: Prime Broker Group

S-1

AVENUE INTERNATIONAL MASTER L.P.
By:	Avenue International Master Fund GenPar, Ltd., its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Address:	Avenue Capital Group
535 Madison Avenue
14th Floor
New York, NY 10022
Tel: (212) 878-3568
Email: rsymington@avenuecapital.com; bmulhern@avenuecapital
Attn: Robert Symington
Brian Mulhern
Esther Posner

Initial Bank Account:	JP Morgan Chase Bank
ABA #: 021-000-021
FBO: Citigroup Global Markets, Inc.
Acct: 066-645-646
F/F/C: Avenue Omnibus Account, LLC
Acct #: 522-43316
Attn: Prime Broker Group

S-1

SOLA LTD

By:	Solus Alternative Asset Management LP
Its: Investment Advisor

By:	/s/ Christopher Pucillo
Name: Christopher Pucillo
Title: CEO

Address:	Solus Alternative Asset Management LP
430 Park Avenue, 9th Floor
New York, New York 10022
Phone: 212-284-4300
Fax: 212-284-4338

Initial Bank Account:

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	Solus Alternative Asset Management LP
Its: Investment Advisor

By:	/s/ Christopher Pucillo
Name: Christopher Pucillo
Title: CEO

Address:	Solus Alternative Asset Management LP
430 Park Avenue, 9th Floor
New York, New York 10022
Phone: 212-284-4300
Fax: 212-284-4338

Initial Bank Account:

S-1

MARIN-FINN LIVING TRUST QTIP TRUST UAD 07/04/01

By:	/s/ Kevin Finn
Name: Kevin Finn
Title: Trustee

Address:

Initial Bank Account:

S-1

ALDEN GLOBAL DISTRESSED OPPORTUNITIES MASTER FUND, L.P.
By:	Alden Global Capital Limited, its investment adviser,
By:	Alden Global Capital LLC, its sub-adviser

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

Address:

Initial Bank Account:

ALDEN GLOBAL VALUE RECOVERY MASTER FUND, L.P.
By:	Alden Global Capital Limited, its investment adviser,
By:	Alden Global Capital LLC, its sub-adviser

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

Address:

Initial Bank Account:

S-1

/s/ Douglas F. Manchester
Douglas F. Manchester

Address:

Initial Bank Account:

S-1

NAVATION INC.

By:	/s/ Allen Salmasi
Name: Allen Salmasi
Title: Chief Executive Officer

Address:

Navation, Inc.
c/o Mr. Alain Tripod
15, rue Général-Dufour
Case Postale 5556
CH1211 Genéve 11,
Switzerland
Telephone: (212) 535-6005
Fax: (212) 535-6001
asalmasi@neuronstar.com

with notice also to:

Seyfarth Shaw LLP c/o Stanley Bloch
620 Eighth Avenue
New York, NY 10018-1405
Telephone: (212) 218-5561
Fax: (917) 344-1216
sbloch@seyfarth.com

Initial Bank Account:

WELLS FARGO BANK,
420 Montgomery Street,
San Francisco, CA 94104
ABA: 121000248
Account Name: Navation Inc.
Account No.: 4189-5178

Contact: James Friedlan at Wells Fargo - 800-944-3577

S-1

POLYGON RECOVERY FUND L.P.

By: Polygon Global Partners LLP, its investment manager

By:	/s/ Reade Griffith
Name:	Reade Griffith
Title:	Principal

Address:

Initial Bank Account:

S-1

S-1	PURCHASE AGREEMENT

EXHIBIT A

[FORM OF NOTE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUEST AN OPINION OF LEGAL COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER THAT ANY SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OR ENCUMBRANCE IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, IF SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR ENCUMBRANCE IS NOT PURSUANT TO RULE 144, RULE 144A OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

REFERENCE IS MADE TO THE AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED THE DATE HEREOF (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG PARENT, COMPANY, ISSUER, THEIR SUBSIDIARIES PARTY THERETO, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS FIRST LIEN COLLATERAL AGENT (AS DEFINED THEREIN), WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN), AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS THIRD LIEN COLLATERAL AGENT (AS DEFINED THEREIN). EACH NOTE HOLDER HEREUNDER (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AGREEMENT, (B) CONSENTS TO THE PAYMENT AND LIEN SUBORDINATION PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (C) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (D) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH NOTE HOLDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE NOTE HOLDERS UNDER THE FIRST LIEN PURCHASE AGREEMENT AND THE NOTE HOLDERS UNDER THE SECOND LIEN PURCHASE AGREEMENT TO EXTEND CREDIT TO PARENT AND SUCH NOTE HOLDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS NOTE, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

THE NOTE HOLDER IS ALSO ADVISED THAT THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT DATED AUGUST 1, 2012, BY AND AMONG AT&T, INC., WILMINGTON TRUST, NATIONAL ASSOCIATION, AS NOTEHOLDER REPRESENTATIVE, AND THE ORIGINAL HOLDERS PARTY THERETO FOR SO LONG AS SUCH AGREEMENT IS IN EFFECT.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE, THE HOLDER OF THIS NOTE SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF NEXTWAVE WIRELESS INC. AT 12264 EL CAMINO REAL, SUITE 305, SAN DIEGO, CA 92130, WHO WILL PROMPTLY MAKE SUCH INFORMATION AVAILABLE.

Exhibit A-1

NextWave HoldCo LLC

[DATE]

SPINCO THIRD LIEN

SUBORDINATED SECURED NOTE DUE 2013

No: [ ]	ORIGINAL PRINCIPAL AMOUNT (“STATED VALUE”)
U.S. $[ ]

NextWave HoldCo LLC, a Delaware limited liability company (and its permitted successors and assigns, “Issuer”), for value received, promises to pay to [            ], or its permitted assigns, on the 28th day of February 2013, the Principal Amount of this Note, plus accrued and unpaid interest hereon to such date of payment. For so long as any of the First Lien Obligations or the Second Lien Obligations (including any refinancing or replacement of the First Lien Obligations or the Second Lien Obligations) are outstanding, in lieu of the cash payment of interest, the Principal Amount of this Note shall be increased on a daily basis by the PIK Amount; provided that the PIK Amount shall compound on each Interest Payment Date, commencing with the first Interest Payment Date following the date hereof. On and after the date on which the First Lien Obligations and the Second Lien Obligations (including any refinancing or replacement of the First Lien Obligations or Second Lien Obligations) are satisfied in full, at Issuer’s option, either (i) the Principal Amount of this Note shall continue to be increased on a daily basis by the PIK Amount in lieu of the cash payment of interest, as provided above, or (ii) interest shall accrue at the Applicable Interest Rate on the then outstanding Principal Amount of this Note, and shall be paid in cash, quarterly in arrears, on each Interest Payment Date commencing with the first Interest Payment Date following the date on which the First Lien Obligations and the Second Lien Obligations (including any refinancing or replacement of the First Lien Obligations or Second Lien Obligations) are satisfied in full, and continuing until all principal, premium (if any), interest and fees and other amounts due hereunder are paid in full. Interest shall be calculated based upon a twelve-month year consisting of 30-day months. As of the date of this Note, the Principal Amount is composed of original principal in the amount of $[        ] and accrued interest through August 15, 2012 of $[        ].

This Note is a duly authorized issue of Spinco Third Lien Subordinated Secured Notes of Issuer, designated as “Spinco Third Lien Subordinated Secured Notes due 2013” (the “Notes”), in the original aggregate principal amount of U.S. $436,887,512 issued under the Amended and Restated Spinco Third Lien Subordinated Exchange Agreement, dated as of August 16, 2012, by and among Issuer, the guarantors named therein (the “Guarantors”), the Holders named therein, and Wilmington Trust, National Association, as Collateral Agent (as amended, restated, modified or supplemented from time to time, the “Exchange Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Exchange Agreement. This Note shall at all times be secured by the Collateral Documents,

Exhibit A-2

guarantied by the Guarantors pursuant to the Guaranty, and subject to the terms and conditions of the Exchange Agreement.

Issuer shall treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes. The Principal Amount, premium, if any, and interest on this Note is payable when due in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts in the manner set forth in the Exchange Agreement.

The Holder’s determination of the Principal Amount of this Note shall be conclusive and binding, absent manifest error.

1.	[RESERVED].

2.	[RESERVED].

3.	Asset Sales, etc.

This Note is subject to mandatory redemption in connection with certain Asset Sales and other transactions as provided in Section 5.14, Section 5.15 and Section 8.1 of the Exchange Agreement.

4.	[RESERVED].

5.	Guaranty.

Pursuant to the Guaranty, each Guarantor has unconditionally guarantied the payment of all obligations of Issuer under the Notes.

6.	Collateral Documents.

Pursuant to the Collateral Documents, Issuer has secured its obligations under the Note and the Note Documents and each Guarantor has secured its obligations under the Guaranty by granting to the Holders, a Third Priority Lien on substantially all of their right, title and interest in and to the “Collateral” (as defined in the Security Agreement); provided that if no First Lien Obligations are outstanding, such Lien shall have priority over all other Liens in and to such Collateral (other than any Second Priority Liens, any Third Priority Liens securing Parent Third Lien Obligations and any Permitted Liens); and provided further that if no First Lien Obligations or Second Lien Obligations are outstanding, such Lien shall have priority over all other Liens in and to such Collateral (other than any Third Priority Liens securing Parent Third Lien Obligations which Liens shall, prior to the Cross-Collateral Release Date, be pari passu with the Third Priority Liens securing the Third Lien Obligations hereunder and any Permitted Liens). The Collateral shall be held by the Collateral Agent for the benefit of the Holders pursuant to the terms of the Collateral Agency Agreement.

7.	Exchange Agreement.

Exhibit A-3

Issuer issued this Note under the Exchange Agreement. The terms of this Note include those stated in the Exchange Agreement, including, without limitation, the provisions in the Exchange Agreement respecting covenants, Events of Default and remedies.

8.	Modification of Notes.

The Notes may be modified as provided in Section 10.3 of the Exchange Agreement.

9.	Transfer.

This Note is subject to certain transfer restrictions as set forth in the Exchange Agreement.

10.	Non-Waiver.

No course of dealing between Issuer and the Holder of this Note or any delay or failure on the part of the Holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any Holder hereof, except to the extent expressly waived in writing by the Holder hereof.

11.	Intercreditor Agreement.

Notwithstanding any provision to the contrary in this Note or the Exchange Agreement, this Note shall be subject in all respects to the provisions of the Intercreditor Agreement. As a condition to any Person becoming a Holder of this Note, such Person shall execute and deliver an Assumption Agreement.

12.	Governing Law.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

13.	Successors and Assigns.

All of the covenants, promises and agreements in this Note shall bind Issuer’s successors and assigns, whether so expressed or not.

14.	Headings.

The headings of the sections and paragraphs of this Note are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

15.	Forbearance Agreement.

Exhibit A-4

Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Holder of this Note is subject to the provisions of the Forbearance Agreement. In the event of any conflict between the terms of the Forbearance Agreement and this Note, the terms of the Forbearance Agreement shall govern and control.

[Signature Page to Follow]

Exhibit A-5

IN WITNESS WHEREOF, Issuer has caused this Note to be signed in its name by a duly authorized officer and to be dated as of the day and year first above written.

NextWave Holdco LLC

By:
Name:
Title:

Exhibit A-6

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF OPINION OF COMPANY COUNSEL

[See Attached]

EXHIBIT D

TAX MATTERS CERTIFICATE

[See Attached]

EXHIBIT E

FORM OF COLLATERAL AGENCY AGREEMENT

[See Attached]

EXHIBIT F

FORM OF GUARANTY

[See Attached]

EXHIBIT G

FORM OF SECURITY AGREEMENT

[See Attached]

EXHIBIT H

FORM OF INTERCREDITOR AGREEMENT

[See Attached]

EXHIBIT I

FORM OF ASSUMPTION AGREEMENT

[See Attached]

EXHIBIT J

[RESERVED]

EXHIBIT K

FORM OF FIRST LIEN PURCHASE AGREEMENT

[See Attached]

EXHIBIT L

FORM OF SECOND LIEN PURCHASE AGREEMENT

[See Attached]

EXHIBIT M

FORM OF PARENT THIRD LIEN EXCHANGE AGREEMENT

[See Attached]

EXHIBIT N

FORM OF MORTGAGE

[See Attached]

EXHIBIT O

FORM OF HOLDER CALL RIGHT AGREEMENT

[See Attached]

EXHIBIT P

FORM OF FORBEARANCE ACKNOWLEDGMENT

[See Attached]